     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 19, 2006
                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

   CITIGROUP FUNDING INC.                                            DELAWARE                42-1658283
   CITIGROUP INC.                                                    DELAWARE                52-1568099
   SAFETY FIRST TRUST SERIES 2006-1                                  DELAWARE                42-6664144
   SAFETY FIRST TRUST SERIES 2006-2                                  DELAWARE                42-6664145
   SAFETY FIRST TRUST SERIES 2006-3                                  DELAWARE                42-6664146
   SAFETY FIRST TRUST SERIES 2006-4                                  DELAWARE                42-6664147
   SAFETY FIRST TRUST SERIES 2006-5                                  DELAWARE                42-6664148
   SAFETY FIRST TRUST SERIES 2006-6                                  DELAWARE                42-6664149
   SAFETY FIRST TRUST SERIES 2006-7                                  DELAWARE                42-6664150
   SAFETY FIRST TRUST SERIES 2006-8                                  DELAWARE                42-6664151
   SAFETY FIRST TRUST SERIES 2006-9                                  DELAWARE                42-6664152
   SAFETY FIRST TRUST SERIES 2006-10                                 DELAWARE                42-6664153
   (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)            (STATE OR OTHER          (I.R.S. EMPLOYER
                                                                 JURISDICTION OF       IDENTIFICATION NUMBER)
                                                                 INCORPORATION OR
                                                                  ORGANIZATION)

                                399 PARK AVENUE
                            NEW YORK, NEW YORK 10043
                                 (212) 559-1000

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                            MICHAEL S. ZUCKERT, ESQ.
                  GENERAL COUNSEL, FINANCE AND CAPITAL MARKETS
                                 CITIGROUP INC.
                                399 PARK AVENUE
                            NEW YORK, NEW YORK 10043
                                 (212) 559-1000

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                    COPY TO:

                             JEFFREY D. KARPF, ESQ.
                      CLEARY GOTTLIEB STEEN & HAMILTON LLP
                               ONE LIBERTY PLAZA
                            NEW YORK, NEW YORK 10006
                                 (212) 225-2000
                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: At such time (from time to time) after the effective date of this Registration Statement as agreed upon by Citigroup Funding Inc. and the Underwriters in light of market conditions.
                            ------------------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
                            ------------------------
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
                            ------------------------
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------
    If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [X]
                            ------------------------
    If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]
                            ------------------------
                                               (continued on the following page)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
     TITLE OF EACH CLASS OF       AMOUNT TO BE REGISTERED/PROPOSED MAXIMUM OFFERING PRICE PER        AMOUNT OF
  SECURITIES TO BE REGISTERED         UNIT/PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)(2)      REGISTRATION FEE(1)
--------------------------------------------------------------------------------------------------------------------
Principal-Protected Trust
  Certificates (the
  "Certificates") of the
  Trusts........................                                                                         $0
--------------------------------------------------------------------------------------------------------------------
Guarantees of Citigroup Funding
  Inc. with respect to the
  Certificates of the
  Trusts(3).....................                                                                         $0
--------------------------------------------------------------------------------------------------------------------
Guarantees of Citigroup
  Inc.(4).......................                                                                         $0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

(1) An unspecified aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rule 456(b) and Rule 457(r), the Registrants are deferring payment of all of the registration fee. In connection with the securities offered hereby, the Registrants will pay "pay-as-you-go registration fees" in accordance with Rule 456(b).

(2) Includes an indeterminate number of the Certificates and guarantees of the Certificates by Citigroup Funding Inc. and Citigroup Inc. that may be offered or sold by affiliates of the Registrants in market-making transactions.

(3) Includes the rights of holders of the Certificates under any guarantees and certain back-up undertakings, comprised of the obligations of Citigroup Funding Inc. to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of, each Trust (other than with respect to the Certificates) and such obligations of Citigroup Funding Inc. as set forth in the amended and restated declaration of trust of each Trust, in each case as further described in the Registration Statement. No separate consideration will be received for any guarantees or such back-up obligations.

(4) No separate consideration will be received for the Citigroup Inc.
    guarantees.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS AND PRICING SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THIS PROSPECTUS AND PRICING SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED           , 2006

                                                   TRUST CERTIFICATES PROSPECTUS
        MEDIUM-TERM NOTES, SERIES D PRICING SUPPLEMENT NO. 2006-MTNDD[  ], DATED
                                                                          , 2006
INDEX WARRANTS, SERIES W-A PRICING SUPPLEMENT NO. 2006-[  ], DATED        , 2006

                       SAFETY FIRST TRUST SERIES [2006-1]
                     PRINCIPAL-PROTECTED TRUST CERTIFICATES
                        BASED UPON THE S&P 500(R) INDEX
                              DUE ON
                             $10.00 PER CERTIFICATE
              PAYMENTS DUE FROM SAFETY FIRST TRUST SERIES [2006-1]
                      GUARANTEED BY CITIGROUP FUNDING INC.

                    PAYMENTS DUE FROM CITIGROUP FUNDING INC.
                          GUARANTEED BY CITIGROUP INC.

- We will not make any payments on the certificates prior to maturity.

- The certificates will mature on          , 2010. You will receive at maturity
  for each certificate you hold an amount in cash equal to $10 plus a supplemental distribution amount, which may be positive or zero.

- The supplemental distribution amount will be based on the percentage change of the S&P 500 Index during the term of the certificates. The supplemental distribution amount for each certificate will equal the product of (a) $10,
  (b) the percentage change in the S&P 500 Index and (c) the participation rate (which is expected to be approximately 83%), provided that the supplemental distribution amount will not be less than zero.

- The certificates are preferred securities of Safety First Trust Series [2006-1]. The assets of the trust will consist of Citigroup Funding's equity index participation securities and equity index warrants.

  - The equity index participation securities will mature on          , 2010. At
    maturity, each security will pay an amount equal to $10 plus a supplemental return amount, which could be positive, zero or negative. If the S&P 500 Index increases, the supplemental return amount for each security will equal the product of (a) $10, (b) the percentage increase in the index and (c) the participation rate. If the S&P 500 Index decreases or does not change, the supplemental return amount for each security will equal the product of (a) $10 and (b) the percentage decrease in the index.

  - The equity index warrants will be automatically exercised on          ,
    2010. If the S&P 500 Index increases or does not change, the warrants will pay zero. If the S&P 500 Index decreases, the warrants will pay a positive amount equal to the product of (a) $10 and (b) the percentage decrease in the S&P 500 Index.

- Exchange Right: You will have the right to exchange, at any time, each $10 principal amount of certificates you then hold for one equity index participation security with a $10 face amount and one equity index warrant with a $10 notional amount. The securities and warrants will be separately transferable by you after you exercise your exchange right. If you choose to exercise your exchange right and hold only the securities or only the warrants, you will lose the benefit of principal protection at maturity.

- We will apply to list the certificates on the American Stock Exchange under
  the symbol "    ."

     INVESTING IN THE CERTIFICATES, SECURITIES OR WARRANTS INVOLVES A NUMBER OF RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 10.

    "STANDARD & POOR'S(R)," "STANDARD & POOR'S 500(R)," "S&P 500(R)" AND "S&P(R)" ARE TRADEMARKS OF THE MCGRAW-HILL COMPANIES, INC. AND HAVE BEEN LICENSED FOR USE BY CITIGROUP FUNDING INC. NONE OF THE CERTIFICATES, THE SECURITIES OR THE WARRANTS ARE SPONSORED, ENDORSED, SOLD OR PROMOTED BY STANDARD & POOR'S OR THE MCGRAW-HILL COMPANIES, INC. STANDARD & POOR'S AND THE MCGRAW-HILL COMPANIES, INC. MAKE NO REPRESENTATION REGARDING THE ADVISABILITY OF INVESTING IN THE CERTIFICATES, THE SECURITIES OR THE WARRANTS.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the certificates, the securities or the warrants or determined that this prospectus and pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                                                                  PER
                                                              CERTIFICATE      TOTAL
                                                              -----------    ----------
Public Offering Price.......................................    $10.00*      $
Underwriting Discount (to be paid by Citigroup Funding
  Inc.).....................................................    $            $
Proceeds to Safety First Trust Series [2006-1]..............    $            $

---------------

* $         for the purchase of the equity index participation securities and
  $         for the purchase of the equity index warrants.

     Citigroup Global Market Inc. expects to deliver the certificates to
purchasers on or about           , 2006.

--------------------------------------------------------------------------------------------------------
  Investment Products         Not FDIC Insured            May Lose Value           No Bank Guarantee
--------------------------------------------------------------------------------------------------------

                                   CITIGROUP
          , 2006

                           SUMMARY INFORMATION -- Q&A

     This prospectus and pricing supplement, which we refer to as the offering document, constitutes a prospectus relating to the Principal-Protected Trust Certificates of Safety First Trust Series [2006-1], a medium-term note pricing supplement relating to the equity index participation securities of Citigroup Funding Inc. and an index warrant pricing supplement relating to the equity index warrants of Citigroup Funding Inc. Citigroup Funding Inc. and Citigroup Inc. have previously filed a registration statement (File Nos. 333-132370 & 333-132370-01) and prospectus supplements relating to the equity index participation securities and the equity index warrants.

                                THE CERTIFICATES

WHAT IS SAFETY FIRST TRUST SERIES [2006-1]?

     Safety First Trust Series [2006-1] is a Delaware statutory trust. Citigroup Funding Inc. will own all of the common securities of the trust.

     The trust will not engage in any activities except:

     - issuing the certificates and the common securities, which we refer to as, collectively, the trust securities,

     - investing approximately   % to   % of the proceeds of the offering in
       equity index participation securities linked to the S&P 500 Index issued by Citigroup Funding, which we refer to as the securities,

     - investing approximately   % to   % of the proceeds of the offering in
       equity index warrants linked to the S&P 500 Index issued by Citigroup Funding, which we refer to as the warrants, and

     - activities incidental to the above.

     The trust will not issue any securities except the trust securities, which
are limited to         certificates and 100 common securities, each in
denominations of $10.

     The trust will be managed by trustees elected by Citigroup Funding, as the holder of the common securities. The holders of the certificates have no right to elect or remove trustees. Citigroup Funding will pay all costs, expenses, debts and liabilities of the trust, including fees and expenses related to the offering of the certificates, but not including payments under the certificates.

     The address and telephone number of the trust are:

        Safety First Trust Series [2006-1]
        c/o Citigroup Funding Inc.
        399 Park Avenue
        New York, NY 10043
        (212) 559-1000

WHAT ARE THE CERTIFICATES?

     The certificates are preferred undivided interests in the trust. The
certificates mature on           , 2010, but will be subject to acceleration to
an earlier maturity date upon the occurrence of one of the acceleration events described below. If an acceleration event occurs or Citigroup Funding or Citigroup defaults on its guarantee, holders of the certificates will have a preference over holders of the common securities for payments.

     The certificates pay an amount at maturity that will depend on the amount by which (i) the ending value, the closing value of the S&P 500 Index on the third index business day before maturity, exceeds (ii) the starting value, the closing value of the S&P 500 Index on the date on which the certificates are priced for initial sale to the public (which we refer to as the pricing date), expressed as a percentage. If the ending value is less than or equal to the starting value, the payment you receive at maturity for each certificate you hold will equal $10, the amount of your original investment in the certificate. If the ending value is greater than the starting value, the payment you receive at maturity will be greater than the amount of your original investment in the certificates. In that case, the appreciation on an investment in the certificates is expected to be approximately 83% of the appreciation in the value of the S&P 500 Index because of the participation rate, which is expected to be approximately 83% (to be determined on the pricing date).

     You will have the right to exchange each certificate for a pro rata portion of the assets of the trust, which consist of the securities and the warrants. In order to exercise your exchange right, you will need to follow the procedures described in "Description of the Certificates -- Exchange Right" in this offering document. If you choose to exercise your exchange right and hold only the securities or only the warrants, you will lose the benefit of principal protection at maturity.

WILL I RECEIVE ANY PERIODIC PAYMENTS ON THE CERTIFICATES?

     You will not receive any periodic payments of interest on the certificates or any other payments on the certificates until maturity. In addition, you will not be entitled to receive dividend payments or other distributions, if any, made on the stocks underlying the S&P 500 Index.

WHAT WILL I RECEIVE AT MATURITY OF THE CERTIFICATES?

     The certificates will mature on           , 2010. At maturity, you will
receive for each certificate you hold an amount in cash equal to the sum of $10 and a supplemental distribution amount, which may be positive or zero. The amount payable to you at maturity is dependent upon the closing value of the S&P 500 Index on the valuation date, provided, however, that the payment you receive at maturity will not be less than the amount of your original investment in the certificates. The trust will make the maturity payment with respect to each certificate out of the payments it receives from Citigroup Funding on the securities and the warrants. The ability of the trust to make the maturity payment is entirely dependent on the receipt by the trust of payments under the securities and the warrants. You should refer to the section "Description of the Certificates -- Payment at Maturity" in this offering document.

HOW WILL THE SUPPLEMENTAL DISTRIBUTION AMOUNT BE CALCULATED?

     The supplemental distribution amount will be based on the amount by which the ending value exceeds the starting value, expressed as a percentage, and on the participation rate. The supplemental distribution amount will equal the product of (a) $10, (b) the index return (defined below) and (c) the participation rate, which is expected to be approximately 83% (to be determined on the pricing date). The supplemental distribution amount will not be less than zero.

     The amount payable to you at maturity is dependent upon the performance of the S&P 500 Index during the period after the pricing date up to and including the valuation date. If the S&P 500 Index does not increase during this period, the supplemental distribution amount will be zero and the payment at maturity will equal your original investment in the certificates. If the S&P 500 Index increases during this period, the supplemental distribution amount will be positive and the payment at maturity will be greater than your original investment in the certificates. However, as a result of the participation rate, the certificates will provide less opportunity for appreciation than an investment in an instrument directly linked to the S&P 500 Index.

     For more specific information about the "supplemental distribution amount" and the "index return," and for information on the effect of a market disruption event on the determination of the supplemental distribution amount and the index return, please see "Description of the Certificates -- Supplemental Distribution Amount" in this offering document and "-- How Is the Index Return Defined?" in this section.

HOW IS THE INDEX RETURN DEFINED?

     The index return, which is presented in this offering document as a percentage, will equal the following fraction:

                         Ending Value - Starting Value
                         -----------------------------
                                 Starting Value

     The starting value will be           , the closing value of the S&P 500
Index on the pricing date.

     The ending value will be the closing value of the S&P 500 Index on the valuation date.

     The pricing date means the date on which the certificates are priced for initial sale to the public.

     The valuation date will be the third index business day before the maturity date.

ARE PAYMENTS ON THE CERTIFICATES GUARANTEED?

     The ability of the trust to make the maturity payment on the certificates is entirely dependent on the receipt by the trust of payments under the securities and the warrants, the sole assets of the trust. Citigroup Funding has fully and unconditionally guaranteed the trust's payment obligations under the certificates so that, if for any reason the trust does not make payments to you on the certificates, then Citigroup Funding will make the payments directly to you to the extent that the trust has funds legally available. In addition, Citigroup has fully and unconditionally guaranteed all payments by Citigroup Funding to the same extent and in the same manner as Citigroup Funding has guaranteed the trust's obligations under the certificates. We refer to Citigroup Funding's and Citigroup's guarantees under the certificates as the certificate guarantee. You should refer to the section "Description of the Certificate Guarantee" in this offering document for more information about the Certificate Guarantee. Citigroup has also fully and unconditionally guaranteed Citigroup Funding's payment obligations under each of the securities and the warrants.

WHERE CAN I FIND EXAMPLES OF HYPOTHETICAL MATURITY PAYMENTS?

     For a table setting forth hypothetical maturity payments, see "Description of the Certificates -- Maturity Payment -- Hypothetical Examples" in this offering document.

WHAT WILL I RECEIVE IF I EXERCISE MY EXCHANGE RIGHT?

     If you exercise your exchange right, you will receive a pro rata portion of the assets of the trust, which consist of the securities and the warrants. As a result, you will receive for each $10 principal amount of certificates you then hold one security with a $10 face amount and one warrant with a $10 notional amount. If you hold the securities and warrants together until maturity, you will receive the same maturity payment you would have received under the certificates. However, if you choose to exercise your exchange right and hold only the securities or only the warrants, you will lose the benefit of principal protection at maturity. In this case, the payment you receive at maturity may be different from the maturity payment on the certificates and could be substantially less than the amount of your original investment in the certificates. In order to exercise your exchange right, you will need to follow the procedures described in "Description of the Certificates -- Exchange Right" in this offering document.

WHAT HAPPENS IF I EXERCISE MY EXCHANGE RIGHT?

     If you exercise your exchange right and hold only the securities or only the warrants, you will lose the benefit of principal protection at maturity and your investment will be subject to additional risks. For more information on these additional risks, you should refer to "Risk Factors -- Risks Relating to the Securities" and "-- Risks Relating to the Warrants."

     If you do not exercise your exchange right, any gain that you recognize at maturity or on other disposition of the certificates will be short-term capital gain. You cannot recognize long-term capital gain from your investment in the certificate unless you exercise your exchange right, then dispose of either the securities or the warrants, and then hold the remaining instrument for more than one year after that disposition. For example, if the S&P 500 Index increases in value, you will recognize long-term capital gain only if you exercise your exchange right, dispose of the warrants, and hold the securities for more than one year after disposing of the warrants. As discussed above, however, if you choose to exercise your exchange right and hold only the securities or only the warrants, you will lose the benefit of principal protection at maturity.

WHAT HAPPENS IF AN ACCELERATION EVENT OCCURS

     If one of the acceleration events described below occurs, the trust will be liquidated. You will receive for each certificate the accelerated maturity payment. The accelerated maturity payment per certificate will be calculated in the same manner as the maturity payment and as though the date on which the acceleration event occurred were the maturity date.

     You will receive payment before holders of the common securities if an acceleration event occurs or Citigroup Funding or Citigroup defaults on any of its obligations under its guarantee.

     Any of the following will constitute an acceleration event:

     - the occurrence of certain adverse tax consequences to the trust,

     - the classification of the trust as an "investment company" under the Investment Company Act, or

     - the initiation of bankruptcy proceedings regarding Citigroup Funding or Citigroup Inc.

WHAT ARE MY VOTING RIGHTS?

     You will have limited voting rights with respect to the trust and will not be entitled to vote to appoint, remove or replace, or increase or decrease the number of, the trustees. These voting rights will be held exclusively by Citigroup Funding, as the holder of the common securities. You will, however, have the right to direct U.S. Bank National Association, as institutional trustee of the trust and as holder of the securities and the warrants, to exercise its rights as trustee, including exercising its rights in respect of the securities and the warrants.

     You will have no voting rights and no ownership interest in any stocks underlying the S&P 500 Index.

WHO PUBLISHES THE S&P 500 INDEX AND WHAT DOES IT MEASURE?

     Unless otherwise stated, all information on the S&P 500 Index provided in this offering document is derived from Standard & Poor's, which we refer to as S&P, or other publicly available sources. The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of June 30, 2006, the common stocks of 424 of the 500 companies included in the S&P 500 Index were listed on the New York Stock Exchange ("NYSE"). As of June 30, 2006, the aggregate market value of the 500 companies included in the S&P 500 Index represented approximately 73% of the market value of Standard & Poor's internal database of over 6,956 equities. S&P chooses companies for inclusion in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock composition of the NYSE, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company.

     Please note that an investment in the certificates does not entitle you to any dividends or other distributions, voting rights or any other ownership interest in respect of stocks of the companies included in the S&P 500 Index.

HOW HAS THE S&P 500 INDEX PERFORMED HISTORICALLY?

     We have provided tables showing the closing values of the S&P 500 Index on the last index business day of each month from January 2001 to June 2006, and on the last index business day of December from 1947 through 2005, as well as a graph showing the closing values of the S&P 500 Index on the last index business day of December from 1947 through 2005. You can find these tables and the graph in the section "Description of the S&P 500 Index -- Historical Data on the S&P 500 Index" in this offering document. We have provided this historical information to help you evaluate the behavior of the S&P 500 Index in recent years. However, the past performance is not necessarily indicative of how the S&P 500 Index will perform in the future. You should also refer to the section "Risk Factors -- Risks Generally Relating to the Certificates, Securities and Warrants -- The Historical Performance of the S&P 500 Index Is Not an Indication of the Future Performance of the Index" in this offering document.

WHAT ARE THE TAX CONSEQUENCES OF INVESTING IN THE CERTIFICATES?

     For U.S. federal income tax purposes, the trust will be treated as a grantor trust. Accordingly, you will be treated as owning a pro rata portion of the assets of the trust and receiving income received by the trust in the manner set forth below.

     For U.S. federal income tax purposes, you and the trust agree to treat (i) the security and the warrant as two separate financial instruments; (ii) each security as a cash-settled variable prepaid forward contract with respect to the S&P 500 Index under which at the time of issuance of the certificates, you pay Citigroup Funding, with respect to the security, the issue price in consideration for Citigroup Funding's obligation to deliver to you at maturity of the security a cash amount equal to $10 plus a supplemental return amount (which may be positive, zero, or negative) based upon the performance of the S&P 500 Index, in full satisfaction of its obligation under such forward contract; and (iii) each warrant as a cash-settled put option with respect to the S&P 500 Index under which at the time of issuance of the certificates, with respect to the warrant, you pay Citigroup Funding the option premium in consideration for the right to sell to Citigroup Funding at expiration of the warrant, for a cash amount equal to $10, a notional position in the S&P 500 Index with an initial value of $10.

     Under this characterization, if you are a U.S. taxable investor, your tax treatment may differ significantly depending on whether you hold the certificates or a security and a warrant separately. If you hold the certificates and the "mixed straddle" election applies, you generally will recognize short-term capital gain (if any) on maturity or disposition of the certificates equal to the difference between the amount realized and your adjusted tax basis in the certificates. If you exchange your certificates for securities and warrants and dispose of one but not the other, you will have long-term capital gain or loss at maturity or on disposition of the securities or the warrants if you have held only the securities or only the warrants, as the case may be, for more than one year after the disposition of the other instrument. You should be aware, however, that if you hold only the securities or only the warrants, you will lose the benefit of principal protection at maturity. Under the straddle rules, if the "identified straddle" election applies, losses realized on the disposition of the securities or the warrants, as the case may be, may be required to be capitalized into the basis of any warrants or securities, as applicable, that you retain.

     No statutory, judicial or administrative authority addresses the characterization of the certificates or instruments similar to the certificates for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the certificates are not certain. Due to the absence of authority as to the proper characterization of the certificates, no assurance can be given that the Internal Revenue Service will accept, or that a court will uphold, the characterization and tax treatment described above. Alternative treatment of the certificates could result in less favorable U.S. federal income tax consequences to you, including a requirement to accrue income on a current basis and to treat any gain as ordinary income. You should refer to the section "Certain United States Federal Income Tax Considerations" in this offering document for more information.

WILL THE CERTIFICATES BE LISTED ON A STOCK EXCHANGE?

     We will apply to list the certificates on the American Stock Exchange under
the symbol "     ." You should be aware that the listing of the certificates on the American Stock Exchange will not necessarily ensure that a liquid trading market will be available for the certificates.

CAN YOU TELL ME MORE ABOUT CITIGROUP AND CITIGROUP FUNDING?

     Citigroup is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers. Citigroup Funding is a wholly-owned subsidiary of Citigroup whose business activities consist primarily of providing funds to Citigroup and its subsidiaries for general corporate purposes.

     Citigroup's consolidated ratio of income to fixed charges and consolidated ratio of income to combined fixed charges including preferred stock dividends for the three months ended March 31, 2006, and each of the five most recent fiscal years are as follows:

                                               THREE MONTHS         YEAR ENDED DECEMBER 31,
                                                  ENDED        ---------------------------------
                                              MARCH 31, 2006   2005   2004   2003   2002   2001
                                              --------------   -----  -----  -----  -----  -----
Ratio of income to fixed charges (excluding
  interest on deposits).....................      1.92x        2.25x  2.65x  3.42x  2.52x  1.93x
Ratio of income to fixed charges (including
  interest on deposits).....................      1.58x        1.79x  2.01x  2.43x  1.90x  1.59x
Ratio of income to combined fixed charges
  including preferred stock dividends
  (excluding interest on deposits)..........      1.92x        2.24x  2.63x  3.39x  2.50x  1.92x
Ratio of income to combined fixed charges
  including preferred stock dividends
  (including interest on deposits)..........      1.58x        1.79x  2.00x  2.41x  1.89x  1.58x

WHAT IS THE ROLE OF CITIGROUP FUNDING'S AND CITIGROUP'S AFFILIATE, CITIGROUP GLOBAL MARKETS INC.?

     Citigroup Funding's and Citigroup's affiliate, Citigroup Global Markets Inc., is the underwriter for the offering and sale of the certificates and is expected to receive compensation for activities and services provided in connection with the offering. After the initial offering, Citigroup Global Markets Inc. and/or other broker-dealer affiliates of Citigroup Funding intend to buy and sell certificates to create a secondary market for holders of the certificates, and may engage in other activities described below in the section "Underwriting." However, neither Citigroup Global Markets Inc. nor any of these affiliates will be obligated to engage in any market-making activities, or continue them once it has started. Citigroup Global Markets Inc. will also act as calculation agent for the certificates.

CAN YOU TELL ME MORE ABOUT THE EFFECT OF CITIGROUP FUNDING'S HEDGING ACTIVITY?

     Citigroup Funding expects to hedge its obligations under the securities and warrants held by the trust through it or one or more of its affiliates. This hedging activity will likely involve trading in one or more of the stocks underlying the S&P 500 Index or in other instruments, such as options, swaps or futures, based upon the S&P 500 Index or the stocks underlying the S&P 500 Index. This hedging activity could affect the value of the S&P 500 Index, the securities and the warrants and therefore the market value of the certificates. The costs of maintaining or adjusting this hedging activity could also affect the price at which Citigroup Funding's affiliate Citigroup Global Markets Inc. may be willing to purchase your certificates in the secondary market. Moreover, this hedging activity may result in Citigroup Funding or its affiliates receiving a profit, even if the market value of the certificates declines. You should refer to "Risk Factors -- Risks Generally Relating to the Certificates, Securities and Warrants -- Citigroup Funding's Hedging Activity Could Result in a Conflict of Interest," " -- The Price at Which You Will Be Able to Sell Your Certificates Prior to Maturity Will Depend on a Number of Factors and May Be Substantially Less Than the Amount You Originally Invest" and "Use of Proceeds and Hedging" in this offering document.

DOES ERISA IMPOSE ANY LIMITATIONS ON PURCHASES OF THE CERTIFICATES?

     Employee benefit plans and other entities the assets of which are subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 or substantially similar federal, state or local laws ("ERISA-Type Plans") will not be permitted to purchase or hold the certificates. Plans that are not ERISA-Type Plans, such as individual retirement accounts, individual retirement annuities or Keogh plans, will be permitted to purchase or hold the certificates, provided that each such plan shall by its purchase be deemed to represent and warrant that none of Citigroup Global Markets Inc., its affiliates or any employee thereof manages the plan or provides advice that serves as a primary basis for the plan's decision to purchase, hold or dispose of the certificates.

ARE THERE ANY RISKS ASSOCIATED WITH MY INVESTMENT?

     Yes, the certificates are subject to a number of risks. Please refer to the section "Risk Factors" in this offering document.

                        THE SECURITIES AND THE WARRANTS

     The sole assets of the trust are expected to be equity index participation securities and equity index warrants, both linked to the S&P 500 Index. The trust will purchase all of the securities and the warrants from Citigroup Funding on the date the certificates are issued. Payments under the securities and the warrants will fund the payments under the certificates at maturity. Any payments due on each of the securities and the warrants are fully and unconditionally guaranteed by Citigroup, which guarantees will rank equally with all other unsecured and unsubordinated debt of Citigroup.

WHAT ARE THE EQUITY INDEX PARTICIPATION SECURITIES?

     The equity index participation securities linked to the S&P 500 Index, or the securities, are a series of unsecured senior debt securities issued by Citigroup Funding. Any payments due on the securities are fully and unconditionally guaranteed by Citigroup. The securities will rank equally with all other unsecured and unsubordinated debt of Citigroup Funding, and the guarantee of any payments due under the securities will rank equally with all other unsecured and unsubordinated debt of Citigroup. The securities mature on
          , 2010, the maturity of the certificates. The securities will be issued under an indenture among Citigroup Funding, Citigroup and JPMorgan Chase Bank, N.A., as trustee.

     Each security will have a face amount of $10 and initially will be issued
by Citigroup Funding at a price of $     . At maturity, each security will pay a
security payment equal to a sum of $10 and a supplemental return amount, which could be positive, zero or negative.

     The supplemental return amount will be calculated as follows:

     - If the index return is positive or zero, the supplemental return amount will equal the product of (a) $10, (b) the index return and (c) the participation rate, which is expected to be approximately 83% (to be determined on the pricing date)

     - If the index return is negative, the supplemental return amount will equal the product of (a) $10 and (b) the index return

As a result, if you choose to exercise your exchange right and hold only the securities, you will lose the benefit of principal protection at maturity.

     The supplemental return amount will be used only for the purpose of determining the security payment and is different from the supplemental distribution amount used in determining the maturity payment on the certificates.

     For more specific information about the "supplemental return amount" and the "index return," and for information on the effect of a market disruption event on the determination of the supplemental return amount and the index return, please see "Description of the Equity Index Participation
Securities -- Supplemental Return Amount" and the definitions of index return and market disruption event in "Description of the Certificates -- Supplemental Distribution Amount" in this offering document.

WHAT ARE THE EQUITY INDEX WARRANTS?

     The equity index warrants linked to the S&P 500 Index, or the warrants, are a series of index warrants issued by Citigroup Funding. Any payments due on the warrants are fully and unconditionally guaranteed by Citigroup. The warrants will rank equally with all other unsecured and unsubordinated debt of Citigroup Funding, and the guarantee of any payments due under the warrants will rank equally with all other unsecured and unsubordinated debt of Citigroup. The warrants will be issued under a warrant agreement among Citigroup Funding, Citigroup and U.S. Bank National Association, as warrant agent.

     Each warrant will have a notional amount of $10 and will be initially
issued by Citigroup Funding at a price of $     . The warrants will be
automatically exercised on           , 2010, the maturity of the certificates,
and are not exercisable prior to that time. Upon exercise, each warrant will pay a warrant payment equal to the product of (a) $10 and (b) the warrant index return, provided that the warrant payment will not be less than zero. As a result, if you choose to exercise your exchange right and hold only the warrants, you will lose the benefit of principal protection at maturity.

     The warrant index return, which is presented in this offering document as a percentage, will equal the following fraction:

                         Starting Value - Ending Value
                         -----------------------------
                                 Starting Value

The warrant index return will be used only for the purpose of determining the warrant payment and is different from the index return used in determining the maturity payment on the certificates and the security payment.

     For more specific information about the "starting value" and the "ending value," and for information about the effect of a market disruption event on the determination of the index return, please see "Description of the Equity Index Warrants -- Payment Upon Exercise of the Warrants" and the definition of market disruption event in "Description of the Certificates -- Supplemental Distribution Amount" in this offering document.

WILL THE SECURITIES OR THE WARRANTS BE LISTED ON A STOCK EXCHANGE?

     Neither the securities nor the warrants will be listed on any exchange. There is currently no secondary market for the securities or the warrants. Citigroup Global Markets Inc. currently intends, but is not obligated, to make a market in the securities or the warrants. Even if a secondary market does develop, it may not be liquid and may not continue for the term of the securities or the warrants.

IF I EXERCISE MY EXCHANGE RIGHTS, WILL I RECEIVE ANY PERIODIC PAYMENTS ON THE SECURITIES OR THE WARRANTS?

     You will not receive any periodic payments of interest or any other payments on the securities or the warrants until maturity. In addition, you will not be entitled to receive dividend payments or other distributions, if any, made on the stocks underlying the S&P 500 Index.

                                  RISK FACTORS

     Because the terms of the certificates, the securities and the warrants differ from those of conventional debt securities in that the payment at maturity of the certificates and the securities, and upon exercise of the warrants, will be based on the closing value of the S&P 500 Index on the third index business day before the maturity date, an investment in the certificates, the securities and the warrants entails significant risks not associated with similar investments in conventional debt securities, including, among other things, fluctuations in the value of the S&P 500 Index and other events that are difficult to predict and beyond our control.

RISKS RELATING TO THE CERTIFICATES

     If you choose to exercise your exchange right and hold only the securities or only the warrants until maturity, you will be subject to separate risks applicable to the securities or the warrants, as the case may be. You should refer to "-- Risks Relating to the Securities" and "-- Risks Relating to the Warrants" for a discussion of risks applicable to each of the securities and the warrants. You should also refer to "--Risks Generally Relating to the Certificates, Securities and Warrants" for a discussion of additional risks generally applicable to the certificates, the securities and the warrants.

THE APPRECIATION OF YOUR INVESTMENT IN THE CERTIFICATES WILL BE LIMITED AND MAY BE ZERO

     The amount of the maturity payment will depend on the ending value, which will be the closing value of the S&P 500 Index on the third index business day before the maturity date. If the ending value is greater than the starting value, your participation in the appreciation of the S&P 500 Index will be
limited to the participation rate,   % of the index return. In addition, if the
ending value is equal to or less than the starting value, the payment you receive at maturity will be limited to the amount of your initial investment in the certificates, even if the closing value of the S&P 500 Index is greater than the starting value at one or more times during the term of the certificates or if the closing value of the S&P 500 Index at maturity exceeds the starting value, but the closing value of the S&P 500 Index on the valuation date is equal to or less than the starting value. Because of the possibility of limited or zero appreciation of your initial investment, the certificates may provide less opportunity for appreciation than an investment in a similar security that would permit you to participate fully in the appreciation of the S&P 500 Index or an investment in some or all of the stocks underlying the S&P 500 Index.

THE YIELD ON THE CERTIFICATES MAY BE LOWER THAN THE YIELD ON A STANDARD DEBT SECURITY OF COMPARABLE MATURITY

     The certificates do not pay any interest. As a result, if the index return
is less than approximately      %, the yield on the certificates will be less
than that which would be payable on a conventional fixed-rate, non-callable debt security of Citigroup Funding of comparable maturity.

YOU WILL NOT RECEIVE ANY PERIODIC PAYMENTS ON THE CERTIFICATES

     You will not receive any periodic payments of interest or any other periodic payments on the certificates. In addition, you will not be entitled to receive dividend payments or other distributions, if any, made on the stocks underlying the S&P 500 Index.

YOUR RETURN ON THE CERTIFICATES WILL NOT REFLECT THE RETURN YOU WOULD REALIZE IF YOU ACTUALLY OWNED THE STOCKS UNDERLYING THE S&P 500 INDEX

     Your return on the certificates will not reflect the return you would realize if you actually owned the stocks underlying the S&P 500 Index. S&P calculates the S&P 500 Index by reference to the prices of the stocks underlying the S&P 500 Index without taking into consideration the value of any dividends paid on those stocks. As a result, the return on the certificates may be less than the return you could have realized if the dividends paid on those stocks were included in the calculation of the S&P 500 Index. In addition, as described above your participation in the appreciation of the S&P 500 Index will be
limited to the participation rate of   % of the index return.

THE TRADING PRICE OF THE CERTIFICATES MAY BE LESS THAN YOU WOULD OTHERWISE EXPECT BECAUSE THE MATURITY OF THE CERTIFICATES CAN BE ACCELERATED

     If an acceleration event occurs, the maturity of the certificates will be accelerated and you will receive with respect to each certificate the accelerated maturity payment. Because the amount that would be payable on the accelerated maturity date is uncertain, since it would depend on when an acceleration event occurs, the market value of the certificates may be less than what you would otherwise expect based on the value of the S&P 500 Index and the level of interest rates at a particular time.

YOU WILL HAVE LIMITED VOTING RIGHTS WITH RESPECT TO THE TRUST AND THE TRUSTEES

     You will have limited voting rights with respect to the trust and will not be entitled to vote to appoint, remove or replace, or increase or decrease the number of, the trustees. These voting rights will be held exclusively by Citigroup Funding, as the holder of the common securities of the trust. You should refer to the section "Description of the Certificates -- Voting Rights" in this offering document.

YOU MAY NOT BE ABLE TO SELL YOUR CERTIFICATES IF AN ACTIVE TRADING MARKET DOES NOT DEVELOP

     There is currently no secondary market for the certificates. Citigroup Global Markets Inc. currently intends, but is not obligated, to make a market in the certificates. Even if a secondary market does develop, it may not be liquid any may not continue for the term of the certificates. If the secondary market for the certificates is limited, there may be few buyers should you choose to sell your certificates prior to maturity.

THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE CERTIFICATES ARE UNCERTAIN

     No statutory, judicial or administrative authority addresses the characterization of the certificates or instruments similar to the certificates for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the certificates are not certain. No ruling is being requested from the Internal Revenue Service with respect to the certificates and the Internal Revenue Service may not agree with the treatment described under "Certain United States Federal Income Tax Considerations" in this offering document. Alternative treatments of the certificates could result in less favorable U.S. federal income tax consequences to you, including a requirement to accrue income on a current basis and to treat any gain as ordinary income. The tax rules applicable to the certificates are complex and several aspects of tax treatment of the certificates may be affected by certain tax elections that may apply. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS IN DETERMINING THE TAX CONSEQUENCES TO YOU OF PURCHASING, OWNING AND DISPOSING OF THE CERTIFICATES, SECURITIES AND WARRANTS, INCLUDING THE APPLICATION IN YOUR PARTICULAR CIRCUMSTANCES OF THE TAX CONSIDERATIONS DISCUSSED IN THE SECTION "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" IN THIS OFFERING DOCUMENT, AS WELL AS THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS, THE APPLICABILITY OF AND ADVISABILITY OF MAKING CERTAIN TAX ELECTIONS, AND POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

UNLESS A "MIXED STRADDLE" ELECTION APPLIES, YOU MAY BE REQUIRED TO RECOGNIZE GAIN ON WARRANTS ANNUALLY, EVEN THOUGH YOU WILL NOT RECEIVE ANY CASH DISTRIBUTIONS BEFORE MATURITY

     Under the treatment of the assets of the trust that you and the trust will agree to, if you are a U.S. taxable investor and you hold the securities and the warrants together in the form of the certificates, you may be required to treat the warrants as "section 1256 contracts." In that case, unless a mixed straddle election applies with respect to the warrants, you would generally recognize gain, if any, on the warrants annually as if you sold the warrants at the close of the taxable year at fair market value, even though you will receive no distributions until maturity. Any gain on the warrants generally will be 60% long-term capital gain and 40% short-term capital gain. Making a "mixed straddle" election would permit you to elect out of the annual gain recognition regime that otherwise may apply to the warrants. The trust will make a mixed straddle election on behalf of all holders of the certificates. It is unclear, however, whether the election made by the trust on behalf of a holder will be effective. You are urged to make a separate mixed straddle election by complying with the identification requirements described in the section "Certain United States Federal Income Tax Considerations" and by filing IRS Form 6781 (attached to this offering document as Exhibit B).

THE PAYMENTS YOU RECEIVE ON THE CERTIFICATES LIKELY WILL BE DELAYED OR REDUCED IN THE EVENT OF A BANKRUPTCY OF CITIGROUP FUNDING OR CITIGROUP

     Although the certificates are securities of the trust, the ability of the trust to make payments under the certificates depends upon its receipt from Citigroup Funding of the maturity payments or accelerated maturity payments under the securities and the warrants. The ability of the trust to meet its obligations under the certificates therefore depends on the ability of Citigroup Funding to meet its obligations under the securities and the warrants, which, in turn, depends on the solvency and creditworthiness of Citigroup Funding. Although Citigroup has provided a full and unconditional guarantee of Citigroup Funding's payment obligations under each of the securities and the warrants and, in the event of a bankruptcy of Citigroup Funding, would be required to make any payments due from Citigroup Funding under the securities or the warrants, there can be no assurance of Citigroup's continued solvency. As such, in the event of a bankruptcy of Citigroup Funding or Citigroup, any recovery by the holders of certificates likely will be substantially delayed and may be less than each holder's pro rata portion of the securities and the warrants.

RISKS RELATING TO THE SECURITIES

     If you choose to exercise your exchange right and hold only the securities, your investment in the securities may entail the specific risks discussed below. You should also refer to "-- Risks Generally Relating to the Certificates, Securities and Warrants" for a discussion of additional risks that generally may be applicable to the certificates, securities and warrants.

YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN A LOSS IF THE VALUE OF THE S&P 500 INDEX DECLINES

     The amount payable at maturity of the securities will depend on the closing value of the S&P 500 Index on the third index business day before maturity of the certificates. As a result, the amount of your security payment may be less than the initial issue price of the securities. If the ending value of the S&P
500 Index declines by approximately   % (to be determined on the pricing date)
or more from the starting value, the security payment will be less than $      ,
the initial issue price of each security, and could be zero, in which case your investment in the securities will result in a loss. This will be true even if the value of the S&P 500 Index at any point during the term of the securities exceeds the starting value of the S&P 500 Index.

THE APPRECIATION OF YOUR INVESTMENT IN THE SECURITIES WILL BE LIMITED

     If the ending value of the S&P 500 Index is greater than the starting value, your participation in the appreciation of the S&P 500 Index will be
limited to the participation rate,      % of the index return. Because of the
possibility of limited appreciation of your initial investment, the securities may provide less opportunity for appreciation than an investment in a similar security that would permit you to participate fully in the appreciation of the S&P 500 Index or an investment in some or all of the stocks underlying the S&P 500 Index.

YOU WILL PARTICIPATE FULLY IN ANY DEPRECIATION IN THE VALUE OF THE S&P 500 INDEX

     If the ending value is greater than the starting value, your participation in the appreciation of the S&P 500 Index will be limited to the participation rate (which is expected to be approximately 83%; to be determined on the pricing date) of the index return. However, because your participation in the depreciation of the S&P 500 Index is not limited to the participation rate, if the ending value is less than the starting value, you will participate fully in the depreciation of the value of the S&P 500 Index.

THE YIELD ON THE SECURITIES MAY BE LOWER THAN THE YIELD ON A STANDARD DEBT SECURITY OF COMPARABLE MATURITY

     The securities do not pay any interest. As a result, if the index return is
less than approximately      %, the yield on the securities will be less than
that which would be payable on a conventional fixed-rate, noncallable debt security of Citigroup Funding of comparable maturity.

YOU WILL NOT RECEIVE ANY PERIODIC PAYMENTS ON THE SECURITIES

     You will not receive any periodic payments of interest or any other periodic payments on the securities. In addition, you will not be entitled to receive dividend payments or other distributions, if any, made on the stocks underlying the S&P 500 Index.

YOUR RETURN ON THE SECURITIES WILL NOT REFLECT THE RETURN YOU WOULD REALIZE IF YOU ACTUALLY OWNED THE STOCKS UNDERLYING THE S&P 500 INDEX

     Your return on the securities will not reflect the return you would realize if you actually owned the stocks underlying the S&P 500 Index. S&P calculates the S&P 500 Index by reference to the prices of the stocks underlying the S&P 500 Index without taking into consideration the value of any dividends paid on those stocks. As a result, the return on the securities may be less than the return you could have realized if the dividends paid on those stocks were included in the calculation of the S&P 500 Index. In addition, as described above your participation in the appreciation of the S&P 500 Index will be
limited to the participation rate of   % of the index return.

THE SECURITIES WILL NOT BE LISTED ON ANY EXCHANGE; YOU MAY NOT BE ABLE TO SELL YOUR SECURITIES IF AN ACTIVE TRADING MARKET DOES NOT DEVELOP

     The securities will not be listed on any exchange. There is currently no secondary market for the securities. Citigroup Global Markets Inc. currently intends, but is not obligated, to make a market in the securities. Even if a secondary market does develop, it may not be liquid and may not continue for the term of the securities. If the secondary market for the securities is limited, there may be few buyers should you choose to sell your securities prior to maturity and this may reduce the price you receive.

RISKS RELATING TO THE WARRANTS

     If you choose to exercise your exchange right and hold only the warrants, your investment in the warrants may entail the specific risks discussed below. You should also refer to "-- Risks Generally Relating to the Certificates, Securities and Warrants" for a discussion of additional risks that generally may be applicable to the certificates, securities and warrants.

THE WARRANTS WILL EXPIRE WORTHLESS UNLESS THE VALUE OF THE S&P 500 INDEX
DECLINES

     The amount payable upon exercise of the warrants will depend on the closing value of the S&P 500 Index on the third index business day before maturity of the certificates. If the ending value of the S&P 500 Index is greater than or equal to the starting value, the warrant payment will be zero. If the ending
value of the S&P 500 Index does not decrease by approximately   % (to be
determined on the pricing date) or more from the starting value, the warrant
payment will be less than $      , the initial issue price of each warrant, in
which case your investment in the warrants will result in a loss. This will be true even if the value of the S&P 500 Index at any point during the term of the
warrants declines by approximately   % or more from the starting value of the
S&P 500 Index.

THE WARRANTS ARE A RISKY INVESTMENT AND NOT SUITABLE FOR ALL INVESTORS

     If you choose to exercise your exchange right and hold only the warrants, the warrants will be a risky investment and not suitable for all investors. Equity index warrants may change substantially in value, or lose all of their value, with relatively small movements in the value of the underlying index. Accordingly, equity index warrants, such as the warrants offered by this offering document, involve a high degree of risk and are not appropriate for every investor. Investors who are considering investing in the warrants, or exchanging their certificates for warrants, must be able to understand and bear the risk of a speculative investment in the warrants, be experienced with respect to options and option transactions and understand the risks of transactions in equity-indexed instruments. Investors should reach an investment decision only after careful consideration, with their advisors, of the suitability of the warrants in light of their particular financial circumstances and the information set forth in this offering document.

YOU MAY NOT EXERCISE THE WARRANTS UNTIL THEY ARE AUTOMATICALLY EXERCISED

     The warrants will be automatically exercised on the maturity of the certificates and are not exercisable prior to that date. Thus, even though the value of the S&P 500 Index declines significantly from the starting value at any point during the term of the warrants, you cannot exercise your warrants at that point. Accordingly, the return on your investment in the warrants will depend solely on the closing value of the S&P 500 Index on the third index business day before maturity of the certificates.

YOU WILL NOT RECEIVE ANY PERIODIC PAYMENTS ON THE WARRANTS

     You will not receive any periodic payments of interest or any other periodic payments on the warrants. In addition, you will not be entitled to receive dividend payments or other distributions, if any, made on the stocks underlying the S&P 500 Index.

THE WARRANTS WILL NOT BE LISTED ON ANY EXCHANGE; YOU MAY NOT BE ABLE TO SELL YOUR WARRANTS IF AN ACTIVE TRADING MARKET DOES NOT DEVELOP

     The warrants will not be listed on any exchange. There is currently no secondary market for the warrants. Citigroup Global Markets Inc. currently intends, but is not obligated, to make a market in the warrants. Even if a secondary market does develop, it may not be liquid and may not continue for the term of the warrants. If the secondary market for the warrants is limited, there may be few buyers should you choose to sell your warrants prior to maturity and this may reduce the price you receive.

THE PRICE OF THE WARRANTS MAY EXCEED THAT OF SIMILAR OPTIONS

     The initial issue price of the warrants may be in excess of the price that a commercial user of options on the S&P 500 Index or the underlying stocks might pay for a comparable option in a private transaction.

RISKS GENERALLY RELATING TO THE CERTIFICATES, SECURITIES AND WARRANTS

THE HISTORICAL PERFORMANCE OF THE S&P 500 INDEX IS NOT AN INDICATION OF THE FUTURE PERFORMANCE OF THE S&P 500 INDEX

     The historical performance of the S&P 500 Index, which is included in this offering document, should not be taken as an indication of the future performance of the S&P 500 Index during the term of the certificates, securities and warrants. Changes in the value of the S&P 500 Index will affect the trading price of the certificates, securities and warrants, but it is impossible to predict whether the value of the S&P 500 Index will fall or rise.

THE PRICE AT WHICH YOU WILL BE ABLE TO SELL YOUR CERTIFICATES, SECURITIES AND WARRANTS PRIOR TO MATURITY WILL DEPEND ON A NUMBER OF FACTORS AND MAY BE SUBSTANTIALLY LESS THAN THE AMOUNT YOU ORIGINALLY INVEST

     We believe that the value of your certificates, securities and warrants in the secondary market will be affected by the supply of and demand for each of them, the value of the S&P 500 Index and a number of other factors. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe what we expect to be the impact on the market value of the certificates, securities and warrants of a change in a specific factor, assuming all other conditions remain constant.

     Value of the S&P 500 Index. We expect that the market value of the certificates, securities and warrants will depend substantially on the relationship between the starting value of the S&P 500 Index and the future value of the S&P 500 Index. However, changes in the value of the S&P 500 Index may not always be reflected, in full or in part, in the market value of the certificates, securities and warrants. For example, if you choose to sell your certificates or securities when the value of the S&P 500 Index exceeds its starting value, you may receive substantially less than the amount that would be payable at maturity based on that value because of expectations that the value of the S&P 500 Index will continue to fluctuate between that time and the time when the ending value of the S&P 500 Index is determined. In addition, if you choose to sell your certificates or securities when the value of the S&P 500 Index is below its starting value, you may receive less than the amount you originally invested in the certificates or securities. On the other hand, if you choose to sell your warrants when the value of the S&P 500 Index exceeds its starting value, you may receive less than the amount you originally invested in the warrants.

     Trading prices of the underlying stocks of the S&P 500 Index will be influenced by both the complex and interrelated political, economic, financial and other factors that can affect the capital markets generally and the equity trading markets on which the underlying stocks are traded, and by various circumstances that can influence the values of the underlying stocks in a specific market segment or of a particular underlying stock. Citigroup Funding's hedging activities in the underlying stocks of the S&P 500 Index, the issuance of securities similar to the certificates, securities and warrants and other trading activities by Citigroup Funding, its affiliates and other market participants can also affect the price of the underlying stocks of the S&P 500 Index and the value of the S&P 500 Index.

     Volatility of the S&P 500 Index. Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the S&P 500 Index changes during the term of the certificates, securities and warrants, the market value of the certificates, securities and warrants may decrease.

     Events Involving the Companies Comprising the S&P 500 Index. General economic conditions and earnings results of the companies whose common stocks comprise the S&P 500 Index and real or anticipated changes in those conditions or results may affect the market value of the certificates, securities and warrants. In addition, if the dividend yields on these stocks increase, we expect that the market value of the certificates and securities may decrease because the S&P 500 Index does not incorporate the value of dividend payments. Conversely, if dividend yields on these stocks decrease, we expect that the market value of the certificates and securities may increase. On the other hand, we expect that the market value of the warrants may increase if dividend yields on these stocks increase, and decrease if dividend yields on these stocks decrease.

     Interest Rates. We expect that the market value of the certificates, securities and warrants will be affected by changes in U.S. interest rates. If U.S. interest rates change during the term of the certificates, securities and warrants, the market value of the certificates, securities and warrants may decrease.

     Time Premium or Discount. As a result of a "time premium or discount," the certificates, securities and warrants may trade at a value above or below that which would be expected based on the level of interest rates and the value of the S&P 500 Index the longer the time remaining to maturity. A "time premium or discount" results from expectations concerning the value of the S&P 500 Index during the period prior to the maturity of the certificates, securities and warrants. However, as the time remaining to maturity decreases, this time premium or discount may diminish, increasing or decreasing the market value of the certificates, securities and warrants.

     Hedging Activities. Hedging activities related to the certificates, securities and warrants by one or more of our affiliates will likely involve trading in one or more of the stocks underlying the S&P 500 Index or in the other instruments, such as options, swaps or futures, based upon the S&P 500 Index or the stocks underlying the S&P 500 Index. This hedging activity could affect the value of the S&P 500 Index and therefore the market value of the certificates, securities and warrants. It is possible that we or our affiliates may profit from our hedging activity, even if the market value of the certificates, securities and warrants declines. Profit or loss from this hedging activity could affect the price at which Citigroup Funding's affiliate Citigroup Global Markets Inc. may be willing to purchase your certificates, securities and warrants in the secondary market.

     Citigroup Funding and Citigroup's Credit Ratings, Financial Condition and Results. Actual or anticipated changes in our credit ratings, financial condition or results or those of Citigroup may affect the market value of the certificates, securities and warrants.

     We want you to understand that the impact of one of the factors specified above, such as an increase in interest rates, may offset some or all of any change in the market value of the certificates, securities and warrants attributable to another factor, such as changes in the market value of the certificates due to an increase in the value of the S&P 500 Index.

     In general, assuming all relevant factors are held constant, we expect that the effect on the market value of the certificates, securities and warrants of a given change in most of the factors listed above will be less if it occurs later in the term of the certificates, securities and warrants than if it occurs earlier in the term of the certificates, securities and warrants.

A GAIN ON THE CERTIFICATES WILL BE TREATED AS SHORT-TERM CAPITAL GAIN AND ANY LOSSES MAY BE REQUIRED TO BE CAPITALIZED OR DEFERRED UNDER THE STRADDLE RULES

     Under the treatment of the assets of the trust that you and the trust will agree to, if you are a U.S. taxable investor, any gain with respect to the certificates (such as at maturity or on disposition) will be treated as short-term capital gain, unless you take the steps described in the next sentence below. You will have long-term capital gain or loss at maturity or on disposition of the securities if you have exchanged your certificates for the securities and warrants, disposed of the warrants, and have held the securities for more than one year after the disposition of the warrants. However, if you exchange your certificates for the securities and the warrants and dispose of the warrants, any loss on a disposition of the warrants may not be deductible currently. If the "identified straddle" election applies with respect to the securities and the warrants, you will be required to add such loss to your basis in the securities. If the identified straddle election does not apply, such loss may be deferred and may not become deductible until you sell or otherwise dispose of all of your securities. The trust will identify each security and each warrant as positions comprising a separate identified straddle on behalf of all holders of the certificates. It is unclear, however, whether the identified straddle election made by the trust on behalf of a holder will be effective. You are urged to make a separate identified straddle election by complying with the identification requirements described in the section "Certain United States Federal Income Tax Considerations" in this offering document.

THE MARKET VALUE OF THE CERTIFICATES, SECURITIES AND WARRANTS MAY BE AFFECTED BY PURCHASES AND SALES OF THE STOCKS UNDERLYING THE S&P 500 INDEX OR DERIVATIVE INSTRUMENTS RELATED TO THE S&P 500 INDEX BY AFFILIATES OF CITIGROUP FUNDING

     Citigroup Funding's and Citigroup's affiliates, including Citigroup Global Markets Inc., may from time to time buy or sell the underlying stocks of the S&P 500 Index or derivative instruments relating to the S&P 500 Index for their own accounts in connection with their normal business practices or in connection with hedging Citigroup Funding's obligations under the securities and warrants. These transactions could affect the value of the underlying stocks of the S&P 500 Index and therefore the market value of the certificates, securities and warrants.

CITIGROUP GLOBAL MARKETS INC., AN AFFILIATE OF CITIGROUP FUNDING AND CITIGROUP, IS THE CALCULATION AGENT, WHICH COULD RESULT IN A CONFLICT OF INTEREST

     Citigroup Global Markets Inc., which is acting as the calculation agent for the certificates, securities and warrants, is an affiliate of the trust, Citigroup Funding and Citigroup. As a result, Citigroup Global Markets Inc.'s duties as calculation agent, including with respect to certain determinations and judgments that the calculation agent must make in determining amounts due to you, may conflict with its interest as an affiliate of Citigroup Funding and Citigroup.

CITIGROUP FUNDING'S HEDGING ACTIVITY COULD RESULT IN A CONFLICT OF INTEREST

     Citigroup Funding expects to hedge its obligations under the securities and warrants through it or one or more of its affiliates. This hedging activity will likely involve trading in one or more of the stocks underlying the S&P 500 Index or in other instruments, such as options, swaps or futures, based upon the S&P 500 Index or the stocks underlying the S&P 500 Index. This hedging activity may present a conflict between your interest in the certificates, securities and warrants and the interests Citigroup Funding and its affiliates have in executing, maintaining and adjusting its hedge transactions because it could affect the value of the S&P 500 Index and therefore the market value of the certificates, securities and warrants. It could also be adverse to your interest if it affects the price at which Citigroup Funding's affiliate Citigroup Global Markets Inc. may be willing to purchase your certificates, securities and warrants in the secondary market. Since hedging Citigroup Funding's obligation under the securities and warrants involves risk and may be influenced by a number of factors, it is possible that Citigroup Funding or its affiliates may profit from its hedging activity, even if the market value of the certificates, securities and warrants declines.

                             AVAILABLE INFORMATION

     As required by the Securities Act of 1933, Safety First Trust Series [2006-1] ("Trust [2006-1]"), Citigroup Funding and Citigroup filed a registration statement relating to the Principal-Protected Trust Certificates based upon the S&P 500(R) Index (the "Certificates") offered by this offering document with the Securities and Exchange Commission, or SEC. This offering document is a part of that registration statement, which includes additional information. Citigroup Funding and Citigroup also have filed a registration statement relating to the Equity Index Participation Securities linked to the S&P 500(R) Index (the "Securities") and the Equity Index Warrants linked to the S&P 500(R) Index (the "Warrants") offered by this offering document.

     Citigroup files annual, quarterly and current reports and other information with the SEC. Citigroup Funding and Trust [2006-1] currently do not file reports and other information with the SEC. You may read and copy any document Citigroup files at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These SEC filings and reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC are available to the public from the SEC's website at http://www.sec.gov. Citigroup's SEC filings are also available on its website at http://www.citigroup.com.

     Separate financial statements of Trust [2006-1] have not been included in this offering document. Citigroup does not believe that these financial statements would be material to you because:

     - Citigroup, an SEC reporting company, is the sole stockholder of Citigroup Funding,

     - Citigroup, through Citigroup Funding, indirectly owns all the voting securities of Trust [2006-1],

     - Trust [2006-1] has no independent operations,

     - Citigroup Funding is the issuer of the Securities and the Warrants,

     - Citigroup Funding has fully and unconditionally guaranteed Trust [2006-1]'s obligations under the Certificates to the extent that Trust [2006-1] has funds legally available to meet its obligations,

     - Citigroup has fully and unconditionally guaranteed Citigroup Funding's guarantee obligations to the same extent and in the same manner as Citigroup Funding has guaranteed Trust [2006-1]'s obligations under the Certificates (we refer to this guarantee, together with Citigroup Funding's guarantee referred to in the immediately preceding bullet, as the Certificate Guarantee), and

     - Citigroup has fully and unconditionally guaranteed Citigroup Funding's payment obligations under each of the Securities and the Warrants.

     In its future filings under the Securities Exchange Act of 1934, a footnote to Citigroup's annual financial statements will state:

     - that the sole assets of Trust [2006-1] are the Securities and the Warrants, and

     - that the Certificate Guarantee, when taken together with Citigroup Funding's obligations under the Securities and the Warrants, Citigroup's guarantee of each of the Securities and the Warrants, the related indenture, the related warrant agreement, the amended and restated declaration of trust of Trust [2006-1] and Citigroup Funding's and Citigroup's obligations to pay all fees and expenses of Trust [2006-1], constitutes a full and unconditional guarantee by each of Citigroup Funding and Citigroup of Trust [2006-1]'s obligations under the Certificates.

     The SEC allows Citigroup to "incorporate by reference" the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this offering document. Information that Citigroup files later with the SEC will automatically update information in this offering document. In all cases, you should rely on the later information over different information included in this offering document. Citigroup incorporates by reference the documents listed below:

        (a) Annual Report on Form 10-K for the year ended December 31, 2005;

        (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

        (c) Current Reports on Form 8-K filed on January 13, 2006, January 27, 2006, January 31, 2006, February 14, 2006, February 27, 2006,
            February 28, 2006, March 10, 2006, March 23, 2006, March 29, 2006,
            March 30, 2006, March 31, 2006, April 4, 2006, April 13, 2006, April
            25, 2006, April 26, 2006, April 27, 2006, April 28, 2006, May 12
            2006, May 19, 2006, June 9, 2006, June 15, 2006, June 28, 2006, June
            30, 2006, July 6, 2006, July 11, 2006 and July 17, 2006; and

        (d) portions of the Current Report on Form 8-K filed on July 17, 2006 that were "filed" for purposes of the Securities Exchange Act of 1934.

     In addition, all documents Citigroup files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this offering document and before the later of (1) the completion of the offering of the securities described in this offering document and (2) the date the broker-dealer subsidiaries or affiliates of Citigroup stop offering securities pursuant to this offering document shall be incorporated by reference in this offering document from the date of filing of such documents.

     You may request a copy of these filings, at no cost, by writing or telephoning Citigroup at the following address:

        Citigroup Document Services
        140 58th Street, Suite 8G
        Brooklyn, NY 11220
        (877) 936-2737 (toll free)
        (718) 765-6514 (outside the U.S.)

     You should rely only on the information provided in this offering document, as well as the information incorporated by reference. None of Citigroup, Citigroup Funding or Trust [2006-1] is making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this offering document or any documents incorporated by reference is accurate as of any date other than the date on the front of the applicable document.

                                 CITIGROUP INC.

     Citigroup is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers, with some 200 million customer accounts in over 100 countries. Citigroup's activities are conducted through the Global Consumer Group, Corporate and Investment Banking, Global Wealth Management and Alternative Investments business segments. Citigroup's principal subsidiaries are Citibank, N.A., Associates First Capital Corporation, Citigroup Global Markets Inc. and Grupo Financiero Banamex, S.A. de C.V., each of which is a wholly-owned, indirect subsidiary of Citigroup. Citigroup was incorporated in 1988 under the laws of the State of Delaware as a corporation with perpetual duration.

     Citigroup is a holding company and services its obligations primarily with dividends and advances that it receives from subsidiaries. Citigroup's subsidiaries that operate in the banking and securities businesses can only pay dividends if they are in compliance with the applicable regulatory requirements imposed on them by federal and state bank regulatory authorities and securities regulators. Citigroup's subsidiaries may be party to credit agreements that also may restrict their ability to pay dividends. Citigroup currently believes that none of these regulatory or contractual restrictions on the ability of its subsidiaries to pay dividends will affect Citigroup's ability to service its own debt. Citigroup must also maintain the required capital levels of a bank holding company before it may pay dividends on its stock. Each of Citigroup's major operating subsidiaries finances its operations on a stand-alone basis consistent with its capitalization and ratings.

     Under the regulations of the Federal Reserve, a bank holding company is expected to act as a source of financial strength for its subsidiary banks. As a result of this regulatory policy, the Federal Reserve might require Citigroup to commit resources to its subsidiary banks when doing so is not otherwise in the interests of Citigroup or its shareholders or creditors.

     The principal executive offices of Citigroup are located at 399 Park Avenue, New York, New York 10043, and its telephone number is (212) 559-1000.

                             CITIGROUP FUNDING INC.

     Citigroup Funding is a wholly-owned subsidiary of Citigroup, whose business activities consist primarily of providing funds to Citigroup and its subsidiaries for general corporate purposes. Citigroup Funding was incorporated on January 14, 2005 under the laws of the State of Delaware as a corporation with perpetual duration. The principal executive offices of Citigroup Funding are located at 399 Park Avenue, New York, New York 10043, and its telephone number is (212) 559-1000.

                     USE OF PROCEEDS AND HEDGING ACTIVITIES

     Trust [2006-1] will use approximately % of the total proceeds from the sale of the Certificates and the common securities to buy the Securities and the Warrants. Citigroup Funding will use a portion of the net proceeds from the sale of the Securities and the Warrants for general corporate purposes, which may include:

     - funding the business of Citigroup subsidiaries;

     - funding investments in, or extensions of credit or capital contributions to, Citigroup subsidiaries; and

     - lengthening the average maturity of liabilities, which means that it could reduce its short-term liabilities or refund maturing indebtedness.

     Citigroup Funding expects to incur additional indebtedness in the future to fund Citigroup's businesses. Citigroup Funding or one of more of its affiliates may enter into a swap agreement in connection with the sale of the Certificates and may earn additional income from that transaction.

     Citigroup Funding or one or more of its affiliates may use all or some of the remainder of the proceeds received from the sale of the Securities and the Warrants for hedging activities related to Citigroup Funding's obligations under the Securities and the Warrants. On or prior to the closing date of the Certificates offering, Citigroup Funding, directly or through one or more of its affiliates, will hedge its anticipated exposure under the Securities and the Warrants by the purchase or sale of one or more of the stocks underlying the S&P 500 Index or in other instruments, such as options, swaps or futures, based upon the S&P 500 Index or the stocks underlying the S&P 500 Index.

     Citigroup Funding expects that it or one or more of its affiliates will increase or decrease their initial hedging positions over time using techniques which help evaluate the size of any hedge based upon a variety of factors affecting the value of the S&P 500 Index. These factors may include the history of price changes in the S&P 500 Index and the time remaining to maturity. Citigroup Funding or one or more of its affiliates may take long or short positions in the S&P 500 Index or options, swaps, futures contracts, forward contracts, or other derivative or similar instruments related to the S&P 500 Index.

     In addition, Citigroup Funding or one or more of its affiliates may purchase or otherwise acquire a long or short position in the Certificates, the Securities or the Warrants from time to time and may, in their sole discretion, hold, resell, exercise, cancel or retire such Certificates, the Securities or the Warrants. Citigroup Funding or one or more of its affiliates may also take hedging positions in other types of appropriate financial instruments that may become available in the future.

     If Citigroup Funding or one or more affiliates has a long or short hedge position in the S&P 500 Index or options, swaps, futures contracts, forward contracts or other derivative or synthetic instruments related to the S&P 500 Index, Citigroup Funding or one or more of its affiliates may liquidate all or a portion of its holdings at or about the time of the maturity of the Certificates, the Securities and the Warrants. The aggregate amount and type of such positions are likely to vary over time depending on future market conditions and other factors. Since the hedging activities described in this section involve risks and may be influenced by a number of factors, it is possible that Citigroup Funding or one or more of its affiliates may receive a profit from the hedging activities, even if the market value of the Certificates, the Securities or the Warrants declines. Citigroup Funding is only able to determine profits or losses from any of such positions when the position is closed out and any offsetting position or positions are taken into account.

     Citigroup Funding has no reason to believe that its hedging activity, as well as those of its affiliates, will have a material impact on the price of such options, swaps, futures contracts, forward contracts or other derivative or similar instruments, or on the value of the S&P 500 Index. However, Citigroup Funding cannot guarantee you that its hedging activities, as well as those of its affiliates, will not affect such prices or value.

                       SAFETY FIRST TRUST SERIES [2006-1]

     Safety First Trust Series [2006-1] ("Trust [2006-1]") is a statutory trust formed under Delaware law pursuant to a declaration of trust executed by Citigroup Funding, as sponsor, Citigroup and the trustees of Trust [2006-1] (as described below), and the filing of a certificate of trust with the Secretary of State of the State of Delaware. The declaration of trust will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement relating to the Certificates of which this offering document forms a part. The amended and restated declaration of trust will be qualified as an indenture under the Trust Indenture Act of 1939. Upon issuance of the Certificates, the purchasers thereof will own all of the Certificates. Citigroup Funding will directly or indirectly acquire all of the common securities of Trust [2006-1]. We refer to the Certificates and the common securities as, collectively, the Trust Securities.

     Trust [2006-1] will use all the proceeds derived from the issuance of the Trust Securities to purchase the Securities and the Warrants and, accordingly, the assets of Trust [2006-1] will consist solely of the Securities and the Warrants. Of the total proceeds from the sale of the Trust Securities, approximately % will be invested by Trust [2006-1] in the Securities and the Warrants. Trust [2006-1] exists for the exclusive purposes of:

     - issuing its Trust Securities representing undivided beneficial interests in the assets of Trust [2006-1],

     - investing the gross proceeds of its Trust Securities in the Securities and the Warrants, and

     - engaging only in activities incidental to the above.

     Trust [2006-1]'s business and affairs are conducted by its trustees, each appointed by Citigroup Funding as holder of the common securities. Pursuant to the amended and restated declaration of trust, the initial number of trustees of Trust [2006-1] will be five:

     - U.S. Bank National Association, a national banking association that is unaffiliated with Citigroup Funding and Citigroup, as the institutional trustee,

     - U.S. Bank Trust National Association, a national banking association with its principal place of business in the State of Delaware, as the Delaware trustee, and

     - three officers of Citigroup Funding, as the individual trustees.

Citigroup Funding, as direct or indirect holder of all the common securities, will have the right, subject to certain restrictions contained in the declaration, to appoint, remove or replace any trustees and to increase or decrease the number of trustees.

     The institutional trustee will act as the sole indenture trustee under the amended and restated declaration of trust for purposes of compliance with the Trust Indenture Act until it is removed or replaced by the holder of the common securities. The institutional trustee will hold title to the Securities and the Warrants for the benefit of the holders of Trust [2006-1]'s Trust Securities and, in its capacity as the holder, the institutional trustee will have the power to exercise all rights, powers and privileges under the indenture and the warrant agreement pursuant to which the Securities and the Warrants are issued. In addition, the institutional trustee will maintain exclusive control of a segregated non-interest bearing bank account to hold all payments made in respect of the Securities and the Warrants for the benefit of the holders of Trust [2006-1]'s Trust Securities. The institutional trustee will make payments of distributions and payments on liquidation and otherwise to the holders of the Trust Securities out of funds from the segregated bank account.

     The individual trustees are authorized and directed to operate Trust [2006-1] in such a way so that Trust [2006-1] will not be required to register as an investment company under the Investment Company Act or be characterized as other than a grantor trust for United States federal income tax purposes. Citigroup Funding and the individual trustees are authorized to take any action, not inconsistent with applicable law, the amended and restated declaration of trust or the certificate of incorporation of Citigroup Funding, that each of Citigroup Funding and the individual trustees in their discretion deem to be necessary or desirable to achieve such end as long as the action does not adversely affect the interests of the holders of the Certificates or vary the terms thereof.

     U.S. Bank National Association also will act as guarantee trustee under the Certificate Guarantee and will hold the Certificate Guarantee for the benefit of the holders of the Certificates.

     JPMorgan Chase Bank, N.A. will act as trustee for the Securities under the indenture for purposes of compliance with the provisions of the Trust Indenture Act. U.S. Bank National Association will act as warrant agent under the warrant agreement.

     Citigroup, Citigroup Funding and certain of their affiliates have had and may continue to have banking relationships with the trustees and the warrant agent in the ordinary course of business.

     The rights of the holders of the Certificates, including economic rights, rights to information and voting rights, are set forth in the amended and restated declaration of trust, the Delaware Statutory Trust Act and the Trust Indenture Act. Holders of the Certificates have no preemptive rights.

     The location of the principal executive office of Trust [2006-1] is c/o Citigroup Funding Inc., 399 Park Avenue, New York, New York 10043 and its telephone number is (212) 559-1000. Citigroup Funding will pay all fees and expenses related to Trust [2006-1] and the offering of Trust [2006-1]'s Trust Securities.

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the terms of the amended and restated declaration of trust. The terms of the Certificates will include those stated in the amended and restated declaration of trust and those made part of the amended and restated declaration of trust by the Trust Indenture Act. Pursuant to the amended and restated declaration of trust, every holder of the Certificates will be deemed to have expressly assented and agreed to the terms of, and will be bound by, the amended and restated declaration of trust. The following is a summary of the terms and provisions of the Certificates. This summary does not describe all of the terms and provisions of the amended and restated declaration of trust and the Certificate Guarantee. You should read the forms of these documents, which are filed as exhibits to the registration statement of which this offering document forms a part.

GENERAL

     The amended and restated declaration of trust authorizes the individual trustees to issue the Trust Securities on behalf of Trust [2006-1]. The Trust Securities represent undivided beneficial interests in the assets of Trust [2006-1]. All of the common securities of Trust [2006-1] will be owned, directly or indirectly, by Citigroup Funding. The common securities rank pari passu with the Certificates and payments will be made on the common securities on a pro rata basis with the Certificates, except that upon the occurrence of an acceleration event, the rights of the holders of the common securities to receive payments will be subordinated to the rights of the holders of the Certificates. The amended and restated declaration does not permit the issuance by Trust [2006-1] of any securities other than its Trust Securities or the incurrence of any debt by Trust [2006-1]. Pursuant to the amended and restated declaration of trust, the institutional trustee will hold title to the Securities and the Warrants for the benefit of the holders of the Trust Securities. The payment upon maturity of the Certificates out of money legally available to Trust [2006-1] is fully and unconditionally guaranteed by Citigroup Funding and Citigroup to the extent described under "Description of the Certificate Guarantee." The Certificate Guarantee will be held by U.S. Bank National Association, the guarantee trustee, for the benefit of the holders of the Certificates. The Certificate Guarantee does not cover payment upon maturity when Trust [2006-1] does not have sufficient legally available funds to make this payment. In such event, the remedies of a holder of the Certificates are to:

     - vote to direct the institutional trustee to enforce the institutional trustee's rights under the Securities and/or the Warrants,

     - if the institutional trustee fails to enforce its rights against Citigroup Funding or Citigroup, initiate a proceeding against Citigroup Funding or Citigroup to enforce the institutional trustee's rights under the Securities and/or the Warrants, or

     - if the failure by Trust [2006-1] to make the distribution payment is attributable to the failure of Citigroup Funding to pay amounts in respect of the Securities and/or the Warrants, institute a proceeding directly against Citigroup Funding or Citigroup for enforcement of payment to such holder of the amounts owed on such holder's pro rata interest in the Securities and the Warrants.

     The aggregate number of Certificates to be issued will be      , as
described in "Underwriting." The Certificates will be issued in fully registered form. The Certificates will not be issued in bearer form. See "-- Book-Entry Procedures and Settlement" below.

PAYMENT AT MATURITY

     The Certificates will mature on                , 2010, subject to
acceleration to the accelerated maturity date upon an acceleration event. See "-- Acceleration of Maturity Date; Enforcement of Rights" below. On the maturity date, holders of the Certificates will be entitled to receive for each Certificate they hold, to the extent Trust [2006-1] has assets available, a payment equal to the sum of $10 and a Supplemental Distribution Amount, which may be positive or zero. The amount payable to you at maturity is dependent upon the Ending Value of the S&P 500 Index on the Valuation Date, provided, however, that the payment you receive at maturity will not be less than the amount of your original investment in the Certificates.

SUPPLEMENTAL DISTRIBUTION AMOUNT

     The Supplemental Distribution Amount will be based on the amount by which the Ending Value exceeds the Starting Value, expressed as a percentage, and on the Participation Rate. The Supplemental Distribution Amount will equal the product of:

                     $10* Participation Rate* Index Return

, provided that the Supplemental Distribution Amount will not be less than zero.

     The Participation Rate is expected to be approximately 83% (to be determined on the Pricing Date).

     The Index Return, which is presented in this offering document as a percentage, will equal the following fraction:

                         Ending Value - Starting Value
                       ---------------------------------
                                 Starting Value

     The "Starting Value" will be           , the closing value of the S&P 500
Index on the Pricing Date.

     The "Ending Value" will be the closing value of the S&P 500 Index on the Valuation Date.

     The "Pricing Date" means the date on which the Certificates are priced for initial sale to the public.

     The "Valuation Date" will be the third Index Business Day before the maturity date.

     If no closing value of the S&P 500 Index is available on any Index Business Day because of a Market Disruption Event or otherwise, the value of the S&P 500 Index for that Index Business Day, unless deferred by the calculation agent as described below, will be the arithmetic mean, as determined by the calculation agent, of the value of the S&P 500 Index obtained from as many dealers in equity securities (which may include Citigroup Global Markets Inc. or any of our other affiliates), but not exceeding three such dealers, as will make such value available to the calculation agent. The determination of the value of the S&P 500 Index by the calculation agent in the event of a Market Disruption Event may be deferred by the calculation agent for up to five consecutive Index Business Days on which a Market Disruption Event is occurring, but not past the Index Business Day prior to maturity.

     An "Index Business Day" means a day, as determined by the calculation agent, on which the S&P 500 Index or any successor index is calculated and published and on which securities comprising more than 80% of the value of the S&P 500 Index on such day are capable of being traded on their relevant exchanges or markets during the one-half hour before the determination of the closing value of the S&P 500 Index. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding on us, Citigroup and the beneficial owners of the Certificates, absent manifest error.

     A "Market Disruption Event" means, as determined by the calculation agent in its sole discretion, the occurrence or existence of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by any relevant exchange or market or otherwise) of, or the unavailability, through a recognized system of public dissemination of transaction information, for a period longer than two hours, or during the one-half hour period preceding the close of trading, on the applicable exchange or market, of accurate price, volume or related information in respect of (a) stocks which then comprise 20% or more of the value of the S&P 500 Index or any successor index, (b) any options or futures contracts, or any options on such futures contracts relating to the S&P 500 Index or any successor index, or (c) any options or futures contracts relating to stocks which then comprise 20% or more of the value of the S&P 500 Index or any successor index on any exchange or market if, in each case, in the determination of the calculation agent, any such suspension, limitation or unavailability is material. For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the S&P 500 Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of the S&P 500 Index will be based on a comparison of the portion of the value of the S&P 500 Index attributable to that security relative to the overall value of the S&P 500 Index, in each case immediately before that suspension or limitation.

MATURITY PAYMENT -- HYPOTHETICAL EXAMPLES

     The Index Return and, therefore, the Supplemental Distribution Amount, is dependent on the Ending Value of the S&P 500 Index. Because the value of the S&P 500 Index may be subject to significant variations over the term of the Certificates, it is not possible to present a chart or table illustrating a complete range of possible payments at maturity. The examples of hypothetical maturity payments set forth below are intended to illustrate the effect of different Ending Values of the S&P 500 Index on the amount payable on the Certificates at maturity. All of the hypothetical examples assume the following:

     - Investment in Certificates: $10,

     - Starting Value: 1285,

     - Participation Rate: 83%,

     - The Supplemental Distribution Amount cannot equal less than zero,

     - Term of the Certificates: 4 years, and

     - The Certificates are held to maturity and are not exchanged for the Securities and the Warrants.

As demonstrated by the examples, if the Index Return is 0% or less, you will receive an amount at maturity equal to $10.00 per Certificate, the amount of your initial investment in the Certificates. If the Index Return is greater than 0%, you will receive an amount at maturity that is greater than your initial investment in the Certificates.


                                  SUPPLEMENTAL                        TOTAL           ANNUALIZED
                                  DISTRIBUTION      MATURITY      RETURN ON THE      RETURN ON THE
ENDING VALUE     INDEX RETURN      AMOUNT(1)       PAYMENT(2)     CERTIFICATES      CERTIFICATES(3)
       0           -100.00%          $0.00           $10.00           0.00%              0.00%
     643            -50.00%          $0.00           $10.00           0.00%              0.00%
     835            -35.00%          $0.00           $10.00           0.00%              0.00%
     900            -30.00%          $0.00           $10.00           0.00%              0.00%
     964            -25.00%          $0.00           $10.00           0.00%              0.00%
    1028            -20.00%          $0.00           $10.00           0.00%              0.00%
    1092            -15.00%          $0.00           $10.00           0.00%              0.00%
    1157            -10.00%          $0.00           $10.00           0.00%              0.00%
    1221             -5.00%          $0.00           $10.00           0.00%              0.00%
    1285              0.00%          $0.00           $10.00           0.00%              0.00%
    1317              2.50%          $0.21           $10.21           2.08%              0.51%
    1349              5.00%          $0.42           $10.42           4.15%              1.02%
    1381              7.50%          $0.62           $10.62           6.23%              1.52%
    1414             10.00%          $0.83           $10.83           8.30%              2.01%
    1446             12.50%          $1.04           $11.04          10.38%              2.50%
    1478             15.00%          $1.25           $11.25          12.45%              2.98%
    1510             17.50%          $1.45           $11.45          14.53%              3.45%
    1542             20.00%          $1.66           $11.66          16.60%              3.91%
    1574             22.50%          $1.87           $11.87          18.68%              4.37%
    1606             25.00%          $2.08           $12.08          20.75%              4.83%
    1671             30.00%          $2.49           $12.49          24.90%              5.72%
    1799             40.00%          $3.32           $13.32          33.20%              7.43%
    1928             50.00%          $4.15           $14.15          41.50%              9.07%

---------------

(1) Supplemental Distribution Amount = $10.00 X Index Return X Participation Rate, provided that the Supplemental Distribution Amount will not be less than zero

(2) Maturity payment = $10.00 + Supplemental Distribution Amount

(3) Compounded Annually

     The examples are for purposes of illustration only. The actual maturity payment will depend on the actual Supplemental Distribution Amount which, in turn, will depend on the actual Starting Value, Ending Value and Participation Rate. Historical closing values for the S&P 500 Index are included in this offering document under "Description of the S&P 500(R) Index -- Historical Data on the S&P 500 Index."

EXCHANGE RIGHT

     Beginning on the date the Certificates are issued, you will have the right, by completing the Official Notice of Exchange attached as Exhibit A to this offering document and delivering that notice to the institutional trustee for the Certificates no later than 11:00 a.m., New York City time, on any Business Day, to exchange the Certificates you then hold for a pro rata portion of the assets of Trust [2006-1], which consist of the Securities and the Warrants. If you choose to exercise your exchange right, you will receive for each $10 principal amount of Certificates you then hold one Security with a $10 face amount and one Warrant with a $10 notional amount. You will be able to exercise your exchange right through and including the Business Day prior to the earlier of:

     - the Valuation Date; and

     - if an acceleration event occurs as described under "-- Acceleration of Maturity Date; Enforcement of Rights," the date of the occurrence of the acceleration event.

If you do choose to exercise your exchange right and hold only the securities or only the warrants, you will lose the benefit of principal protection at maturity.

     We will deliver the Securities and the Warrants to you three Business Days after the date on which the institutional trustee receives a valid Official Notice of Exchange (such date of receipt of a valid Official Notice of Exchange, the Actual Exchange Date), as long as the institutional trustee has received your Certificates on the Actual Exchange Date.

     "Business Day" means any day that is not a Saturday, a Sunday or a day on which securities exchanges or banking institutions or trust companies in the City of New York are authorized or obligated by law or executive order to close.

ACCELERATION OF MATURITY DATE; ENFORCEMENT OF RIGHTS

     If at any time an acceleration event occurs, the individual trustees will give written instructions to the institutional trustee to dissolve Trust [2006-1] and, after satisfaction of creditors of Trust [2006-1], cause the accelerated maturity payment with respect to each Certificate to be distributed to the holders of the Certificates in liquidation of such holders' interests in Trust [2006-1], as soon as practicable following the occurrence of the acceleration event.

     The accelerated maturity payment with respect to each Certificate will be paid out of amounts received by Trust [2006-1] from Citigroup Funding in respect of the Securities and the Warrants and will be equal to the sum of (A) the initial principal amount of $10.00 per Certificate and (B) the Supplemental Distribution Amount as of the accelerated maturity date. The amount of the accelerated maturity payment which may be distributed to holders of the Certificates upon a dissolution and liquidation of Trust [2006-1] is uncertain.

     The accelerated maturity date will be the date of the occurrence of the event or events constituting an acceleration event.

     An acceleration event will occur upon the occurrence of (1) a "tax event",
(2) an "investment company event" or (3) a "bankruptcy event," each of which is described below.

     A tax event will occur if Citigroup Funding or Citigroup requests, receives and delivers to the individual trustees an opinion of nationally recognized independent tax counsel experienced in such matters indicating that:

     (1) on or after the date of this offering document, one or more of the following has occurred:

     - an amendment to, change in or announced proposed change in the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority thereof or therein,

     - a judicial decision interpreting, applying, or clarifying such laws or regulations,

     - an administrative pronouncement or action that represents an official position, including a clarification of an official position, of the governmental authority or regulatory body making such administrative pronouncement or taking such action, or

     - a threatened challenge asserted in connection with an audit of Citigroup Funding, Citigroup or any subsidiaries of Citigroup or Trust [2006-1], or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Securities, the Warrants or the Certificates; and

     (2) there is more than an insubstantial risk that:

     - Trust [2006-1] is, or will be, subject to United States federal income tax with respect to income accrued or received on the Securities or the Warrants, or

     - Trust [2006-1] is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     An investment company event will occur if Citigroup Funding or Citigroup requests, receives and delivers to the individual trustees an opinion of nationally recognized independent legal counsel experienced in such matters indicating that as a result of the occurrence on or after the date of this offering document of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, Trust [2006-1] is or will be considered an investment company which is required to be registered under the Investment Company Act of 1940.

     A bankruptcy event will occur if either of the following takes place:

     (1) the entry of a decree or order

     - of relief in respect of Citigroup Funding and Citigroup by a court having jurisdiction in the premises in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law,

     - appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Citigroup Funding and Citigroup, or of any substantial part of the property of Citigroup Funding and Citigroup, or

     - ordering the winding up or liquidation of affairs of Citigroup Funding and Citigroup, and, in each case, the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

     (2) an action by Citigroup Funding and Citigroup to:

     - commence a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law,

     - consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of Citigroup Funding and Citigroup, or of any substantial part of the property of Citigroup Funding and Citigroup,

     - make an assignment for the benefit of their respective creditors,

     - admit in writing their inability to pay their respective debts generally as they become due, or

     - take corporate action in furtherance of any of the foregoing.

     On the date fixed for any payment of the accelerated maturity payment, the Certificates and the common securities will no longer be deemed to be outstanding and each Certificate and common security will be deemed to represent the right to receive the accelerated maturity payment. If the accelerated maturity payment can be paid only in part because Trust [2006-1] has insufficient assets available to pay in full such amounts, then the amounts payable directly by Trust [2006-1] in respect of the Certificates will be paid on a pro rata basis. In addition, in the case of a default by Citigroup Funding or Citigroup on their obligations under the Certificate Guarantee, the holders of the Certificates will have a preference over the holders of the common securities with respect to amounts owed on the Trust Securities.

     The phrase pro rata means, with respect to any payment, distribution, or treatment, proportionately to each holder of Trust Securities according to the aggregate beneficial interests in the assets of Trust [2006-1] represented by the Trust Securities held by the relevant holder in relation to the aggregate beneficial interests in the assets of Trust [2006-1] represented by all Trust Securities outstanding. If an acceleration event has occurred and is continuing, any funds available to make a payment will be paid first to each holder of the Certificates proportionately according to the aggregate beneficial interests in the assets of Trust [2006-1] represented by the Certificates held by the relevant holder relative to the aggregate beneficial interests in the assets of Trust [2006-1] represented by all Certificates outstanding. Only after satisfaction of all amounts owed to the holders of the Certificates will payment be made to each holder of common securities proportionately according to the aggregate beneficial interests in the assets of Trust [2006-1] represented by the common securities held by the relevant holder relative to the aggregate beneficial interests in the assets of Trust [2006-1] represented by all common securities outstanding.

     Subject to the institutional trustee obtaining a tax opinion as described below, the holders of a majority of the outstanding Certificates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the institutional trustee, or direct the exercise of any trust or power conferred upon the institutional trustee under the amended and restated declaration of trust. In the case of any action to be taken by the institutional trustee as holder of the Securities and the Warrants, the institutional trustee shall cast its votes as directed by each holder of outstanding Certificates with respect to the proportionate number of Securities and Warrants represented by such holder's Certificates. The institutional trustee will notify all holders of Certificates of any notice of default received from the indenture trustee with respect to the Securities. Except with respect to directing the time, method and place of conducting a proceeding for a remedy available to the institutional trustee, the institutional trustee, as holder of the Securities and the Warrants, will not take any actions with respect to the Securities or the Warrants or exercise any right to rescind or annul a declaration that the accelerated maturity payment shall be due and payable unless it has obtained an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that as a result of such action, Trust [2006-1] will not fail to be classified as a grantor trust for United States federal income tax purposes.

     If the institutional trustee fails to enforce its rights under the Securities and the Warrants, any holder of Certificates can directly institute a legal proceeding against Citigroup Funding to enforce the institutional trustee's rights under the Securities and the Warrants, without first instituting a legal proceeding against the institutional trustee or any other person or entity. If Citigroup Funding fails to pay amounts owed on the Securities or the Warrants on the date they are otherwise payable, then a holder of Certificates may also directly institute a direct action in respect of the amounts owed on the holder's pro rata interest in the Securities or the Warrants on or after the due date specified in the Securities and the Warrants, without first directing the institutional trustee to enforce the terms of the Securities and the Warrants or instituting a legal proceeding directly against Citigroup Funding to enforce the institutional trustee's rights under the Securities and the Warrants. The holders of Certificates will not be able to exercise directly any other remedy available to the holder of the Securities and the Warrants. In connection with a direct action, Citigroup Funding will be subrogated to the rights of a holder of Certificates under the declaration to the extent of any payment made by Citigroup Funding to that holder of Certificates in such direct action.

     A waiver of an acceleration event under the indenture by the institutional trustee at the direction of the holders of the Certificates will constitute a waiver of the corresponding acceleration event under the amended and restated declaration of trust.

     Holders of Certificates may give any required approval or direction at a separate meeting of holders of Certificates convened for this purpose, at a meeting of holders of Trust Securities or by written consent. The individual trustees will cause a notice of any meeting at which holders of Certificates are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be mailed to each holder of record of Certificates. Each notice will include a statement setting forth the date of such meeting or the date by which the action is to be taken, a description of any resolution proposed for adoption at the meeting on which the holders are entitled to vote or of such matter upon which written consent is sought and instructions for the delivery of proxies or consents. No vote or consent of the holders of Certificates will be required for Trust [2006-1] to cancel the Certificates in accordance with the amended and restated declaration of trust. It is anticipated that the only holder of Certificates issued in book-entry form will be Cede & Co., as nominee of The Depository Trust Company, or DTC, and each beneficial owner of Certificates will be permitted to exercise the rights of holders of Certificates only indirectly through DTC and its participants.

     Notwithstanding that holders of Certificates are entitled to vote or consent under any of the circumstances described above, any of the Certificates that are owned at that time by Citigroup Funding or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, Citigroup Funding, will not be entitled to vote or consent and will, for purposes of such vote or consent, be treated as if they were not outstanding.

PERIODIC DISTRIBUTIONS

     We will not make any periodic payments of interest or any other payments on the Certificates until maturity. You will not be entitled to receive dividend payments or other distributions, if any, made on the stocks underlying the S&P Index.

PAYMENT PROCEDURES

     Payments on the Certificates will be payable to the holders of the Certificates as they appear on the books and records of Trust [2006-1] at the close of business on the relevant record dates. While the Certificates remain in book-entry only form, the relevant record date for any maturity payment or accelerated maturity payment with respect to the Certificates will be five Business Days prior to the date on which Trust [2006-1] receives any security payment or warrant payment or accelerated security payment or warrant payment, as the case may be, under the Securities and the Warrants. The relevant record date for the common securities will be the same record date as for the Certificates.

     If the Certificates will not continue to remain in book-entry only form, the relevant record date will conform to the rules of any securities exchange on which they are listed and, if none, will be 15 days before the relevant payment date, which payment date will correspond to the date on which payments are made in respect of, and in accordance with the terms of, the Securities and the Warrants.

     Payments on any Certificates that are not punctually made on the relevant payment date, as a result of Citigroup Funding having failed to make the security payment or warrant payment or the accelerated security payment or warrant payment, as the case may be, under the Securities or the Warrants, will cease to be payable to the persons in whose name the Certificates are registered on the relevant record date. The defaulted payment on the Certificates will instead be payable to the persons in whose name those Certificates are registered on a special record date which will be the date on which Trust [2006-1] actually receives the amount of the defaulted payment under the Securities or the Warrants, as applicable.

     If any date on which the maturity payment or accelerated maturity payment, as the case may be, is payable on the Certificates is not a Business Day, then the relevant payment will be made on the next succeeding day that is a Business Day and without any interest or other payment in respect of any such delay, with the same force and effect as if made on that date. If that Business Day is in the next succeeding calendar year, the relevant payment will be made on the immediately preceding Business Day, with the same force and effect as if made on that date.

     Payments in respect of the Certificates represented by global certificates (as defined below under "-- Book-Entry Procedures and Settlement") will be made to DTC, which will credit the relevant accounts at DTC on the relevant scheduled payment date. In the case of Certificates in the form of certificated securities, if any, payments will be made by check mailed to the holder's address as it appears on the register.

VOTING RIGHTS

     Except as described in this offering document under "-- Acceleration of Maturity Date; Enforcement of Rights" and "Description of the Certificate Guarantee -- Modifications of the Guarantee; Assignment," and except as provided under the Delaware Statutory Trust Act, the Trust Indenture Act and as otherwise required by law and the amended and restated declaration of trust, the holders of the Certificates will have no voting rights.

     In the event the consent of the institutional trustee, as the holder of the Securities and the Warrants, is required under the indenture or the warrant agreement, as applicable, with respect to any amendment, modification or termination of the indenture or the warrant agreement, as applicable, the institutional trustee will request the written direction of the holders of the outstanding Trust Securities with respect to the amendment, modification or termination and will vote with respect to the amendment, modification or termination as directed by each Holder of outstanding Trust Securities with respect to the proportionate number of Securities or Warrants represented by such holder's Trust Securities. The institutional trustee will be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the institutional trustee has obtained an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that for United States federal income tax purposes Trust [2006-1] will not be classified as other than a grantor trust.

     The procedures by which holders of the Certificates may exercise their voting rights are described below under "-- Book-Entry Procedures and Settlement."

     Holders of the Certificates will have no rights to appoint or remove the trustees, who may be appointed, removed or replaced solely by Citigroup Funding as the indirect or direct holder of all of the common securities.

MODIFICATION OF THE AMENDED AND RESTATED DECLARATION OF TRUST

     The amended and restated declaration of trust may be modified and amended if approved by the individual trustees, and, in certain circumstances, the institutional trustee and the Delaware trustee, provided that, if any proposed amendment to the amended and restated declaration of trust provides for, or the individual trustees otherwise propose to effect,

     (1) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the amended and restated declaration of trust or otherwise, or

     (2) the dissolution, winding-up or termination of Trust [2006-1] other than pursuant to the terms of the amended and restated declaration of trust,

then the holders of the Trust Securities, voting together as a single class, will be entitled to vote on the amendment or proposal and the amendment or proposal will not be effective except with the approval of the holders of at least a majority of the Trust Securities affected thereby. If any amendment or proposal referred to in (1) above would adversely affect only the Certificates or only the common securities, then only holders of the affected class will be entitled to vote on the amendment or proposal and the amendment or proposal will not be effective except with the approval of a majority of that class of Trust Securities.

     Notwithstanding the foregoing, no amendment or modification may be made to the amended and restated declaration of trust if the amendment or modification would:

     - cause Trust [2006-1] to fail to be classified as a grantor trust for United States federal income tax purposes,

     - reduce or otherwise adversely affect the powers of the institutional trustee in contravention of the Trust Indenture Act, or

     - cause Trust [2006-1] to be deemed an investment company which is required to be registered under the Investment Company Act.

MERGER, CONSOLIDATION OR AMALGAMATION OF TRUST [2006-1]

     Trust [2006-1] may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other entity, except as described below. Trust [2006-1] may, with the consent of the individual trustees and without the consent of the holders of the Trust Securities, the Delaware trustee or the institutional trustee consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of the United States, any state thereof or the District of Columbia, provided that:

     - the successor entity either (A) expressly assumes all of the obligations of Trust [2006-1] under the Trust Securities or (B) substitutes for the Trust Securities other successor securities having substantially the same terms as the Trust Securities, so long as the successor securities rank the same as the Trust Securities with respect to distributions and payments upon liquidation, maturity and otherwise,

     - Citigroup Funding expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the institutional trustee in its capacity as the holder of the Securities and the Warrants,

     - successor securities to the Certificates are listed, or any successor securities to the Certificates will be listed upon notification of issuance, on any national securities exchange or with any organization on which the Certificates are then listed or quoted,

     - the merger, consolidation, amalgamation or replacement does not cause the Certificates, including any successor securities, to be downgraded by any nationally recognized statistical rating organization,

     - the merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities, including any successor securities, in any material respect, other than with respect to any dilution of the holder's interest in the new entity,

     - the successor entity has a purpose identical to that of Trust [2006-1],

     - prior to the merger, consolidation, amalgamation or replacement, Trust [2006-1] has received an opinion of a nationally recognized independent counsel to Trust [2006-1] experienced in such matters to the effect that:

        (A) the merger, consolidation, amalgamation or replacement will not adversely affect the rights, preferences and privileges of the holders of the Trust Securities, including any successor securities, in any material respect, other than with respect to any dilution of the holders' interest in the new entity,

        (B) following the merger, consolidation, amalgamation or replacement, neither Trust [2006-1] nor such successor entity will be required to register as an investment company under the Investment Company Act, and

        (C) following the merger, consolidation, amalgamation or replacement, Trust [2006-1] or the successor entity will continue to be classified as a grantor trust for U.S. federal income tax purposes,

     - Citigroup Funding guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the Certificate Guarantee, and

     - Citigroup guarantees Citigroup Funding's obligations to the same extent and in the same manner as Citigroup Funding guarantees the obligations of the successor entity.

     Notwithstanding the foregoing, Trust [2006-1] will not, without the consent of holders of all of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if, in the opinion of a nationally recognized independent tax counsel experienced in such matters, the consolidation, amalgamation, merger or replacement would cause Trust [2006-1] or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes. In addition, so long as any Certificates are outstanding and are not held entirely by Citigroup Funding, Trust [2006-1] may not voluntarily liquidate, dissolve, wind-up or terminate except as described above under "-- Acceleration of Maturity Date; Enforcement of Rights."

BOOK-ENTRY PROCEDURES AND SETTLEMENT

     The Depository Trust Company, or DTC, will act as securities depositary for the Certificates. The Certificates will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global securities, representing the total aggregate number of the Certificates, will be issued and will be deposited with DTC.

     Following the issuance of a global security in registered form, DTC will credit the accounts of its participants with the Certificates upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in DTC can hold beneficial interests in the global securities. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

     So long as DTC or its nominee is the registered owner of a global security, we and the institutional trustee will treat DTC as the sole owner or holder of the Certificates for purposes of the amended and restated declaration of trust. Therefore, except as set forth below, you will not be entitled to have Certificates registered in your name or to receive physical delivery of certificates representing the Certificates. Accordingly, you will have to rely on the procedures of DTC and the participant in DTC through whom you hold your beneficial interest in order to exercise any rights of a holder under the amended and restated declaration of trust. We understand that under existing practices, DTC would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

     You may elect to hold interests in the global securities in the United States through either DTC or outside the United States through Clearstream Banking, societe anonyme ("Clearstream"), or Euroclear Bank, S.A./N.V. or its successor, as operator of the Euroclear System ("Euroclear"), if you are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC's books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants' customers' securities accounts.

     As long as the Certificates are represented by the global securities, we will pay the maturity payment or accelerated maturity payment, as the case may be, on the Certificates to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. None of Trust [2006-1], Citigroup Funding, Citigroup and the institutional trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

     We have been advised by DTC, Clearstream and Euroclear, respectively, as follows:

DTC

     DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

     Clearstream has advised us that it was incorporated as a limited liability company under Luxembourg law. Clearstream is owned by Cedel International, societe anonyme, and Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thus eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in many currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of Euroclear, or the Euroclear operator, to facilitate settlement of trades between Clearstream and Euroclear.

     As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters for the Certificates. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

     Distributions with respect to the Certificates held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

Euroclear

     Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese Yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

     Euroclear is operated by the Euroclear operator, under contract with Euroclear plc, a U.K. corporation. The Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for the Certificates. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

     The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear operator.

     The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear operator. Specifically, these terms and conditions govern:

     - transfers of securities and cash within Euroclear;

     - withdrawal of securities and cash from Euroclear; and

     - receipt of payments with respect to securities in Euroclear.

     All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

     Distributions with respect to the Certificates held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear operator.

Settlement

     You will be required to make your initial payment for the Certificates in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on the applicable European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the Certificates in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

     Because of time-zone differences, credits of the Certificates received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Certificates settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the Certificates by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Certificates

     A beneficial owner of book-entry Certificates represented by a global security may exchange the Certificates for definitive (paper) certificates representing the Certificates only if:

     - DTC is unwilling or unable to continue as depositary for such global security and we are unable to find a qualified successor within 90 days;

     - at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended; or

     - the individual trustees, with the consent of Citigroup Funding and Citigroup, decide to discontinue use of the system of book-entry transfers through DTC or any successor depository.

If any of the events described above occurs, we will issue definitive Certificates in certificated form in accordance with DTC's instructions.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

     The institutional trustee, prior to the occurrence of a default with respect to the Trust Securities, and after the curing of all defaults that may have occurred, undertakes to perform only the duties that are specifically set forth in the amended and restated declaration of trust. If such a default occurs and the institutional trustee has actual knowledge of it, the institutional trustee will exercise the rights and powers vested in it by the amended and restated declaration of trust and will use the same degree of care and skill in the exercise of such rights and powers as a prudent individual would exercise in the conduct of his or her own affairs. Subject to those provisions, the institutional trustee is under no obligation to exercise any of the rights or powers vested in it by the amended and restated declaration of trust at the request of any holder of the Certificates, unless offered reasonable security and indemnity by the holder against the costs, expenses and liabilities which the institutional trustee might incur thereby. Notwithstanding the foregoing, the holders of the Certificates will not be required to offer the indemnity in the event the holders, by exercising their voting rights, direct the institutional trustee to take any action following an acceleration event.

PAYING AGENT AND CUSIP

     In the event that the Certificates do not remain in book-entry only form, the institutional trustee will act as paying agent for the Certificates and may designate an additional or substitute paying agent at any time. In addition, registration of transfers of the Certificates will be effected without charge by or on behalf of Trust [2006-1], but upon payment, with the giving of such indemnity as Trust [2006-1] or Citigroup Funding may require, in respect of any tax or other government charges which may be imposed in relation to it.

     The CUSIP number for the Certificates is           .

CALCULATION AGENT

     The calculation agent for the Certificates will be Citigroup Global Markets Inc. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on Trust [2006-1], Citigroup Funding, Citigroup and the holders of the Certificates. Because the calculation agent is an affiliate of Trust [2006-1], Citigroup Funding and Citigroup, potential conflicts of interest may exist between the calculation agent and the holders of the Certificates, including with respect to certain determinations and judgments that the calculation agent must make in determining amounts due to the holders of the Certificates. Citigroup Global Markets Inc. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

GOVERNING LAW

     The amended and restated declaration of trust and the Certificates will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

            DESCRIPTION OF THE EQUITY INDEX PARTICIPATION SECURITIES

     Citigroup Funding is also by this offering document offering its Equity
Index Participation Securities Linked to the S&P 500 Index Due      , 2010 (the
"Securities"). The description in this offering document of the particular terms of the Securities supplements, and to the extent inconsistent therewith replaces, the descriptions of the general terms and provisions of the registered securities set forth in the accompanying prospectus supplement and base prospectus relating to the Securities.

GENERAL

     The Equity Index Participation Securities Linked to the S&P 500 Index are a series of debt securities issued by Citigroup Funding under the senior debt indenture described in the accompanying prospectus supplement and base prospectus relating to the Securities. Any payments due under the Securities are fully and unconditionally guaranteed by Citigroup. The aggregate principal
amount of Securities issued will be $               (               Securities).
The Securities will mature on           , 2010, the maturity of the
Certificates. The Securities will constitute part of the senior debt of Citigroup Funding and will rank equally with all other unsecured and unsubordinated debt of Citigroup Funding, and the guarantee of any payments due under the Securities will rank equally with all other unsecured and unsubordinated debt of Citigroup. The return of the principal amount of your investment in the Securities at maturity is not guaranteed. The Securities will be issued only in fully registered form and in denominations of $10 per Security and integral multiples thereof. Trust [2006-1] will purchase all of the Securities from Citigroup Funding on the date on which the Certificates are
issued, at a price of $          per Security.

     The Securities pay an amount at maturity that will depend on the percentage increase or decrease in the Ending Value of the S&P 500 Index from its Starting Value. The Securities are not principal-protected. If the Ending Value of the S&P 500 Index is less than its Starting Value, the payment at maturity will be directly linked to the percentage decrease in the Ending Value of the index from its Starting Value, in which event the Securities may pay less than the initial
issue price of $     . Thus, if you choose to exercise your exchange right and
hold only the Securities, you will lose the benefit of principal protection at maturity. If the Ending Value of the S&P 500 Index is greater than its Starting Value, the payment at maturity will be greater than the initial issue price. In such case, the appreciation on an investment in the Securities is expected to be approximately 83% of the appreciation in the value of the S&P 500 Index because of the participation rate, which is expected to be approximately 83% (to be determined on the Pricing Date).

     You should refer to the accompanying prospectus supplement and base prospectus relating to the Securities for a detailed summary of additional provisions of the Securities and of the senior debt indenture under which the Securities will be issued.

PERIODIC PAYMENTS

     Citigroup Funding will not make any periodic payments of interest or any other payments on the Securities until maturity. You will not be entitled to receive dividend payments or other distributions, if any, made on the stocks underlying the S&P 500 Index.

PAYMENT AT MATURITY OF THE SECURITIES

     The Securities will mature on           , 2010, the maturity of the
Certificates, subject to acceleration to the accelerated maturity date upon the occurrence of an acceleration event. See "-- Acceleration of Maturity Date and Events of Default" below. At maturity, each Security will pay a Security Payment equal to the sum of $10 and the Supplemental Return Amount, which may be positive, zero or negative.

SUPPLEMENTAL RETURN AMOUNT

     The Supplemental Return Amount will be based on the Index Return of the S&P 500 Index. The Index Return, which is presented in this offering document as a percentage, will equal the following fraction:

                         Ending Value - Starting Value
                       ---------------------------------
                                 Starting Value

     How the Supplemental Return Amount will be calculated depends on whether the Index Return is positive, zero or negative:

     - IF THE INDEX RETURN IS POSITIVE, the Supplemental Return Amount will equal the product of:

                    $10 * Participation Rate * Index Return

      The Participation Rate is expected to be approximately 83% (to be determined on the Pricing Date).

     - IF THE INDEX RETURN IS ZERO, (in other words, if there is no change in the value of the S&P 500 Index over the term of the Securities), the Supplemental Return Amount will be zero and the payment at maturity on each Security will be $10.

     - IF THE INDEX RETURN IS NEGATIVE, the Supplemental Return Amount will equal the product of:

                               $10 * Index Return

     In this case, the Supplemental Return Amount will be negative and the Security Payment on each Security will be less than $10 and could be zero.

     The "Starting Value" will be the closing value of the S&P 500 Index on the Pricing Date.

     The "Ending Value" will be the closing value of the S&P 500 Index on the Valuation Date.

     The "Pricing Date" means the date on which the Certificates are priced for initial sale to the public.

     The "Valuation Date" will be the third Index Business Day before the maturity date of the Certificates.

     If no closing value of the S&P 500 Index is available on any Index Business Day because of a Market Disruption Event or otherwise, the value of the S&P 500 Index for that Index Business Day, unless deferred by the calculation agent as described below, will be the arithmetic mean, as determined by the calculation agent, of the value of the S&P 500 Index obtained from as many dealers in equity securities (which may include Citigroup Global Markets Inc. or any of our other affiliates), but not exceeding three such dealers, as will make such value available to the calculation agent. The determination of the value of the S&P 500 Index by the calculation agent in the event of a Market Disruption Event may be deferred by the calculation agent for up to five consecutive Index Business Days on which a Market Disruption Event is occurring, but not past the Index Business Day prior to maturity. You should refer to "Description of the Certificates -- Supplemental Distribution Amount" in this offering document for the definition of "Index Business Day" and "Market Disruption Event."

SECURITY PAYMENT -- HYPOTHETICAL EXAMPLES

     The Index Return and, therefore, the Supplemental Return Amount, is dependent on the Ending Value of the S&P 500 Index. Because the value of the S&P 500 Index may be subject to significant variations over the term of the Securities, it is not possible to present a chart or table illustrating a complete range of possible payments at maturity of the Securities. The examples of hypothetical Security Payments set forth below are intended to illustrate the effect of different Ending Values of the S&P 500 Index on the amount payable on the Securities at maturity. All of the hypothetical examples assume the following:

     - Investment in Securities: $9.10,

     - Starting Value: 1285,

     - Participation Rate: 83%, and

     - Term of the Securities: 4 years.


                                  SUPPLEMENTAL                        TOTAL          ANNUALIZED
                                     RETURN         SECURITY      RETURN ON THE     RETURN ON THE
ENDING VALUE     INDEX RETURN        AMOUNT         PAYMENT        SECURITIES       SECURITIES(1)
       0           -100.00%         -$10.00          $ 0.00         -100.00%          -100.00%
     643            -50.00%         -$ 5.00          $ 5.00          -45.05%           -13.90%
     835            -35.00%         -$ 3.50          $ 6.50          -28.57%            -8.07%
     900            -30.00%         -$ 3.00          $ 7.00          -23.08%            -6.35%
     964            -25.00%         -$ 2.50          $ 7.50          -17.58%            -4.72%
    1028            -20.00%         -$ 2.00          $ 8.00          -12.09%            -3.17%
    1092            -15.00%         -$ 1.50          $ 8.50           -6.59%            -1.69%
    1157            -10.00%         -$ 1.00          $ 9.00           -1.10%            -0.28%
    1221             -5.00%         -$ 0.50          $ 9.50            4.40%             1.08%
    1285              0.00%         $  0.00          $10.00            9.89%             2.39%
    1317              2.50%         $  0.21          $10.21           12.17%             2.91%
    1349              5.00%         $  0.42          $10.42           14.45%             3.43%
    1381              7.50%         $  0.62          $10.62           16.73%             3.94%
    1414             10.00%         $  0.83          $10.83           19.01%             4.45%
    1446             12.50%         $  1.04          $11.04           21.29%             4.94%
    1478             15.00%         $  1.25          $11.25           23.57%             5.43%
    1510             17.50%         $  1.45          $11.45           25.85%             5.92%
    1542             20.00%         $  1.66          $11.66           28.13%             6.39%
    1574             22.50%         $  1.87          $11.87           30.41%             6.86%
    1606             25.00%         $  2.08          $12.08           32.69%             7.33%
    1671             30.00%         $  2.49          $12.49           37.25%             8.24%
    1799             40.00%         $  3.32          $13.32           46.37%             9.99%
    1928             50.00%         $  4.15          $14.15           55.49%            11.67%

---------------

(1) Compounded Annually

     The examples are for purposes of illustration only. The actual Security Payment will depend on the actual Supplemental Return Amount which, in turn, will depend on the actual Starting Value, Ending Value and Participation Rate. Historical closing values for the S&P 500 Index are included in this offering document under "Description of the S&P 500(R) Index -- Historical Data on the S&P 500 Index."

REDEMPTION AT THE OPTION OF THE HOLDER; DEFEASANCE

     The Securities are not subject to redemption at the option of any holder prior to maturity and are not subject to the defeasance provisions described in the accompanying base prospectus under "Description of Debt
Securities -- Defeasance."

ACCELERATION OF MATURITY DATE AND EVENTS OF DEFAULT

     If at any time an acceleration event occurs as described under "Description of the Certificates -- Acceleration of Maturity Date; Enforcement of Right," the maturity payment with respect to each Security will become immediately due and payable, and Citigroup Funding will pay the accelerated Security Payment to the holders of the Securities as soon as practicable following the occurrence of the acceleration event (whether or not the Securities are declared due and payable). In case an Event of Default (as defined in the accompanying base prospectus) other than an acceleration event described under "Description of the Certificates -- Acceleration of Maturity Date; Enforcement of Right" with respect to any Security shall have occurred and be continuing, the indenture trustee and the holders of the Securities may declare the Securities due and payable as described in the accompanying base prospectus. The amount due and payable upon any acceleration of the Securities will be determined by the calculation agent and will equal, for each Security, the payment at maturity of the Securities, calculated as though the maturity of the Securities were the date of the occurrence of the acceleration event. See "-- Payment at Maturity of the Securities" above. If a bankruptcy proceeding is commenced in respect of Citigroup Funding or Citigroup, the beneficial owner of a Security will not be permitted to make a claim for unmatured interest and, therefore, the claim of the beneficial owner of a

Security against the entity that becomes subject to a bankruptcy proceeding will be capped at the payment at maturity of the Securities, calculated as though the maturity date of the Securities were the date of the commencement of the proceeding.

     In case of default in payment at maturity of the Securities, the Securities will bear interest, payable upon demand of the beneficial owners of the Securities in accordance with the terms of the Securities, from and after the maturity date through the date when payment of the unpaid amount has been made
or duly provided for, at the rate of      % per annum on the unpaid amount.

PAYING AGENT, TRUSTEE, CALCULATION AGENT AND CUSIP

     Citibank, N.A. will serve as paying agent and registrar for the Securities and will also hold the global security representing the Securities as custodian for DTC. JPMorgan Chase Bank, N.A., as trustee under an indenture dated as of June 1, 2005, will serve as indenture trustee for the Securities. Citigroup Global Markets Inc. will serve as calculation agent. Please refer to "Description of the Certificates -- Calculation Agent" for more information on the calculation agent.

     The CUSIP number for the Securities is           .

                    DESCRIPTION OF THE EQUITY INDEX WARRANTS

     Citigroup Funding is also by this offering document offering its Equity
Index Warrants Linked to the S&P 500 Index Due      , 2010 (the "Warrants"). The
description in this offering document of the particular terms of the Warrants supplements, and to the extent inconsistent therewith replaces, the descriptions of the general terms and provisions of the registered securities set forth in the accompanying prospectus supplement and base prospectus relating to the Warrants.

GENERAL

     The Equity Index Warrants Linked to the S&P 500 Index are a series of index warrants issued by Citigroup Funding under a warrant agreement described in the accompanying prospectus supplement and base prospectus relating to the Warrants. Any payments due on the Warrants are fully and unconditionally guaranteed by Citigroup. The aggregate offering price of the Warrants will be $
(          Warrants). The Warrants will be automatically exercised on
          , 2010, the maturity of the Certificates, and are not exercisable prior to that time. The Warrants will rank equally with all other unsecured and unsubordinated debt of Citigroup Funding, and the guarantee of any payments due under the Warrants will rank equally with all other unsecured and unsubordinated debt of Citigroup. Each Warrant will have a notional amount of $10 and Trust [2006-1] will purchase all of the Warrants from Citigroup Funding on the date on
which the Certificates are issued, at a price of $     per Warrant.

     Upon exercise, the Warrants pay an amount that will depend on the percentage increase or decrease in the Ending Value of the S&P 500 Index from its Starting Value. If the Ending Value of the S&P 500 Index is greater than or equal to its Starting Value, the payments on the Warrants will be zero. If the Ending Value of the S&P 500 Index is less than its Starting Value, the payment on the Warrants will be inversely linked to the percentage decrease in the Ending Value of the index from its Starting Value. As a result, if you choose to exercise your exchange right and hold only the Warrants, you will lose the benefit of principal protection at maturity.

     You should refer to the accompanying prospectus supplement and base prospectus relating to the Warrants for a detailed summary of additional provisions of the Warrants and of the warrant agreement under which the Warrants will be issued.

PERIODIC PAYMENTS

     Citigroup Funding will not make any periodic payments of interest or any other payments on the Warrants until the Warrants are automatically exercised at maturity. You will not be entitled to receive dividend payments or other distributions, if any, made on the stocks underlying the S&P 500 Index.

PAYMENT UPON EXERCISE OF THE WARRANTS

     The Warrants will be automatically exercised on           , 2010, the
maturity of the Certificates, and are not exercisable prior to that date, subject to acceleration to an earlier exercise date upon the occurrence of an acceleration event. See "-- Acceleration of Exercise Date" below. Upon exercise, each Warrant will pay a Warrant Payment equal to the product of (a) $10 and (b) the Warrant Index Return, provided that the Warrant Payment will not be less than zero.

     The Warrant Index Return, which is presented in this offering document as a percentage, will equal the following fraction:

                         Starting Value - Ending Value
                       ---------------------------------
                                 Starting Value

     The "Starting Value" will be the closing value of the S&P 500 Index on the Pricing Date.

     The "Ending Value" will be the closing value of the S&P 500 Index on the Valuation Date.

     The "Pricing Date" means the date on which the Certificates are priced for initial sale to the public.

     The "Valuation Date" will be the third Index Business Day before the maturity date of the Certificates.

     If no closing value of the S&P 500 Index is available on any Index Business Day because of a Market Disruption Event or otherwise, the value of the S&P 500 Index for that Index Business Day, unless deferred by the calculation agent as described below, will be the arithmetic mean, as determined by the calculation agent, of the value of the S&P 500 Index obtained from as many dealers in equity securities (which may include Citigroup Global Markets Inc. or any of our other affiliates), but not exceeding three such dealers, as will make such value available to the calculation agent. The determination of the value of the S&P 500 Index by the calculation agent in the event of a Market Disruption Event may be deferred by the calculation agent for up to five consecutive Index Business Days on which a Market Disruption Event is occurring, but not past the Index Business Day prior to maturity. You should refer to "Description of the Certificates -- Supplemental Distribution Amount" in this offering document for the definition of "Index Business Day" and "Market Disruption Event."

WARRANT PAYMENT -- HYPOTHETICAL EXAMPLES

     The Warrant Index Return and, therefore, the Warrant Payment, is dependent on the Ending Value of the S&P 500 Index. Because the value of the S&P 500 Index may be subject to significant variations over the term of the Warrants, it is not possible to present a chart or table illustrating a complete range of possible payments upon exercise of the Warrants. The examples of hypothetical Warrant Payments set forth below are intended to illustrate the effect of different Ending Values of the S&P 500 Index on the amount payable on the Warrants upon exercise. All of the hypothetical examples assume the following:

     - Investment in Warrants: $0.90,

     - Starting Value: 1285,

     - Term of the Warrants: 4 years, and

     - The Warrant Payment cannot equal less than zero.


                                                                      TOTAL          ANNUALIZED
                                    WARRANT         WARRANT       RETURN ON THE     RETURN ON THE
ENDING VALUE     INDEX RETURN     INDEX RETURN     PAYMENT(1)       WARRANTS         WARRANTS(2)
       0           -100.00%          100.00%         $10.00          1011.11%           82.57%
     643            -50.00%           50.00%         $ 5.00           455.56%           53.53%
     835            -35.00%           35.00%         $ 3.50           288.89%           40.43%
     900            -30.00%           30.00%         $ 3.00           233.33%           35.12%
     964            -25.00%           25.00%         $ 2.50           177.78%           29.10%
    1028            -20.00%           20.00%         $ 2.00           122.22%           22.09%
    1092            -15.00%           15.00%         $ 1.50            66.67%           13.62%
    1157            -10.00%           10.00%         $ 1.00            11.11%            2.67%
    1221             -5.00%            5.00%         $ 0.50           -44.44%          -13.67%
    1285              0.00%            0.00%         $ 0.00          -100.00%         -100.00%
    1317              2.50%           -2.50%         $ 0.00          -100.00%         -100.00%
    1349              5.00%           -5.00%         $ 0.00          -100.00%         -100.00%
    1381              7.50%           -7.50%         $ 0.00          -100.00%         -100.00%
    1414             10.00%          -10.00%         $ 0.00          -100.00%         -100.00%
    1446             12.50%          -12.50%         $ 0.00          -100.00%         -100.00%
    1478             15.00%          -15.00%         $ 0.00          -100.00%         -100.00%
    1510             17.50%          -17.50%         $ 0.00          -100.00%         -100.00%
    1542             20.00%          -20.00%         $ 0.00          -100.00%         -100.00%
    1574             22.50%          -22.50%         $ 0.00          -100.00%         -100.00%
    1606             25.00%          -25.00%         $ 0.00          -100.00%         -100.00%
    1671             30.00%          -30.00%         $ 0.00          -100.00%         -100.00%
    1799             40.00%          -40.00%         $ 0.00          -100.00%         -100.00%
    1928             50.00%          -50.00%         $ 0.00          -100.00%         -100.00%

---------------

(1) Warrant Payment = $10.00 X Warrant Index Return, provided that the Warrant Payment will not be less than zero.

(2) Compounded Annually

     The examples are for purposes of illustration only. The actual Warrant Payment will depend on the actual Starting Value and Ending Value. Historical closing values for the S&P 500 Index are included in this offering document under "Description of the S&P 500(R) Index -- Historical Data on the S&P 500 Index."

ACCELERATION OF EXERCISE DATE AND EVENTS OF DEFAULT

     If at any time an acceleration event occurs as described under "Description of the Certificates -- Acceleration of Maturity Date; Enforcement of Right," the Warrants will be automatically exercised, and Citigroup Funding will pay the accelerated Warrant Payment to the holders of the Warrants as soon as practicable following the occurrence of the acceleration event. The amount due and payable upon any acceleration of the Warrants will be determined by the calculation agent and will equal, for each Warrant, the payment upon exercise of the Warrants, calculated as though the exercise date of the Warrants were the date of the occurrence of the acceleration event. See "-- Payment Upon Exercise of the Warrants" above.

     In case of default in payment upon exercise of the Warrants, the Warrants will bear interest, payable upon demand of the beneficial owners of the Warrants in accordance with the terms of the Warrants, from and after the exercise date through the date when payment of the unpaid amount has been made or duly
provided for, at the rate of    % per annum on the unpaid amount.

PAYING AGENT, TRUSTEE, CALCULATION AGENT AND CUSIP

     U.S. Bank National Association will serve as paying agent and registrar for the Warrants and will also hold the global security representing the Warrants as custodian for DTC. U.S. Bank National Association, as warrant agent under a
warrant agreement dated as of           , 2006, will serve as warrant agent for
the

Warrants. Citigroup Global Markets Inc. will serve as calculation agent. Please refer to "Description of the Certificates -- Calculation Agent" for more information on the calculation agent.

     The CUSIP number for the Warrants is           .

COVENANTS

     Limitations on Liens. The warrant agreement provides that Citigroup will not, and will not permit any subsidiary to, incur, issue, assume or guarantee any indebtedness for borrowed money if such indebtedness is secured by a pledge of, lien on, or security interest in any shares of Voting Stock (as defined below) of any Significant Subsidiary (as defined below), whether such Voting Stock is owned or later acquired, without effectively providing that the Warrants and, at Citigroup's option, any other senior indebtedness ranking equally and ratably with the Warrants, shall be secured equally and ratably with such indebtedness. This limitation shall not apply to indebtedness secured by a pledge of, lien on or security interest in any shares of Voting Stock of any corporation at the time it becomes a Significant Subsidiary, including any renewals or extensions of such secured indebtedness (Warrant Agreement, Section 8.04).

     "Significant Subsidiary" means any Subsidiary (as defined below), including its Subsidiaries:

     - that has investments of and advances from Citigroup and its other subsidiaries exceeding 10 percent of the total consolidated assets of Citigroup and such other subsidiaries as of the end of the most recently completed fiscal year;

     - of which Citigroup's and its other subsidiaries' proportionate share of total assets (after intercompany elimination) exceeds 10 percent of the total consolidated assets of Citigroup and such other subsidiaries as of the end of the most recently completed fiscal year; or

     - of which Citigroup's and its other subsidiaries' equity in the income from continuing operations exceeds 10 percent of such consolidated income of Citigroup and such other subsidiaries for the most recently completed fiscal year.

     "Subsidiary" means any corporation of which securities entitled to elect at least a majority of the corporation's directors shall at the time be owned, directly or indirectly, by Citigroup, and/or one or more Subsidiaries, except securities entitled to vote for directors only upon the happening of a contingency.

     "Voting Stock" means capital stock, the holders of which have general voting power under ordinary circumstances to elect at least a majority of the board of directors of a corporation, except capital stock that carries only the right to vote conditioned on the happening of an event regardless of whether such event shall have happened (Warrant Agreement, Sections 1.01 and 8.04).

     Limitations on Mergers and Sales of Assets. The warrant agreement provides that neither Citigroup Funding nor Citigroup will merge or consolidate with another corporation or sell other than for cash or lease all or substantially all their assets to another corporation, or purchase all or substantially all the assets of another corporation unless:

     - the successor corporation, if other than Citigroup Funding or Citigroup, as applicable, expressly assumes by supplemental warrant agreement the obligations of Citigroup Funding or Citigroup, as applicable, under the warrant agreement; and

     - immediately after the transaction, there would not be any default in the performance of any covenant or condition of the warrant agreement (Warrant Agreement, Sections 5.01 and 8.05).

     Other than the restrictions described above, the warrant agreement do not contain any covenants or provisions that would protect holders of the Warrants in the event of a highly leveraged transaction.

MODIFICATION OF THE WARRANT AGREEMENT

     The warrant agreement modifies the modification provisions of the form of index warrant agreement described in the accompanying base prospectus as follows: Citigroup, Citigroup Funding and the warrant agent may, with the consent of the holders of not less than a majority of the then outstanding Warrants, increase the amount to be paid to the holder upon exercise of a Warrant.

                    DESCRIPTION OF THE CERTIFICATE GUARANTEE

     Set forth below is a summary of information concerning the full and unconditional guarantee, which we refer to as the Certificate Guarantee, that will be executed and delivered by each of Citigroup Funding and Citigroup for the benefit of the holders of the Certificates. The Certificate Guarantee will be qualified as an indenture under the Trust Indenture Act. U.S. Bank National Association will act as guarantee trustee under the Certificate Guarantee. The terms of the Certificate Guarantee will be those set forth in the Certificate Guarantee and those made part of the Certificate Guarantee by the Trust Indenture Act. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Certificate Guarantee, which is filed as an exhibit to the registration statement of which this offering document forms a part, and the Trust Indenture Act. The Certificate Guarantee will be held by the guarantee trustee for the benefit of the holders of the Certificates.

     You should refer to the accompanying prospectus supplements and base prospectus for a discussion of the Citigroup guarantee relating to each of the Securities and the Warrants.

GENERAL

     Under the Certificate Guarantee, Citigroup Funding will fully and unconditionally agree to pay in full to the holders of the Certificates, except to the extent paid by Trust [2006-1], as and when due, regardless of any defense, right of set off or counterclaim which Trust [2006-1] may have or assert, the following payments:

     - any maturity payment that is required to be made in respect of the Certificates, to the extent Trust [2006-1] has funds legally available for this payment,

     - any accelerated maturity payment that is required to be made in respect of the Certificates, to the extent Trust [2006-1] has funds legally available for this payment, and

     - any other remaining assets of Trust [2006-1] upon liquidation of Trust [2006-1].

     Citigroup Funding's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Citigroup Funding to the holders of the Certificates or by causing Trust [2006-1] to pay such amounts to such holders.

     In addition, under the Certificate Guarantee, Citigroup will fully and unconditionally guarantee Citigroup Funding's guarantee obligations to the same extent as Citigroup Funding guarantees Trust [2006-1]'s payment obligations under the Certificates. If for any reason Citigroup Funding does not make any required guarantee payment when due, either by direct payment of the required amounts to the holders of the Certificates or by causing Trust [2006-1] to pay such amounts to such holders, Citigroup will cause such guarantee payment to be made at the same address at which Citigroup Funding is obligated to make such guarantee payment. The holders of the Certificates will be entitled to payment under the Certificate Guarantee without taking any action whatsoever against Trust [2006-1] or Citigroup Funding, as the case may be. Each of Citigroup Funding's and Citigroup's obligations under its guarantee are unconditional, irrespective of any (i) extension, amendment, modification or renewal of any required payment; (ii) any waiver of any event of default, extension of time or failure to enforce any required payment; or (iii) any extension, moratorium or other relief granted to Trust [2006-1] or Citigroup Funding, as the case may be, pursuant to any applicable law or statute.

     The Certificate Guarantee will be a guarantee with respect to the Certificates from the time of issuance of the Certificates but will not apply to any maturity payment or accelerated maturity payment, or to payments upon the dissolution, winding-up or termination of Trust [2006-1], except to the extent Trust [2006-1] has funds legally available for these payments. If Citigroup Funding or Citigroup does not pay the aggregate Security Payment or Warrant Payment or the aggregate accelerated Security Payment or Warrant Payment, as the case may be, to Trust [2006-1] upon maturity or exercise of the Securities or Warrants, as applicable, including maturity or exercise as a result of the occurrence of an acceleration event, Trust [2006-1] will not have funds available to pay the maturity payment or accelerated maturity payment to holders of the Certificates. The Certificate Guarantee, when taken together with Citigroup Funding's obligations under the Securities and the Warrants, Citigroup's guarantee of each of the Securities and the Warrants, the related indenture, the related warrant agreement, the amended and restated declaration of trust, and Citigroup Funding's and Citigroup's obligations to pay all fees, costs, expenses, debts and liabilities of Trust [2006-1], other than with respect to Trust Securities, will provide a full and unconditional guarantee by each of Citigroup Funding and Citigroup of Trust [2006-1]'s obligations under the Certificates.

MODIFICATIONS OF THE CERTIFICATE GUARANTEE; ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of the Certificates, in which case no vote will be required, the Certificate Guarantee may be amended only with the prior approval of the holders of a majority of the outstanding Certificates. All guarantees and agreements contained in the Certificate Guarantee will bind the successors, assignees, receivers, trustees and representatives of Citigroup Funding and Citigroup and shall inure to the benefit of the holders of the Certificates then outstanding.

CERTIFICATE GUARANTEE ENFORCEMENT EVENTS

     An enforcement event under the Certificate Guarantee will occur upon the failure of Citigroup Funding or Citigroup, as applicable, to perform any of their respective payment or other obligations thereunder. The holders of a majority of the Certificates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the Certificate Guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the Certificate Guarantee. If the guarantee trustee fails to enforce the guarantee trustee's rights under the Certificate Guarantee, any holder of the Certificates may directly institute a legal proceeding against Citigroup Funding or Citigroup, as applicable, to enforce the guarantee trustee's rights under the Certificate Guarantee, without first instituting a legal proceeding against Trust [2006-1], the guarantee trustee or any other person or entity. A holder of the Certificates may also directly institute a legal proceeding against Citigroup Funding or Citigroup, as applicable, to enforce such holder's right to receive payment under the Certificate Guarantee without first directing the guarantee trustee to enforce the terms of the Certificate Guarantee or instituting a legal proceeding against Trust [2006-1] or any other person or entity.

     Citigroup Funding and Citigroup will be required to provide annually to the guarantee trustee a statement as to the performance by Citigroup Funding and Citigroup of certain of their obligations under the Certificate Guarantee and as to any default in such performance.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The guarantee trustee, prior to the occurrence of a default with respect to the Certificate Guarantee and after the curing of all defaults that may have occurred, undertakes to perform only the duties that are specifically set forth in the Certificate Guarantee. If any default occurs with respect to the Certificate Guarantee that has not been cured or waived and the guarantee trustee has actual knowledge of it, the guarantee trustee will exercise its rights and powers under the Certificate Guarantee, and use the same degree of care and skill in the exercise of such rights and powers as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the Certificate Guarantee at the request of any holder of the Certificates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE CERTIFICATE GUARANTEE

     The Certificate Guarantee will terminate as to the Certificates upon full payment to the holders of the Certificates of

     - the maturity payment,

     - the accelerated maturity payment, or

     - the amounts payable in accordance with the amended and restated declaration of trust upon liquidation of Trust [2006-1].

The Certificate Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Certificates must restore payment of any sum paid under the Certificates or the Certificate Guarantee.

STATUS OF THE CERTIFICATE GUARANTEE

     The Certificate Guarantee will constitute a guarantee of payment and not of collection. The guaranteed party may institute a legal proceeding directly against either Citigroup Funding or Citigroup to enforce its rights under the Certificate Guarantee without first instituting a legal proceeding against any other person or entity.

GOVERNING LAW

     The Certificate Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

                      DESCRIPTION OF THE S&P 500(R) INDEX

GENERAL

     Unless otherwise stated, we have derived all information regarding the S&P 500 Index provided in this offering document, including its composition, method of calculation and changes in components, from S&P, publicly available sources and other sources we believe to be reliable. Such information reflects the policies of, and is subject to change by, S&P. S&P is under no obligation to continue to publish, and may discontinue or suspend the publication of, the S&P 500 Index at any time. We do not assume any responsibility for the accuracy or completeness of any information relating to the S&P 500 Index.

     As of June 30, 2006, the common stocks of 424 of the 500 companies included in the S&P 500 Index were listed on the NYSE. As of June 30, 2006, the aggregate market value of the 500 companies included in the S&P 500 Index represented approximately 73% of the market value of S&P's internal database of over 6,956 equities. S&P chooses companies for inclusion in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the NYSE, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company.

     As of June 30, 2006, the 500 companies included in the S&P 500 Index were divided into 10 Global Industry Classification Sectors. The Global Industry Classification Sectors included (with the number of companies currently included in such sectors indicated in parentheses): Consumer Discretionary (86), Consumer Staples (39), Energy (30), Financials (87), Health Care (56), Industrials (53), Information Technology (79), Materials (30), Telecommunication Services (9) and Utilities (31). S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated above.

     THE S&P 500 INDEX DOES NOT REFLECT THE PAYMENT OF DIVIDENDS ON THE STOCKS UNDERLYING IT AND THEREFORE THE INDEX RETURN ON THE CERTIFICATES OR THE SECURITIES WILL NOT PRODUCE THE SAME RETURN YOU WOULD RECEIVE IF YOU WERE TO PURCHASE SUCH UNDERLYING STOCKS AND HOLD THEM UNTIL THE MATURITY DATE.

COMPUTATION OF THE S&P 500 INDEX

     On March 21, 2005, S&P began to calculate the S&P 500 Index based on a half float-adjusted formula, and on September 16, 2005 the S&P 500 Index was fully float adjusted. S&P's criteria for selecting stocks for the S&P 500 Index will not be changed by the shift to float adjustment. However, the adjustment affects each company's weight in the S&P 500 Index (i.e., its market value).

     Under float adjustment, the share counts used in calculating the S&P 500 Index will reflect only those shares that are available to investors and not all of a company's outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

     - holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

     - holdings by government entities, including all levels of government in the United States or foreign countries; and

     - holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

     However, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group will be excluded from the float-adjusted count of shares to be used in the S&P 500 Index calculation. Mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies, shares of a United States company traded in Canada as "exchangeable shares," shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.

     For each stock, an investable weight factor ("IWF") is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. The float-adjusted index will then be calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the index divisor. For companies with multiple classes of stock, S&P will calculate the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

     The S&P 500 Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500 Index reflects the total market value of all 500 S&P 500 component stocks relative to the S&P 50 Index's base period of 1941-43 (the "base period").

     An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

     The actual total market value of the S&P 500 component stocks during the base period has been set equal to an indexed value of 10. This is often indicated by the notation 1941-43=10. In practice, the daily calculation of the S&P 500 Index is computed by dividing the total market value of the S&P 500 component stocks by a number called the index divisor. By itself, the index divisor is an arbitrary number. However, in the context of the calculation of the S&P 500 Index, it is the only link to the original base period level of the S&P 500 Index. The index divisor keeps the S&P 500 Index comparable over time and is the manipulation point for all adjustments to the S&P 500 Index ("index maintenance").

     Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs.

     To prevent the level of the S&P 500 Index from changing due to corporate actions, all corporate actions which affect the total market value of the S&P 500 Index require an index divisor adjustment. By adjusting the index divisor for the change in total market value, the level of the S&P 500 Index remains constant. This helps maintain the level of the S&P 500 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500 Index does not reflect the corporate actions of individual companies in the

S&P 500 Index. All index divisor adjustments are made after the close of trading. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500 Index and do not require index divisor adjustments.

     The table below summarizes the types of index maintenance adjustments and indicates whether or not an index divisor adjustment is required.

                                                                              DIVISOR
                                                                             ADJUSTMENT
TYPE OF CORPORATE ACTION                       ADJUSTMENT FACTOR              REQUIRED
------------------------                       -----------------             ----------
Stock split (e.g., 2-for-1)           Shares outstanding multiplied by 2;        No
                                      Stock price divided by 2
Share issuance (i.e., change is       Shares outstanding plus newly issued      Yes
  greater than or equal to 5%)        shares
Share repurchase (i.e., change is     Shares outstanding minus repurchased      Yes
  greater than or equal to 5%)        shares
Special cash dividends                Share price minus special dividend        Yes
Company change                        Add new company market value minus        Yes
                                      old company market value
Rights offering                       Price of parent company minus             Yes
                                               (Price of rights)
                                               -----------------
                                                 (Right ratio)
Spinoffs                              Price of parent company minus             Yes
                                             (Price of spinoff co.)
                                             ----------------------
                                             (Share exchange ratio)

     Stock splits and stock dividends do not affect the index divisor of the S&P 500 Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the market value of the S&P 500 component stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

     Each of the corporate events exemplified in the table requiring an adjustment to the index divisor has the effect of altering the market value of the S&P 500 component stock and consequently of altering the aggregate market value of the S&P 500 component stocks (the "Post-Event Aggregate Market Value"). In order that the level of the S&P 500 Index (the "Pre-Event Index Value") not be affected by the altered market value (whether increase or decrease) of the affected S&P 500 component stock, a new index divisor ("New Divisor") is derived as follows:

                                           Pre-Event Index Value
    Post-Event Aggregate Market Value  =   --------------------
                                                New Divisor

                     Post-Event Aggregate Market Value
    New Divisor  =   ---------------------------------
                           Pre-Event Index Value

     A large part of the index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500 Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500 Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the index divisor is adjusted to compensate for the net change in the total market value of the S&P 500 Index. In addition, any changes over 5% in the current common shares outstanding for the index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the index divisor.

DISCONTINUANCE OF THE S&P 500 INDEX

     If S&P discontinues publication of the S&P 500 Index or if it or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the S&P 500

Index, then the value of the S&P 500 Index will be determined by reference to the value of that index, which we refer to as a "successor index."

     Upon any selection by the calculation agent of a successor index, the calculation agent will cause notice to be furnished to us and the institutional trustee, who will provide notice of the selection of the successor index to the registered holders of the Certificates, the Securities and the Warrants.

     If S&P discontinues publication of the S&P 500 Index and a successor index is not selected by the calculation agent or is no longer published on the date of determination of the value of the S&P 500 Index, the value to be substituted for the S&P 500 Index for that date will be a value computed by the calculation agent for that date in accordance with the procedures last used to calculate the S&P 500 Index prior to any such discontinuance.

     If S&P discontinues publication of the S&P 500 Index prior to the determination of the Supplemental Distribution Amount and the calculation agent determines that no successor index is available at that time, then on each Index Business Day until the earlier to occur of (a) the determination of the Supplemental Distribution Amount and (b) a determination by the calculation agent that a successor index is available, the calculation agent will determine the value that is to be used in determining the value of the S&P 500 Index as described in the preceding paragraph. The calculation agent will cause notice of daily closing values to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation). Notwithstanding these alternative arrangements, discontinuance of the publication of the S&P 500 Index may adversely affect trading in the Certificates, the Securities and the Warrants.

     If a successor index is selected or the calculation agent calculates a value as a substitute for the S&P 500 Index as described above, the successor index or value will be substituted for the S&P 500 Index for all purposes, including for purposes of determining whether an Index Business Day or Market Disruption Event occurs. Notwithstanding these alternative arrangements, discontinuance of the publication of the S&P 500 Index may adversely affect the value of the Certificates, the Securities and the Warrants.

     All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding on Trust [2006-1], Citigroup Funding, Citigroup and the beneficial owners of the Certificates, the Securities and the Warrants, absent manifest error.

ALTERATION OF METHOD OF CALCULATION

     If at any time the method of calculating the S&P 500 Index or any successor index is changed in any material respect, or if the S&P 500 Index or any successor index is in any other way modified so that the value of the S&P 500 Index or the successor index does not, in the opinion of the calculation agent, fairly represent the value of that index had the changes or modifications not been made, then, from and after that time, the calculation agent will, at the close of business in New York, New York, make those adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the S&P 500 Index or the successor index as if the changes or modifications had not been made, and calculate the value of the index with reference to the S&P 500 Index or the successor index. Accordingly, if the method of calculating the S&P 500 Index or any successor index is modified so that the value of the S&P 500 Index or the successor index is a fraction or a multiple of what it would have been if it had not been modified, then the calculation agent will adjust that index in order to arrive at a value of the index as if it had not been modified.

HISTORICAL DATA ON THE S&P 500 INDEX

                            MONTH-END CLOSING VALUES

     The following table sets forth the closing value of the S&P 500 Index on the last Index Business Day of each month in the period from January 2001 through June 2006. These historical data on the S&P 500 Index are not necessarily indicative of the future performance of the S&P 500 Index or what the market value of the Certificates, the Securities and the Warrants may be. Any historical upward or downward trend in the value of the S&P 500 Index during any period set forth below is not an indication that the S&P 500 Index is more or less likely to increase or decrease at any time during the term of the Certificates, the Securities and the Warrants.

                               2001      2002      2003      2004      2005      2006
                              -------   -------   -------   -------   -------   -------
January.....................  1366.01   1130.20    855.70   1131.13   1181.27   1280.08
February....................  1239.94   1106.73    841.15   1144.94   1203.60   1280.66
March.......................  1160.33   1147.39    848.18   1126.21   1180.59   1294.82
April.......................  1249.46   1076.92    916.92   1107.30   1156.85   1310.61
May.........................  1255.82   1067.14    963.59   1120.68   1191.50   1270.08
June........................  1224.42    989.82    974.50   1140.84   1191.33   1270.20
July........................  1211.23    911.62    990.31   1101.72   1234.18
August......................  1133.58    916.07   1008.01   1104.24   1220.33
September...................  1040.94    815.02    995.97   1114.58   1228.81
October.....................  1059.78    885.76   1050.71   1130.20   1207.01
November....................  1139.45    936.31   1058.70   1173.82   1249.48
December....................  1148.08    879.82   1111.92   1211.92   1248.29

     The closing value of the S&P 500 Index on July 18, 2006 was 1236.86.

                            YEAR-END CLOSING VALUES

     The following table sets forth the closing values of the S&P 500 Index on the last Index Business Day of each December from 1947 through 2005, as published by S&P. The historical performance of the S&P 500 Index should not be taken as an indication of future performance, and no assurance can be given that the value of the S&P 500 Index will not decline (or increase insufficiently) and thereby reduce or eliminate the Maturity Payment on the Certificates.

       YEAR END          YEAR END          YEAR END          YEAR END
       CLOSING           CLOSING           CLOSING           CLOSING
YEAR    VALUE     YEAR    VALUE     YEAR    VALUE     YEAR    VALUE
----   --------   ----   --------   ----   --------   ----   --------
1947    15.30     1962     63.10    1977     95.10    1992    435.71
1948    15.20     1963     75.02    1978     96.11    1993    466.45
1949    16.79     1964     84.75    1979    107.94    1994    459.27
1950    20.43     1965     92.43    1980    135.76    1995    615.93
1951    23.77     1966     80.33    1981    122.55    1996    740.74
1952    26.57     1967     96.47    1982    140.64    1997    970.43
1953    24.81     1968    103.86    1983    164.93    1998   1229.23
1954    35.98     1969     92.06    1984    167.24    1999   1469.25
1955    45.48     1970     92.15    1985    211.28    2000   1320.28
1956    46.67     1971    102.09    1986    242.17    2001   1148.08
1957    39.99     1972    118.05    1987    247.08    2002    879.82
1958    55.21     1973     97.55    1988    277.72    2003   1111.92
1959    59.89     1974     68.56    1989    353.40    2004   1211.92
1960    58.11     1975     90.19    1990    330.22    2005   1248.29
1961    71.55     1976    107.46    1991    417.09

     The following graph illustrates the historical performance of the S&P 500 Index based on the closing values thereof on the last Index Business Day of each December from 1947 through 2005. Past movements of the S&P 500 Index are not necessarily indicative of future S&P 500 Index values.

                                    [GRAPH]

LICENSE AGREEMENT

     S&P and Citigroup have entered into a non-exclusive license agreement providing for the license to Citigroup and its subsidiaries, including Citigroup Funding, in exchange for a fee, of the right to use indices owned and published by S&P in connection with certain securities, including the Certificates, the Securities and the Warrants.

     The license agreement between S&P and Citigroup provides that the following language must be stated in this offering document.

     The Certificates, the Securities and the Warrants are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the holders of the Certificates, the Securities and the Warrants or any member of the public regarding the advisability of investing in securities generally or in the Certificates, the Securities and the Warrants particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to Trust [2006-1] and Citigroup Funding (other than transactions entered into in the ordinary course of business) is the licensing of certain servicemarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to Trust [2006-1], Citigroup Funding or the Certificates, the Securities and the Warrants. S&P has no obligation to take the needs of Trust [2006-1], Citigroup Funding or the holders of the Certificates, the Securities and the Warrants into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of the sale of the Certificates, the Securities and the Warrants, prices at which the Certificates, the Securities and the Warrants are initially to be sold, or quantities of the Certificates, the Securities and the Warrants to be issued or in the determination or calculation of the equation by which the Certificates, the Securities and the Warrants are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Certificates, the Securities and the Warrants.

     S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY TRUST [2006-1],

CITIGROUP FUNDING, CITIGROUP, HOLDERS OF THE CERTIFICATES, SECURITIES OR WARRANTS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

     All disclosures contained in this offering document regarding the S&P 500 Index, including its makeup, method of calculation and changes in its components, are derived from publicly available information prepared by S&P. None of Trust [2006-1], Citigroup Funding, Citigroup, Citigroup Global Markets Inc., the trustees or the warrant agent assumes any responsibility for the accuracy or completeness of such information.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion is a summary of the principal U.S. federal income tax considerations that may be relevant to the purchase, ownership and disposition of the Certificates. Unless otherwise specifically indicated, this summary addresses the tax consequences only to a person that is (i) an individual citizen or resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) otherwise subject to United States federal income taxation on a net income basis in respect of the Certificates (a "U.S. Holder"). All references to "holders" (including U.S. Holders) in this section are to beneficial owners of the Certificates. This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase the Certificates by any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that will hold the Certificates as part of a position in a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment, who hold other stocks or securities reflecting positions in the S&P 500 Index or investment portfolios that include shares of any of the companies included in the S&P 500 Index, or who acquire Certificates within 30 days of selling such positions or shares, (iii) persons whose functional currency is not the United States dollar, (iv) persons that do not hold the Certificates as capital assets or (v) persons that did not purchase the Certificates in the initial offering.

     This summary is based on United States federal income tax laws, regulations, rulings and decisions in effect as of the date of this offering document, all of which are subject to change at any time (possibly with retroactive effect). As the law is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

     The discussion below contains certain statements regarding the advisability of certain tax elections. These statements are of a general nature and are not addressed to any taxpayer's particular circumstances. A PROSPECTIVE INVESTOR IN THE CERTIFICATES SHOULD CONSULT ITS OWN TAX ADVISORS IN DETERMINING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE CERTIFICATES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

TAX STATUS OF TRUST [2006-1]

     Trust [2006-1] will be treated as a grantor trust owned solely by the present and future holders of Certificates for U.S. federal income tax purposes, and accordingly, income received by Trust [2006-1] will be treated as income of the holders of the Certificates in the manner set forth below.

CHARACTERIZATION OF TRUST ASSETS

     There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of the Securities and the Warrants. Pursuant to the amended and restated declaration of trust of Trust [2006-1], every holder of the Certificates, Trust [2006-1] and Citigroup Funding agrees to characterize and treat for U.S. federal income tax purposes, in the absence of an administrative determination or judicial ruling to the contrary, (i) the Security and the Warrant as two separate financial instruments; (ii) each Security as a cash-settled variable prepaid forward contract with respect to the S&P 500 Index under which at the time of issuance of the Certificates, you pay Citigroup Funding, with respect to the Security, the amount set forth on the cover page of this offering document as the offering price for the Security (the "issue price") in consideration for Citigroup Funding's obligation to deliver to you at maturity of the Security a cash amount equal to $10 plus a supplemental return amount (which may be positive, zero, or negative) based upon the performance of the S&P 500 Index, in full satisfaction of its obligation under such forward contract; and (iii) each Warrant as a cash-settled put option with respect to the S&P 500 Index under which at the time of issuance of the Certificates, with respect to the Warrant, you pay Citigroup Funding the amount set forth on the cover page of this offering document as the offering price for the Warrant (the "option premium") in consideration for the right to sell to Citigroup Funding at expiration of the Warrant, for a cash amount equal to $10, a notional position in the S&P 500 Index with an initial value of $10.

     Trust [2006-1] and Citigroup Funding will report to you and to the Internal Revenue Service ("IRS") the payments under the Securities and the Warrants according to this agreed-to characterization and treatment. Unless explicitly stated otherwise, based on the agreement above and certain representations made by Citigroup Funding with respect to the Securities and the Warrants, the remainder of this section "Certain United States Federal Income Tax Considerations" assumes that you will be treated as the owner of your pro rata portion of two separate financial instruments consisting of the Security and the Warrant, rather than as the owner of a single financial instrument. Prospective investors in the Certificates should be aware, however, that no ruling is being requested from the IRS with respect to the Securities and the Warrants and the IRS might take a different view as to the proper characterization of the Securities or of the Warrants and of the U.S. federal income tax consequences to a holder thereof. As discussed below, alternative treatments of the Certificates could result in less favorable U.S. federal income tax consequences to you, including a requirement to accrue income on a current basis and to treat any gain as ordinary income.

TAX BASIS IN THE SECURITIES AND THE WARRANTS

     In order to determine your tax basis in the Securities and the Warrants, you should allocate the purchase price paid for your Certificates between your pro rata portion of the Securities and the Warrants, in proportion to the fair market values thereof. Your initial tax basis in a Security generally will equal
the issue price of           , and your initial tax basis in a Warrant will
equal the option premium of           .

OVERVIEW

     Your tax treatment may differ significantly depending on whether you hold a Security and a Warrant together as a Certificate or whether you exchange your Certificate for your pro rata portion of the assets of Trust [2006-1] and hold a Security or Warrant separately, without holding the other. In addition, your tax treatment will depend on the application of the straddle rules described in more detail under "-- Taxation of Certificates -- Straddle Rules." Unless specified otherwise, the discussion below assumes that the straddle rules will apply to the Securities and the Warrants throughout the term of the Certificates. Furthermore, your tax treatment may depend on certain elections discussed in more detail below. In particular, it is important that you consider making the "mixed straddle" election described under "-- Taxation of Certificates -- Mixed Straddle Election." Otherwise, you may be required to recognize gain on the Warrants, if any, on an annual basis. Unless otherwise specified, the discussion below assumes that the mixed straddle election and the identified straddle election described in more detail under "-- Taxation of Certificates -- Straddle Rules -- Treatment of Losses; Identified Straddle Election," below, will apply.

     As discussed in more detail below, in general the tax treatment of your investment in the Securities and the Warrants will be as follows:

  Any gain you realize with respect to the Certificates (such as at maturity or upon sale) will be short-term capital gain, unless you take the steps described in the next italicized paragraph below.

     - If you hold Certificates at maturity or if you sell all of your Certificates prior to maturity, you will recognize net capital gain or loss at maturity or upon sale, as applicable, equal to the difference between the amount of cash received and the amount you paid for the Certificates. Your capital gain or loss will be short-term gain or loss regardless of how long you have held the Certificates.

  You will recognize long-term capital gain, if any, only if you exchange Certificates for a pro rata portion of the Warrants and Securities and dispose of either the Warrants or the Securities and continue to hold the other for more than one year. You should be aware, however, that if you hold only the Securities or only the Warrants, you will lose the benefit of principal protection at maturity.

     - If you dispose of the Warrants and continue to hold the Securities, you will recognize short-term capital gain on the disposition of the Warrants if the amount realized exceeds the option premium. You will have capital gain or loss on the subsequent sale or other taxable disposition of the Securities, which will be long-term gain or loss only if you continue to hold the Securities for more than one year after your disposition of the Warrants.

     - If you dispose of the Securities and continue to hold the Warrants, you will recognize short-term capital gain on disposition of the Securities if the amount realized exceeds the issue price. You will have capital gain or loss on the subsequent sale or other taxable disposition of the Warrants, which will be long-term gain or loss only if you continue to hold the Warrants for more than one year after your disposition of the Securities.

TAXATION OF CERTIFICATES

In General

     Except where otherwise stated, the discussion below assumes that the mixed straddle election described under "-- Taxation of Certificates -- Mixed Straddle Election" will apply. Under that assumption, you will not be required to accrue income or to take into account any gain or loss with respect to the Certificates until maturity or disposition of the Certificates.

Maturity, Sale, Exchange or Other Taxable Disposition of Certificates

     The maturity, sale or exchange of the Certificates will be treated as a taxable disposition of the Securities and of the Warrants. Accordingly, if you dispose of all of your Certificates, you generally will recognize net capital gain or loss equal to the difference between the amount realized and the amount you paid for the Certificates. As described below under "-- Taxation of Certificates -- Straddle Rules -- Holding Period," your capital gain or loss will be short-term gain or loss regardless of how long you have held the Certificates at the time of maturity or disposition. For discussion of the treatment of a partial sale or other taxable disposition of Certificates, see below under "-- Taxation of Certificates -- Straddle Rules -- Treatment of Losses; Identified Straddle Election."

Straddle Rules

     In General. As described above, the maturity, sale or exchange of all or part of your Certificates will be treated as a taxable disposition of the Securities and Warrants relating to those Certificates. In that event, you may realize gain on the Securities and a loss on the Warrants, or vice versa. As described below, special U.S. federal income tax "straddle" rules apply when taxpayers realize gains and losses from offsetting positions in actively traded personal property.

     A Security and a Warrant will constitute a straddle at the issuance of the Certificates, because your risk of loss from holding the Security is substantially diminished at that time by your ownership of the Warrant. The remainder of this section "Certain United States Federal Income Tax Considerations" assumes that the Securities and the Warrants will be subject to the straddle rules throughout the term of the Certificates. As a result, special loss, holding period rules, and expense capitalization rules will apply to the Securities and the Warrants, as described immediately below. You should consult your own tax advisors if you own any other stocks or securities reflecting positions in the S&P 500 Index or investment portfolios that include shares of any of the companies included in the S&P 500 Index.

     Treatment of Losses; Identified Straddle Election. Under the general straddle rules, you would be permitted to take into account a loss recognized on a position in the straddle only to the extent the loss exceeds any unrecognized gain at the end of a taxable year with respect to any offsetting position in the straddle (which could be the Certificates, Securities or Warrants) retained by you. As a result, if you sold, exchanged or otherwise disposed of a part, but not all of your Certificates, you might be required to pay tax on taxable gain in excess of your economic gain on the Certificates that you sold.

     This general loss deferral rule will not apply, however, if each Security and each Warrant is identified as positions comprising a separate "identified straddle" (an "identified straddle" election), in the manner described in more detail below. Under the identified straddle election, if you realize a loss on the disposition of a Warrant held as part of an identified straddle and a gain on the Security held as part of the same identified straddle (or vice versa), the loss on the first instrument will be added to the basis of the second instrument. As a result, upon a disposition of your Certificates, your net capital gain or loss from that disposition will be equal to the difference between the amount realized and the amount you paid for the sold Certificates.

     In order to make an "identified straddle" election, the positions in the straddle must be clearly identified on the taxpayer's records as an identified straddle before the close of the day on which the straddle is acquired, subject to regulations. Trust [2006-1] will make an identified straddle election on behalf of all holders of the Certificates by identifying on its records each Security and each Warrant as a separate identified straddle before the close of the day on which the Securities and Warrants are acquired. It is unclear, however, whether the identified straddle election made by Trust [2006-1] on behalf of a holder will be effective. Therefore, it is generally advisable that you also identify each Security and each Warrant as a separate identified straddle in your records no later than the close of the day on which you acquire the Certificates.

     To make the election, you must identify the Securities and the Warrants as an "identified straddle" in your records no later than the close of the day on which you acquire the Certificates. The identified straddle election in its current form is new and certain aspects of its application are uncertain, including the manner in which an identified straddle election may be made. An identification statement is included in this offering document immediately following this section "Certain United States Federal Income Tax Considerations." The identification statement may be sufficient to comply with the requirements for making an identified straddle election, if you keep the identification statement as part of your books and records. In addition, the broker through which you purchased your Certificates may provide a trade confirmation that identifies each Security and each Warrant as a separate identified straddle for purposes of the straddle rules and that provides that you agree to treat your positions in the Securities and the Warrants accordingly. In any case, you should keep the trade confirmation together with the identification statement as part of your books and records. You should consult your own tax advisors in determining how the identified straddle rules may apply to you. Except where otherwise stated, the remainder of this section "Certain United States Federal Income Tax Considerations" assumes that an identified straddle election will apply.

     Holding Period. Your holding period in any position that is part of a straddle (for example, the Securities) does not begin until after the date on which you dispose of all positions that offset that position (for example, the Warrants). Therefore, you will recognize short-term capital gain or loss on maturity or disposition of the Certificates regardless of how long you have held the Certificates.

     Capitalization of Expenses. You are required to capitalize any otherwise deductible interest or carrying charges incurred with respect to any position in a straddle by increasing your tax basis in the position, rather than deducting such amounts. The remainder of this section "Certain United States Federal Income Tax Considerations" assumes that you will not have any interest or carrying charges with respect to your Certificates.

Special Rules Applicable to Warrants

     The Warrants may be subject to special rules applicable to "section 1256 contracts" that are described below if the Warrants are treated as "listed options." If the Warrants are not treated as section 1256 contracts, you will not be required to take into account any gain or loss with respect to the Warrants until maturity or disposition of the Certificates or of the Warrants.

     For purposes of the section 1256 rules, a "listed option" is defined as any option "which is traded on (or subject to the rules of) a qualified board or exchange." The Warrants will not be listed on a qualified board or exchange, but the Certificates will be listed on the AMEX. No authority addresses the question of whether the Warrants will be considered subject to the rules of a qualified board or exchange under these circumstances. Accordingly, it is possible that the Warrants may be treated as "listed options" and therefore as "section 1256 contracts." In that case, you would be subject to special timing and holding period rules, absent the "mixed straddle" election described below.

     Under the rules applicable to section 1256 contracts, each Warrant that is part of a Certificate held by you at the close of your taxable year is deemed to be sold at the Warrant's fair market value (the "mark-to-market rule"). You would recognize gain, if any, under the mark-to-market rule equal to the difference between the Warrant's fair market value and your basis in the Warrant, which is equal to the option premium you paid to purchase the Warrant, adjusted for any gain or loss that you took into account in prior years under the mark-to-market rule. Any losses realized under the mark-to-market rule would be subject to deferral, however, under the straddle rules described above. Any gain or loss from the deemed mark-to-market sale would be required to be taken into account as 60% long-term capital gain or loss and 40% short-term capital gain or loss (the "60/40 rule"), regardless of your holding period for the Certificate. Similarly, any gain or loss realized on disposition of the Certificate or possibly on exchange of a Certificate for your pro rata share of the Securities and the Warrants would be subject to the 60/40 rule to the extent such gain or loss were allocable to the Warrant.

Mixed Straddle Election

     As discussed above under "-- Taxation of Certificates -- Special Rules Applicable to Warrants," the Warrants may be treated as section 1256 contracts. The Securities will not be treated as section 1256 contracts. A mixed straddle is any "straddle" in which at least one, but not all, of the positions, is a section 1256 contract. Accordingly, holding the Certificates may constitute a "mixed straddle" under the rules governing section 1256 contracts. If you hold a Certificate, generally it will be advisable for you to make a "mixed straddle" election with respect to the Certificate. If you make this election, the mark-to-market rule would not apply to the Warrants even if they were treated as listed options and subject to the section 1256 rules. Accordingly, you will not be required to take into account any gain or loss with respect to the Warrants until they mature or you dispose of either the Warrants or the Securities.

     In order to make a "mixed straddle" election, the positions in the straddle must be clearly identified on the taxpayer's records as a mixed straddle before the close of the day on which the straddle is acquired. In addition, the taxpayer must file IRS Form 6781. Trust [2006-1] will make a "mixed straddle" election on behalf of all holders of the Certificates by identifying on its records the Securities and the Warrants as a mixed straddle before the close of the day on which the Securities and Warrants are acquired, and by filing IRS form 6781. It is unclear, however, whether the election made by Trust [2006-1] on behalf of a holder will be effective. Therefore, it is generally advisable that you also make a "mixed straddle" election.

     To make the election, you must check Box A on IRS Form 6781 (a copy of which is attached to this offering document as Exhibit B and also is available on the IRS website at http://www.irs.gov) and attach the Form to your tax return for the year in which you acquire the Certificates. You must also identify the Securities and the Warrants as a straddle in your records no later than the close of the day on which you acquire the Certificates. The rules do not address specifically how to satisfy the identification requirements of the mixed straddle election. An identification statement is included in this offering document immediately following this section "Certain United States Federal Income Tax Considerations." The identification statement may be sufficient to comply with mixed straddle election requirements, if you keep the identification statement as part of your books and records. In addition, the broker through which you purchased your Certificates may provide a trade confirmation that identifies each Security and each Warrant as a mixed straddle for purposes of the section 1256 rules and that provides that you agree to treat your positions in the Securities and the Warrants accordingly. In any case, you should keep the trade confirmation together with the identification statement as part of your books and records. Except where otherwise stated, the remainder of this section "Certain United States Federal Income Tax Considerations" assumes that a mixed straddle election will apply.

     You will not be able to make the mixed straddle election with respect to the Securities and the Warrants after the first year that you hold your Certificates. The mixed straddle election applies to the taxable year for which the election is made and all future taxable years, and may not be revoked without the consent of the IRS. You should consult your own tax advisors in determining whether to make a mixed straddle election in light of your particular tax circumstances and how to comply with the identification requirements of such election.

EXCHANGE OF CERTIFICATES FOR A PRO RATA PORTION OF SECURITIES AND WARRANTS

In General

     If you exchange the Certificates for a pro rata portion of the Securities and Warrants, you generally will not recognize gain or loss on the exchange.

     You will not be required to accrue income or to take into account any gain or loss with respect to the Securities until maturity or disposition of the Securities.

     The Warrants will not be listed on an exchange and therefore will not be subject to the section 1256 rules. See discussion above under "-- Taxation of Certificates -- Special Rules Applicable to Warrants." Accordingly, you also will not be required to accrue income or to take into account any gain or loss with respect to the Warrants until maturity or disposition of the Warrants.

Disposition of Securities or Warrants

     If you hold the Securities and Warrants to maturity, or dispose of Securities and Warrants that have been identified as part of an identified straddle at the same time, you generally will be taxed as described under "-- Taxation of Certificates -- Maturity, Sale, Exchange or Other Taxable Disposition of Certificates." As described therein, any gain or loss that you recognize would be short-term capital gain or loss.

     If you dispose of a Warrant and continue to hold the Security identified as part of the same identified straddle, you will realize capital gain or loss equal to the difference between the amount realized on disposition of the Warrant and the option premium you paid for the Warrant. Gain, if any, will be taxable in the year of disposition, and will be treated as short-term capital gain. Loss, if any, will be capitalized into the basis of the Security and will not be deductible until you sell or otherwise dispose of the Security. On later disposition of the Security, including on maturity of the Security, you will recognize capital gain or loss equal to the difference between the amount realized on disposition and your adjusted basis for the Security, which will equal the issue price of the Security plus any loss from the Warrant that was capitalized as described in the previous sentence. Gain or loss from disposition of the Security will be long-term gain or loss if you have held the Security for more than one year after disposing of the Warrant, and otherwise will be short-term gain or loss. The deductibility of capital losses is subject to limitations.

     If you dispose of a Security and continue to hold the Warrant identified as part of the same identified straddle, you will realize capital gain or loss equal to the difference between the amount realized on disposition of the Security and the issue price for the Security. Gain, if any, will be taxable in the year of disposition, and will be treated as short-term capital gain. Loss, if any, will be capitalized into the basis of the Warrant and will not be deductible until you sell or otherwise dispose of the Warrant. On later disposition of the Warrant, including on maturity of the Warrant, you will recognize capital gain or loss equal to the difference between the amount realized on disposition and your adjusted basis for the Warrant, which will equal the option premium you paid for the Warrant plus any loss from the Security that was capitalized as described in the previous sentence. Gain or loss from disposition of the Warrant will be long-term gain or loss if you have held the Warrant for more than one year after disposing of the Security, and otherwise will be short-term gain or loss.

     You should be aware that if you dispose of either the Security or the Warrant and hold only the Security or only the Warrant, you will lose the benefit of principal protection at maturity.

POSSIBLE ALTERNATIVE CHARACTERIZATION

     Due to the absence of authority as to the proper characterization of the Securities and Warrants, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment described above. In particular, however, because you will be entitled to cash in an amount equal to or greater than the purchase price paid for the Securities and the Warrants if you hold the Certificates until maturity, the IRS could seek to analyze the federal income tax treatment of a Security and a Warrant as a single four-year debt instrument subject to Treasury regulations governing contingent payment debt instruments (the "Contingent Payment Regulations").

     The Contingent Payment Regulations are complex. Very generally, if they applied to the Securities and the Warrants, you would be required to accrue original issue discount every year at a "comparable yield" for Citigroup Funding, determined at the time of issuance of the Certificates. This original issue discount would be includible as ordinary interest income in your gross income over the term of the Certificates, although you will receive no payments on the Certificates before maturity. In addition, any gain realized on the sale, exchange or redemption of the Certificates would be treated as ordinary income. Any loss realized on such sale, exchange or redemption would be treated as an ordinary loss to the extent of your original issue discount inclusions with respect to the Certificates. Any loss realized in excess of such amount generally would be treated as a capital loss.

     The Contingent Payment Regulations apply only to debt instruments. Investors in Certificates have an unrestricted legal right to exchange their Certificates for a pro rata portion of the Warrants and Securities and to dispose of one separately from the other. Moreover, investors who wish to obtain long-term capital gain treatment on maturity or disposition of the Securities will have an economic incentive to exchange their Certificates for a pro rata portion of the Warrants and Securities and dispose of the Warrants more than one year prior to maturity of Securities. Accordingly, Citigroup Funding believes that the Securities and the Warrants underlying the Certificates should be treated not as a single debt instrument, but as two separate financial instruments, as described above. No assurance can be provided that the IRS will agree with this position.

TAX SHELTER REPORTING RULES

     Treasury regulations require that a taxpayer report to the IRS transactions in which the taxpayer has sustained losses equal to or in excess of certain thresholds. This requirement is subject to a number of exceptions intended to eliminate many ordinary course transactions where taxpayers cannot manipulate the timing of losses. However, because you will hold the Securities and the Warrants in the form of a certificate in a trust and because the Securities and the Warrants constitute a straddle, the exceptions will not apply to losses on your investment in the Certificates or losses from the Securities or the Warrants. Accordingly, you generally will be required to report to the IRS any loss arising from your investment in the Certificates that equals or exceeds the loss threshold amount applicable to you. The loss threshold amounts are, in general, $2 million in any taxable year for an individual, partnership, S corporation, estate or trust, and $10 million in any taxable year for a corporation or a partnership with solely corporate investors. If you realize a loss from your investment in Certificates in more than one year, you may be required to combine those losses for reporting purposes, although the loss threshold amounts generally will be higher. You should consult your own tax advisors in determining whether the tax shelter reporting requirements apply to your transactions in the Securities and the Warrants and how to comply with such requirements.

TRUST INFORMATION REPORTING

     The IRS and Treasury recently issued regulations providing information reporting rules for widely held fixed investment trusts. These rules will apply to Trust [2006-1] beginning on January 1, 2007 and generally will require more extensive reporting of trust items to the IRS and investors on IRS Forms 1099s and in accompanying statements, including separate identification of trust income and expense items.

NON-UNITED STATES PERSONS

     If you are a holder of the Certificates that is not a U.S. Holder, any gain realized upon the sale, maturity, exchange or other taxable disposition of the Certificates, the Securities, or the Warrants generally will not be subject to U.S. income and withholding tax, provided that:

          (i) you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of the Citigroup Funding's stock entitled to vote, and are not a controlled foreign corporation related, directly or indirectly, to Citigroup Funding through stock ownership;

          (ii) you, as the beneficial owner of the Certificate certify on IRS Form W-8BEN (or successor form), under penalties of perjury, that you are not a U.S. person and provide your name and address or otherwise satisfy applicable documentation requirements; and

          (iii) if you are an individual, you are not present in the United States for 183 days or more in the taxable year that contains the day of the disposition or if the gain is not attributable to a fixed place of business maintained by you in the United States.

     Prospective investors that are not U.S. Holders should consult their own tax advisors in determining the tax consequences to them of an investment in the Certificates, including the application of U.S. federal, state, local, foreign or other tax laws, and the possible effects of changes in federal or other tax laws.

Estate Tax

     If you are an individual who will be subject to U.S. federal estate tax only with respect to U.S. situs property (generally an individual who at death is neither a citizen nor a domiciliary of the United States) or an entity the property of which is potentially includible in such an individual's gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty benefit, the Certificates, the Securities or the Warrants may be treated as U.S. situs property for U.S. federal estate tax purposes. You are urged to consult your own tax advisors regarding the U.S. federal estate tax consequences of investing in the Certificates.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     If you are a U.S. Holder, you may be subject to information reporting and to backup withholding on certain amounts paid to you unless you (i) are a corporation or come within certain other exempt categories and demonstrate this fact, or (ii) provide a correct taxpayer identification number, certify as to no loss of exemption from backup withholding and otherwise comply with applicable requirements of the backup withholding rules. The amount of any backup withholding will be allowed as a credit against your federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS. If you are not a U.S. person, you generally will not be subject to backup withholding and information reporting with respect to the Certificates if you have provided Citigroup Funding with a properly completed IRS Form W-8BEN described above and we do not have actual knowledge or reason to know that you are a U.S. person.

         IDENTIFICATION OF POSITIONS FORMING A STRADDLE FOR PURPOSES OF SECTIONS 1256(D) AND 1092(A)(2) OF THE INTERNAL REVENUE CODE.
                      (Keep with your trade confirmation)

     Pursuant to Internal Revenue Code Sections 1092 and 1256, I hereby identify each Security and each Warrant purchased as part of Citigroup Funding Inc. Safety First Principal-Protected Trust Certificates Based Upon the S&P 500 Index (the "Certificates") as positions comprising a separate identified straddle within the meaning of Section 1092(a)(2) and, if a Warrant otherwise would constitute a "Section 1256 contract", as positions comprising a mixed straddle within the meaning of Section 1256(d). This identification incorporates by reference the description of the Securities and the Warrants set forth in the
prospectus dated [     ] for the Certificates under the headings "Description of
the Equity Index Participation Securities" and "Description of the Equity Index Warrants." The Securities and the Warrants were acquired on the date shown on the trade confirmation attached hereto.

                                  UNDERWRITING

     The terms and conditions stated in the terms agreement dated the date of this offering document, which incorporates by reference the underwriting agreement basic provisions dated July 19, 2006, govern the sale and purchase of the Certificates. The terms agreement and the underwriting agreement basic provisions are referred to together as the underwriting agreement. Citigroup Global Markets Inc., as underwriter, has agreed to purchase from Trust [2006-1], and Trust [2006-1] has agreed to sell to Citigroup Global Markets Inc.,
          Certificates.

     The underwriting agreement provides that the obligation of Citigroup Global Markets Inc. to purchase the Certificates included in this offering is subject to approval of certain legal matters by counsel and to other conditions. Citigroup Global Markets Inc. is obligated to purchase all of the Certificates if it purchases any Certificates.

     Citigroup Global Markets Inc. proposes to offer some of the Certificates directly to the public at the public offering price set forth on the cover page of this offering document and some of the Certificates to certain dealers at the
public offering price less a concession not in excess of $       per
Certificate. Citigroup Global Markets Inc. may allow, and such dealers may
reallow, a concession not in excess of $     per Certificate on sales to certain
other dealers. Sales may also be made through Citicorp Investment Services and Citicorp Financial Services Corp., broker-dealers affiliated with Citigroup Global Markets Inc., acting as agents. Citicorp Investment Services and Citicorp Financial Services Corp. will receive as remuneration a portion of the underwriting discount set forth on the cover of this offering document equal to
$          per Certificate for the Certificates they sell. If all of the
Certificates are not sold at the initial offering price, Citigroup Global Markets Inc. may change the public offering price and the other selling terms.

     The underwriting agreement provides that Trust [2006-1], Citigroup Funding and Citigroup will indemnify Citigroup Global Markets Inc. against certain liabilities, including liabilities under the Securities Act of 1933, and will make certain contributions in respect thereof, or will contribute to payments that Citigroup Global Markets Inc. may be required to make in respect of any of those liabilities and will reimburse Citigroup Global Markets Inc. for certain legal and other expenses.

     Prior to this offering, there has been no public market for the Certificates. Consequently, the initial public offering price for the Certificates was determined by negotiations among Trust [2006-1] and Citigroup Global Markets Inc. There can be no assurance, however, that the prices at which the Certificates will sell in the public market after this offering will not be lower than the price at which they are sold by Citigroup Global Markets Inc. or that an active trading market in the Certificates will develop and continue after this offering.

     Citigroup Funding and Trust [2006-1] will apply to list the Certificates on
the American Stock Exchange under the symbol "     ."

     In view of the fact that the proceeds of the sale of the Certificates ultimately will be used by Trust [2006-1] to purchase the Securities and the Warrants, the underwriting agreement provides that Citigroup Funding will pay to
Citigroup Global Markets Inc. an underwriting discount of $       per
Certificate for the account of Citigroup Global Markets Inc.

     In connection with the offering, Citigroup Global Markets Inc., as the underwriter, may purchase and sell the Certificates, the Securities, the Warrants and the stocks underlying the S&P 500 Index in the open market. These transactions may include covering transactions and stabilizing transactions. Covering transactions involve purchases of the Certificates, the Securities or the Warrants in the open market after the distribution has been completed to cover short positions. Stabilizing transactions consist of certain bids or purchases of the Certificates, the Securities, the Warrants or the stocks underlying the S&P 500 Index made for the purpose of preventing or slowing a decline in the market price of the Certificates, the Securities, the Warrants or the stocks underlying the S&P 500 Index while the offering is in progress.

     Any of these activities may have the effect of preventing or retarding a decline in the market price of the Certificates, the Securities or the Warrants. They may also cause the price of the Certificates, the Securities or the Warrants to be higher than the price that otherwise would exist in the open market in the absence of these transactions. Citigroup Global Markets Inc. may conduct these transactions in the over-the-counter market or otherwise. If Citigroup Global Markets Inc. commences any of these transactions, it may discontinue them at any time.

     In order to hedge its obligations under the Securities and the Warrants, Citigroup Funding expects to enter into one or more swaps or other derivatives transactions with one or more of its affiliates. See "Use of Proceeds and Hedging Activities," "Risk Factors -- Risks Generally Relating to the Certificates, Securities and Warrants -- The Market Value of the Certificates May Be Affected by Purchases and Sales of the Stocks Underlying the S&P 500 Index or Derivative Instruments Related to the S&P 500 Index by Affiliates of Citigroup Funding" and "-- Citigroup Funding's Hedging Activity Could Result in a Conflict of Interest" in this offering document.

     We estimate that our total expenses for this offering will be $          .

     Citigroup Global Markets Inc. is an affiliate of Citigroup Funding. Accordingly, the offering will conform with the requirements set forth in Rule 2810 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding direct participation programs. Citigroup Global Markets Inc. may not confirm sales to any discretionary account without the prior specific written approval of a customer.

     This offering document may also be used by Citigroup Funding's broker-dealer affiliates in connection with offers and sales of the Certificates, the Securities and the Warrants (subject to obtaining any necessary approval of the American Stock Exchange for any of these offers and sales) in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any of these affiliates may act as principal or agent in these transactions. None of these affiliates is obligated to make a market in the Certificates, the Securities and the Warrants and any may discontinue any market-making at any time without notice, at its sole discretion.

     Citigroup Funding and Citigroup have agreed to indemnify Citigroup Global Markets Inc. against certain liabilities under the Securities Act of 1933, or to contribute to payments Citigroup Global Markets Inc. may be required to make because of any of those liabilities.

                                 ERISA MATTERS

     Each purchaser of the Certificates, the Securities, the Warrants or any interest therein will be deemed to have represented and warranted on each day from and including the date of its purchase or other acquisition of the Certificates, the Securities or the Warrants through and including the date of disposition of such Certificates, Securities or Warrants that (a) it is not (i) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) an entity with respect to which part or all of its assets constitute assets of any such employee benefit plan by reason of 29 C.F.R 2510.3-101 or otherwise, or
(iii) a government or other plan subject to federal, state or local law substantially similar to the fiduciary responsibility provisions of ERISA ((i), (ii) and (iii) collectively, "ERISA-Type Plans"); and (b) if it is a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, that is not an ERISA-Type Plan (for example, individual retirement accounts, individual retirement annuities or Keogh plans), none of Citigroup Global Markets, Inc., its affiliates or any employee thereof manages the plan or provides advice that serves as a primary basis for the plan's decision to purchase, hold or dispose of the Certificates, the Securities or the Warrants. The disclosure in this section replaces the disclosure contained in the section "ERISA Matters" in the accompanying prospectus supplements relating to the Securities and the Warrants.

                                 LEGAL MATTERS

     The validity of the Certificates and certain matters relating thereto will be passed upon for Trust [2006-1] by Dorsey & Whitney LLP, as special Delaware counsel. Certain legal matters will be passed upon for the underwriter by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Cleary Gottlieb Steen & Hamilton LLP has also acted as special tax counsel to Citigroup Funding and Citigroup in connection with the Certificates and Citigroup's guarantee. Cleary Gottlieb Steen & Hamilton LLP has from time to time acted as counsel for Citigroup and certain of its subsidiaries, including Citigroup Funding, and may do so in the future.

                                    EXPERTS

     The consolidated financial statements of Citigroup as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP refers to changes, in 2005, in Citigroup's method of accounting for conditional asset retirement obligations associated with operating leases, and in 2003, in Citigroup's methods of accounting for variable interest entities and stock-based compensation.

                                   EXHIBIT A

                          OFFICIAL NOTICE OF EXCHANGE

                                                             DATED:

U.S. Bank National Association, as
       Institutional Trustee
100 Wall Street, 16th Floor
New York, NY 10005
Attention: Rachel Muehlbauer, Specialized Finance
Phone: (651) 495-3511
Fax: (651) 495-8158

Ladies and Gentlemen:

     The undersigned holder of the Principal-Protected Trust Certificates Based Upon the S&P 500(R) Index Due 2010 (the "Certificates") hereby irrevocably elects to exercise with respect to the principal amount of the Certificates indicated below, as of the date hereof (or, if this notice is received after 11:00 a.m. on any Business Day by the Institutional Trustee, as of the next
Business Day), provided that such day is prior to the earlier of (i)           ,
2010 and (ii) in the event of acceleration of the maturity date, the Accelerated Maturity Date, the holder's exchange right as described in the Prospectus dated
          , 2006 relating to the Certificates (the "Prospectus"). Capitalized terms not defined herein have the meanings given to such terms in the Prospectus.

     Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated, whereupon Safety First Trust Series [2006-1] (the "Trust") shall cause the Institutional Trustee, U.S. Bank National Association, to deliver the required amount of the Securities and the Warrants three Business Days after the Actual Exchange Date in accordance with the delivery instructions set forth below, as long as the Institutional Trustee has received delivery on the Actual Exchange Date of the Certificates being exchanged.

                                          Very truly yours,

                                          [Name of Holder]

                                          By:
                                            ------------------------------------
                                          [Title]

                                          [Fax No.]

                                          $
                                          --------------------------------------
                                          Principal Amount of Certificates being
                                          Exchanged [must be $10 or integral
                                          multiple thereof]

                                       Ex.A

Delivery Instructions
for the Securities and the Warrants:

--------------------------------------

--------------------------------------

--------------------------------------

Receipt of the above Official Notice
of Exchange is hereby acknowledged:

U.S. Bank National Association, as
Institutional Trustee

By: U.S. Bank National Association, as
Institutional Trustee.

By:
    ----------------------------------
Name:
Title:

Date and Time of Acknowledgement:
                               -------

                                      Ex.A-2

                                   Exhibit B

Form 6781                                                      OMB No. 1545-0644
                                                               -----------------
                                                               2005
Department of the Treasury                                     Attachment
Internal Revenue Service                                       Sequence No. 82

                       GAINS AND LOSSES FROM SECTION 1256
                            CONTRACTS AND STRADDLES
                         > ATTACH TO YOUR TAX RETURN.

--------------------------------------------------------------------------------
Name(s) shown on tax return                               IDENTIFYING NUMBER

--------------------------------------------------------------------------------
Check all applicable boxes (see instructions).

A  [ ]  Mixed straddle election
B  [ ]  Straddle-by-straddle identification election
C  [ ]  Mixed straddle account election
D  [ ]  Net section 1256 contracts loss election
--------------------------------------------------------------------------------
PART I SECTION 1256 CONTRACTS MARKED TO MARKET
--------------------------------------------------------------------------------

      (A) Identification of account                                                  (B) (LOSS)     (C) GAIN
---------------------------------------------------------------------------------    ----------     ---------
1     __________________________________________________________________________     __________     _________
________________________________________________________________________________     __________     _________
________________________________________________________________________________     __________     _________

2     Add the amounts on line 1 in columns (b) and (c) ..............................2(_______)     _________

3     Net gain or (loss). Combine line 2, columns (b) and (c) ......................................3 _______

4     Form 1099-B adjustments. See instructions and attach schedule ................................4 _______

5     Combine lines 3 and 4 ........................................................................5 _______

      NOTE: If line 5 shows a net gain, skip line 6 and enter the gain on line
      7. Partnerships and S corporations, see instructions.

6     If you have a net section 1256 contracts loss and checked box D above, enter the amount of loss to be carried back. Enter the loss as a positive number .......................................................................................6 _______

7     Combine lines 5 and 6 ........................................................................7 _______

8     SHORT-TERM CAPITAL GAIN OR (LOSS). Multiply line 7 by 40% (.40). Enter here and include on the appropriate line of Schedule D (see instructions) ....................8 _______

9     LONG-TERM CAPITAL GAIN OR (LOSS). Multiply line 7 by 60% (.60). Enter here and include on the appropriate line of Schedule D (see instructions) .........................9 _______

--------------------------------------------------------------------------------
PART II GAINS AND LOSSES FROM STRADDLES.
Attach a separate schedule listing each straddle and its components.
--------------------------------------------------------------------------------
SECTION A--LOSSES FROM STRADDLES
--------------------------------------------------------------------------------

                                                                                     (F) LOSS.
                                                                                   If column (e)
                                                                      (E) Cost or   is more than       (G)      (H) RECOGNIZED LOSS.
                                   (B) Date                           other basis    (d), enter   Unrecognized  If column (f) is
                                   entered    (C) Date                   plus       difference.      gain on    more than (g), enter
                                   into or   closed out   (D) Gross   expense of     Otherwise,    offsetting        difference.
      (A) Description of property  acquired    or sold   sales price     sale        enter -0-      positions   Otherwise, enter -0-
---------------------------------  --------  ----------  -----------  -----------  -------------  ------------  --------------------
10    ___________________________  ________  __________  ___________  ___________  _____________  ____________  ____________________
_________________________________  ________  __________  ___________  ___________  _____________  ____________  ____________________

11A   Enter the short-term portion of losses from line 10, column (h), here and include on the appropriate line of Schedule D (see instructions) ....................................11A  (__________________)

B     Enter the long-term portion of losses from line 10, column (h), here and include on the appropriate line of Schedule D (see instructions) ....................................11B  (__________________)

--------------------------------------------------------------------------------
SECTION B--GAINS FROM STRADDLES
--------------------------------------------------------------------------------

                                   (B) Date                                               (F) GAIN. If column
                                    entered   (C) Date                (E) Cost or other  (d) is more than (e),
                                    into or  closed out   (D) Gross       basis plus       enter difference.
      (A) Description of property  acquired   or sold    sales price   expense of sale    Otherwise, enter -0-
---------------------------------  --------  ----------  -----------  -----------------  ---------------------
12    ___________________________  ________  __________  ___________  _________________  _____________________
_________________________________  ________  __________  ___________  _________________  _____________________

13A   Enter the short-term portion of gains from line 12,
      column (f), here and include on the appropriate line
      of Schedule D (see instructions) .............................................13A  _____________________

B     Enter the long-term portion of gains from line 12,
      column (f), here and include on the appropriate
      line of Schedule D (see instructions) ........................................13B  _____________________

--------------------------------------------------------------------------------
PART III UNRECOGNIZED GAINS FROM POSITIONS HELD ON LAST DAY OF TAX YEAR.
Memo Entry Only (see instructions)
--------------------------------------------------------------------------------

                                                                                                        (E) UNRECOGNIZED GAIN.
                                                                                                        If column (c) is more
                                   (B) Date  (C) Fair market value on last  (D) Cost or other basis  than (d), enter difference.
      (A) Description of property  acquired    business day of tax year           as adjusted            Otherwise, enter -0-
---------------------------------  --------  -----------------------------  -----------------------  ---------------------------
14    ___________________________  ________  _____________________________  _______________________  ___________________________
_________________________________  ________  _____________________________  _______________________  ___________________________
_________________________________  ________  _____________________________  _______________________  ___________________________

FOR PAPERWORK REDUCTION ACT NOTICE, SEE PAGE 4.
Cat. No. 13715G                                                 Form 6781 (2005)

                                     Ex. B

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    You should rely only on the information contained or incorporated by reference in this prospectus and pricing supplement and accompanying prospectus supplements and base prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus and pricing supplement is accurate as of any date other than the date on the cover of this prospectus and pricing supplement.

                         ------------------------------

                               TABLE OF CONTENTS

                                                 PAGE
                                                 -----
          PROSPECTUS AND PRICING SUPPLEMENT
Summary Information -- Q&A.....................      2
Risk Factors...................................     10
Available Information..........................     18
Citigroup Inc. ................................     20
Citigroup Funding Inc. ........................     20
Use of Proceeds and Hedging Activities.........     21
Safety First Trust Series [2006-1].............     22
Description of the Certificates................     24
Description of the Equity Index Participation
  Securities...................................     37
Description of the Equity Index Warrants.......     40
Description of the Certificate Guarantee.......     44
Description of the S&P 500(R) Index............     46
Certain United States Federal Income Tax
  Considerations...............................     52
Underwriting...................................     61
ERISA Matters..................................     63
Legal Matters..................................     63
Experts........................................     63
Official Notice of Exchange....................  Ex. A
Form 6781......................................  Ex. B
       MEDIUM-TERM NOTES PROSPECTUS SUPPLEMENT
Risk Factors...................................    S-3
Important Currency Information.................    S-6
Description of the Notes.......................    S-7
Certain United States Federal Income Tax
  Considerations...............................   S-33
Plan of Distribution...........................   S-40
ERISA Matters..................................   S-41
         INDEX WARRANT PROSPECTUS SUPPLEMENT
Risk Factors...................................    S-3
Important Currency Information.................    S-6
Description of the Index Warrants..............    S-7
Certain United States Federal Income Tax
  Considerations...............................   S-14
Plan of Distribution...........................   S-15
ERISA Matters..................................   S-16
                      PROSPECTUS
Prospectus Summary.............................      1
Ratio of Income to Fixed Charges and Ratio of
  Income to Combined Fixed Charges Including
  Preferred Stock Dividends....................      4
Forward-Looking Statements.....................      6
Citigroup Inc. ................................      6
Citigroup Funding Inc. ........................      6
Use of Proceeds and Hedging....................      7
European Monetary Union........................      8
Description of Debt Securities.................      8
Description of Index Warrants..................     21
Description of Debt Security and Index Warrant
  Units........................................     24
Limitations on Issuances in Bearer Form........     25
Plan of Distribution...........................     26
ERISA Matters..................................     29
Legal Matters..................................     29
Experts........................................     29

                               SAFETY FIRST TRUST
                                SERIES [2006-1]
                     PRINCIPAL-PROTECTED TRUST CERTIFICATES

                        BASED UPON THE S&P 500(R) INDEX
                              DUE ON

                             $10.00 PER CERTIFICATE
                               PAYMENTS DUE FROM
                       SAFETY FIRST TRUST SERIES [2006-1]
                      GUARANTEED BY CITIGROUP FUNDING INC.
                               PAYMENTS DUE FROM
                             CITIGROUP FUNDING INC.
                          GUARANTEED BY CITIGROUP INC.

                         ------------------------------
                                   PROSPECTUS
                                           , 2006
                         ------------------------------

                               PRICING SUPPLEMENT
                                            , 2006
                         (INCLUDING MEDIUM-TERM NOTES,
                         SERIES D PROSPECTUS SUPPLEMENT
                             DATED APRIL 13, 2006,
                                INDEX WARRANTS,
                        SERIES W-A PROSPECTUS SUPPLEMENT
                            DATED             , 2006
                                 AND PROSPECTUS
                             DATED MARCH 10, 2006)

                                (CITIGROUP LOGO)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses payable by the Registrants in connection with the Securities being registered hereby. All of the fees set forth below are estimates.

Commission Registration Fee.................................  $        *
Accounting Fees.............................................      80,000
Trustees' Fees and Expenses.................................      60,000
Printing and Engraving Fees.................................     300,000
NASD Fee....................................................      75,500
Legal Fees and Expenses.....................................     300,000
Stock Exchange Listing Fees.................................      50,000
                                                              ----------
          Total.............................................  $  865,500
                                                              ==========

---------------

* Deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended.

  ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  CITIGROUP

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized and ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under
Section 145. Section Four of Article IV of Citigroup's By-Laws provides that Citigroup shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

     Citigroup also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth of Citigroup's Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

     The directors and officers of Citigroup are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Citigroup. Any agents, dealers or underwriters who execute any underwriting or distribution agreement relating to securities offered pursuant to this Registration Statement will agree to indemnify Citigroup's directors and their officers who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to Citigroup by or on behalf of such indemnifying party.

CITIGROUP FUNDING

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section
145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized and ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145. Section One of Article VII of Citigroup Funding's By-Laws provides that Citigroup Funding shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

     Citigroup Funding also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Seventh of Citigroup Funding's Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

     The directors and officers of Citigroup Funding are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Citigroup Funding. Any agents, dealers or underwriters who execute any underwriting or distribution agreement relating to securities offered pursuant to this Registration Statement will agree to indemnify Citigroup Funding's directors and their officers who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to Citigroup Funding by or on behalf of such indemnifying party.

THE SAFETY FIRST TRUSTS

     The form of amended and restated declaration of trust for each of Safety First Trust Series 2006-1, Safety First Trust Series 2006-2, Safety First Trust Series 2006-3, Safety First Trust Series 2006-4, Safety First Trust Series 2006-5, Safety First Trust Series 2006-6, Safety First Trust Series 2006-7, Safety First Trust Series 2006-8, Safety First Trust Series 2006-9 and Safety First Trust Series 2006-10 (each a "Safety First Trust") provides that no Institutional Trustee (as defined in each amended and restated declaration of trust) or any of its affiliates, Delaware Trustee (as defined in each amended and restated declaration of trust) or any of its affiliates, or officer, director, shareholder, member, partner, employee, representative, custodian, nominee or agent of the Institutional Trustee or the Delaware Trustee (each a "Fiduciary Indemnified Person"), and no Regular Trustee (as defined in each amended and restated declaration of trust), affiliate of any Regular Trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of any Regular Trustee, or any employee or agent of such Safety First Trust or its affiliates (each a "Company Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to such Safety First Trust, any Affiliate (as defined in the amended and restated declaration of trust) of such Safety First Trust or any holder of securities issued by such Safety First Trust, or to any officer, director, shareholder, partner, member, representative, employee or agent of such Safety First Trust or its Affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified Person or Company Indemnified Person in good faith on behalf of such Safety First Trust and in a manner such Fiduciary Indemnified Person or Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Fiduciary Indemnified Person or Company Indemnified Person by such amended and restated declaration of trust or by law, except that a Fiduciary Indemnified Person or Company Indemnified Person shall be liable for any loss, damage, or claim incurred by reason of such Fiduciary Indemnified Person's or Company Indemnified Person's negligence or willful misconduct with respect to such acts or omissions. The amended and restated declaration of trust of each Safety First Trust also provides that, to the full extent permitted by law, Citigroup Funding Inc. (the "Company") shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of such Safety First Trust) by reason of the fact that he is or was a Company Indemnified

Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such Safety First Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The amended and restated declaration of trust of each Safety First Trust also provides that to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of such Safety First Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such Safety First Trust and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to such Safety First Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The amended and restated declaration of trust of each Safety First Trust further provides that expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in the amended and restated declaration of trust. The directors and officers of the Company and the individual trustees are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by the Company or the Safety First Trusts. Any agents, dealers or underwriters who execute any of the agreements filed as Exhibit 1 to this Registration Statement will agree to indemnify the Company's directors and their officers and the Safety First Trust Trustees who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to the Company or any of the Safety First Trusts by or on behalf of such indemnifying party.

     For the undertaking with respect to indemnification, see Item 17 herein.

     See the Underwriting Agreement Basic Provisions filed as Exhibit 1(a) for certain indemnification provisions.

ITEM 16.  EXHIBITS.

     See the Exhibit Index, which follows the signature pages and is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by Citigroup Inc. pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

             (i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

             (ii) Each prospectus required to be filed pursuant to rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

             (5) That, for the purpose of determining liability of the Registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the Registrants undertake that in a primary offering of securities of the Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

             (i) Any preliminary prospectus or prospectus of the Registrants relating to the offering required to be filed pursuant to Rule 424;

             (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrants or used or referred to by the Registrants;

             (iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrants or their securities provided by or on behalf of the registrants; and

             (iv) Any other communication that is an offer in the offering made by the Registrants to the purchaser.

          (6) That, for purposes of determining any liability under the Securities Act of 1933 each filing of Citigroup Inc.'s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Safety First Trust Series 2006-1 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 19, 2006.

                                          SAFETY FIRST TRUST SERIES 2006-1

                                          By:     /s/ SCOTT FREIDENRICH
                                            ------------------------------------
                                            Name: Scott Freidenrich
                                            Title:  Regular Trustee

                                          By:   /s/ GEOFFREY S. RICHARDS
                                            ------------------------------------
                                            Name: Geoffrey S. Richards
                                            Title:  Regular Trustee

                                          By:       /s/ CLIFF VERRON
                                            ------------------------------------
                                            Name: Cliff Verron
                                            Title:  Regular Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Safety First Trust Series 2006-2 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 19, 2006.

                                          SAFETY FIRST TRUST SERIES 2006-2

                                          By:     /s/ SCOTT FREIDENRICH
                                            ------------------------------------
                                            Name:  Scott Freidenrich
                                            Title:  Regular Trustee

                                          By:   /s/ GEOFFREY S. RICHARDS
                                            ------------------------------------
                                            Name:  Geoffrey S. Richards
                                            Title:  Regular Trustee

                                          By:       /s/ CLIFF VERRON
                                            ------------------------------------
                                            Name:  Cliff Verron
                                            Title:  Regular Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Safety First Trust Series 2006-3 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 19, 2006.

                                          SAFETY FIRST TRUST SERIES 2006-3

                                          By:     /s/ SCOTT FREIDENRICH
                                            ------------------------------------
                                            Name:  Scott Freidenrich
                                            Title:  Regular Trustee

                                          By:   /s/ GEOFFREY S. RICHARDS
                                            ------------------------------------
                                            Name:  Geoffrey S. Richards
                                            Title:  Regular Trustee

                                          By:       /s/ CLIFF VERRON
                                            ------------------------------------
                                            Name:  Cliff Verron
                                            Title:  Regular Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Safety First Trust Series 2006-4 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 19, 2006.

                                          SAFETY FIRST TRUST SERIES 2006-4

                                          By:     /s/ SCOTT FREIDENRICH
                                            ------------------------------------
                                            Name:  Scott Freidenrich
                                            Title:  Regular Trustee

                                          By:   /s/ GEOFFREY S. RICHARDS
                                            ------------------------------------
                                            Name:  Geoffrey S. Richards
                                            Title:  Regular Trustee

                                          By:       /s/ CLIFF VERRON
                                            ------------------------------------
                                            Name:  Cliff Verron
                                            Title:  Regular Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Safety First Trust Series 2006-5 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 19, 2006.

                                          SAFETY FIRST TRUST SERIES 2006-5

                                          By:     /s/ SCOTT FREIDENRICH
                                            ------------------------------------
                                            Name:  Scott Freidenrich
                                            Title:  Regular Trustee

                                          By:   /s/ GEOFFREY S. RICHARDS
                                            ------------------------------------
                                            Name:  Geoffrey S. Richards
                                            Title:  Regular Trustee

                                          By:       /s/ CLIFF VERRON
                                            ------------------------------------
                                            Name:  Cliff Verron
                                            Title:  Regular Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Safety First Trust Series 2006-6 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 19, 2006.

                                          SAFETY FIRST TRUST SERIES 2006-6

                                          By:     /s/ SCOTT FREIDENRICH
                                            ------------------------------------
                                            Name:  Scott Freidenrich
                                            Title:  Regular Trustee

                                          By:   /s/ GEOFFREY S. RICHARDS
                                            ------------------------------------
                                            Name:  Geoffrey S. Richards
                                            Title:  Regular Trustee

                                          By:       /s/ CLIFF VERRON
                                            ------------------------------------
                                            Name:  Cliff Verron
                                            Title:  Regular Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Safety First Trust Series 2006-7 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 19, 2006.

                                          SAFETY FIRST TRUST SERIES 2006-7

                                          By:     /s/ SCOTT FREIDENRICH
                                            ------------------------------------
                                            Name:  Scott Freidenrich
                                            Title:  Regular Trustee

                                          By:   /s/ GEOFFREY S. RICHARDS
                                            ------------------------------------
                                            Name:  Geoffrey S. Richards
                                            Title:  Regular Trustee

                                          By:       /s/ CLIFF VERRON
                                            ------------------------------------
                                            Name:  Cliff Verron
                                            Title:  Regular Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Safety First Trust Series 2006-8 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 19, 2006.

                                          SAFETY FIRST TRUST SERIES 2006-8

                                          By:     /s/ SCOTT FREIDENRICH
                                            ------------------------------------
                                            Name:  Scott Freidenrich
                                            Title:  Regular Trustee

                                          By:   /s/ GEOFFREY S. RICHARDS
                                            ------------------------------------
                                            Name:  Geoffrey S. Richards
                                            Title:  Regular Trustee

                                          By:       /s/ CLIFF VERRON
                                            ------------------------------------
                                            Name:  Cliff Verron
                                            Title:  Regular Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Safety First Trust Series 2006-9 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 19, 2006.

                                          SAFETY FIRST TRUST SERIES 2006-9

                                          By:     /s/ SCOTT FREIDENRICH
                                            ------------------------------------
                                            Name:  Scott Freidenrich
                                            Title:  Regular Trustee

                                          By:   /s/ GEOFFREY S. RICHARDS
                                            ------------------------------------
                                            Name:  Geoffrey S. Richards
                                            Title:  Regular Trustee

                                          By:       /s/ CLIFF VERRON
                                            ------------------------------------
                                            Name:  Cliff Verron
                                            Title:  Regular Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Safety First Trust Series 2006-10 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 19, 2006.

                                          SAFETY FIRST TRUST SERIES 2006-10

                                          By:     /s/ SCOTT FREIDENRICH
                                            ------------------------------------
                                            Name:  Scott Freidenrich
                                            Title:  Regular Trustee

                                          By:   /s/ GEOFFREY S. RICHARDS
                                            ------------------------------------
                                            Name:  Geoffrey S. Richards
                                            Title:  Regular Trustee

                                          By:       /s/ CLIFF VERRON
                                            ------------------------------------
                                            Name:  Cliff Verron
                                            Title:  Regular Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 19, 2006.

                                          CITIGROUP INC.

                                          By:    /s/ SALLIE L. KRAWCHECK
                                            ------------------------------------
                                            Sallie L. Krawcheck
                                            Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement, or amendment thereto, has been signed below by the following persons in the capacities indicated on July 19, 2006.

              SIGNATURE                                    TITLE
              ---------                                    -----

          /s/ CHARLES PRINCE             Chairman of the Board, Chief Executive
--------------------------------------     Officer and Director
            Charles Prince                 (Principal Executive Officer)


       /s/ SALLIE L. KRAWCHECK           Chief Financial Officer
--------------------------------------     (Principal Financial Officer)
         Sallie L. Krawcheck


         /s/ JOHN C. GERSPACH            Controller and Chief Accounting Officer
--------------------------------------     (Principal Accounting Officer)
           John C. Gerspach


                  *                      Director
--------------------------------------
         C. Michael Armstrong


                  *                      Director
--------------------------------------
           Alain J.P. Belda


                  *                      Director
--------------------------------------
             George David


                  *                      Director
--------------------------------------
           Kenneth T. Derr


                  *                      Director
--------------------------------------
            John M. Deutch


                  *                      Director
--------------------------------------
      Roberto Hernandez Ramirez


                  *                      Director
--------------------------------------
          Ann Dibble Jordan


                  *                      Director
--------------------------------------
           Klaus Kleinfeld

              SIGNATURE                                    TITLE
              ---------                                    -----


                  *                      Director
--------------------------------------
          Andrew N. Liveris


                  *                      Director
--------------------------------------
           Dudley C. Mecum


                  *                      Director
--------------------------------------
             Anne Mulcahy


                  *                      Director
--------------------------------------
          Richard D. Parsons


                  *                      Director
--------------------------------------
             Judith Rodin


                  *                      Director
--------------------------------------
           Robert E. Rubin


                  *                      Director
--------------------------------------
          Franklin A. Thomas


 *By:      /s/ SALLIE L. KRAWCHECK
        ------------------------------
             Sallie L. Krawcheck
               Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup Funding Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 19, 2006.

                                          CITIGROUP FUNDING INC.

                                          By:      /s/ ERIC L. WENTZEL
                                            ------------------------------------
                                            Name: Eric L. Wentzel
                                            Title:  Executive Vice President and
                                                    Treasurer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement, or amendment thereto, has been signed below by the following persons in the capacities indicated on July 19, 2006.

              SIGNATURE                                        TITLE
              ---------                                        -----

         /s/ ERIC L. WENTZEL             Executive Vice President, Treasurer and Director
--------------------------------------   (Principal Executive Officer)
           Eric L. Wentzel

         /s/ DAVID S. WINKLER            Executive Vice President and Chief Financial
--------------------------------------   Officer (Principal Financial Officer)
           David S. Winkler

        /s/ MICHAEL P. CONWAY            Vice President and Controller
--------------------------------------   (Principal Accounting Officer)
          Michael P. Conway

                  *                      Director
--------------------------------------
          Scott Freidenrich

                  *                      Director
--------------------------------------
        James M. Garnett, Jr.

                  *                      Director
--------------------------------------
           John C. Gerspach

                  *                      Director
--------------------------------------
            Saul M. Rosen


 *By:       /s/ MICHAEL S. ZUCKERT
        ------------------------------
              Michael S. Zuckert
               Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT NO.
-----------
 1(a)         --   Underwriting Agreement Basic Provisions for the offering of the Principal-Protected Trust Certificates being registered under this Registration Statement.*
 3(a)         --   Certificate of Incorporation of Citigroup Funding Inc.
                   (incorporated by reference to Exhibit 4(a) to the
                   Registrants' Registration Statement on Form S-3 filed on
                   February 18, 2005 (Nos. 333-122925, 333-122925-01)).
 3(b)         --   By-Laws of Citigroup Funding Inc. (incorporated by reference to Exhibit 4(b) to the Registrants' Registration Statement
                   on Form S-3 filed on February 18, 2005 (Nos. 333-122925,
                   333-122925-01)).
 3(c)         --   Restated Certificate of Incorporation of Citigroup Inc.
                   (incorporated by reference to Exhibit 4.01 to Citigroup's
                   Registration Statement on Form S-3 filed on December 15,
                   1998 (Nos. 333-68949 to 333-68949-08)).
 3(d)         --   Certificate of Designation of 5.321% Cumulative Preferred
                   Stock, Series YY, of Citigroup Inc. (incorporated by
                   reference to Exhibit 4.45 to Amendment No. 1 to Citigroup's
                   Registration Statement on Form S-3 filed on January 22, 1999
                   (Nos. 333-68949 to 333-68949-08)).
 3(e)         --   Certificate of Amendment to the Restated Certificate of
                   Incorporation of Citigroup Inc., dated April 18, 2000
                   (incorporated by reference to Exhibit 3.01.3 to Citigroup's
                   Quarterly Report on Form 10-Q for the fiscal quarter ended
                   March 31, 2000 (File No. 1-9924)).
 3(f)         --   Certificate of Amendment to the Restated Certificate of
                   Incorporation of Citigroup Inc., dated April 17, 2001
                   (incorporated by reference to Exhibit 3.01.4 to Citigroup's
                   Quarterly Report on Form 10-Q for the fiscal quarter ended
                   March 31, 2001 (File No. 1-9924)).
 3(g)         --   Certificate of Designation of 6.767% Cumulative Preferred
                   Stock, Series YYY, of Citigroup Inc. (incorporated by
                   reference to Exhibit 3.01.5 to Citigroup's Annual Report on
                   Form 10-K for the fiscal year ended December 31, 2001, as
                   amended (File No. 1-9924)).
 3(h)         --   Certificate of Amendment to the Restated Certificate of
                   Incorporation of Citigroup Inc., dated April 18, 2006
                   (incorporated by reference to Exhibit 3.01.6 to Citigroup's
                   Quarterly Report on Form 10-Q for the fiscal quarter ended
                   March 31, 2006 (File No. 1-9924)).
 3(i)         --   By-Laws of Citigroup Inc., as amended effective January 19,
                   2005 (incorporated by reference to Exhibit 3.1 to
                   Citigroup's Current Report on Form 8-K filed on January 21,
                   2005).
 3(j)         --   Certificate of Trust of Safety First Trust Series 2006-1.*
 3(k)         --   Certificate of Trust of Safety First Trust Series 2006-2.*
 3(l)         --   Certificate of Trust of Safety First Trust Series 2006-3.*
 3(m)         --   Certificate of Trust of Safety First Trust Series 2006-4.*
 3(n)         --   Certificate of Trust of Safety First Trust Series 2006-5.*
 3(o)         --   Certificate of Trust of Safety First Trust Series 2006-6.*
 3(p)         --   Certificate of Trust of Safety First Trust Series 2006-7.*
 3(q)         --   Certificate of Trust of Safety First Trust Series 2006-8.*
 3(r)         --   Certificate of Trust of Safety First Trust Series 2006-9.*
 3(s)         --   Certificate of Trust of Safety First Trust Series 2006-10.*
 4(a)         --   Form of Amended and Restated Declaration of Trust.*
 4(b)         --   Form of the Trust Certificates Guarantee Agreement.*
 4(c)         --   Form of the Trust Certificates (included in Exhibit 4(a)).*
 4(d)         --   Form of Common Securities (included in Exhibit 4(a)).*
 5(a)         --   Opinion of Michael S. Zuckert, Esq. with respect to the
                   Certificate Guarantee.*
 5(b)         --   Opinion of Dorsey & Whitney LLP with respect to Safety First
                   Trust Series 2006-1.*

EXHIBIT NO.
-----------
 5(c)         --   Opinion of Dorsey & Whitney LLP with respect to Safety First
                   Trust Series 2006-2.*
 5(d)         --   Opinion of Dorsey & Whitney LLP with respect to Safety First
                   Trust Series 2006-3.*
 5(e)         --   Opinion of Dorsey & Whitney LLP with respect to Safety First
                   Trust Series 2006-4.*
 5(f)         --   Opinion of Dorsey & Whitney LLP with respect to Safety First
                   Trust Series 2006-5.*
 5(g)         --   Opinion of Dorsey & Whitney LLP with respect to Safety First
                   Trust Series 2006-6.*
 5(h)         --   Opinion of Dorsey & Whitney LLP with respect to Safety First
                   Trust Series 2006-7.*
 5(i)         --   Opinion of Dorsey & Whitney LLP with respect to Safety First
                   Trust Series 2006-8.*
 5(j)         --   Opinion of Dorsey & Whitney LLP with respect to Safety First
                   Trust Series 2006-9.*
 5(k)         --   Opinion of Dorsey & Whitney LLP with respect to Safety First
                   Trust Series 2006-10.*
 8            --   Opinion of Cleary Gottlieb Steen & Hamilton LLP as to
                   certain federal income tax matters.*
12(a)         --   Calculation of Ratio of Income to Fixed Charges
                   (incorporated by reference to Exhibit 12.01 to Citigroup's
                   Quarterly Report on Form 10-Q for the fiscal quarter ended
                   March 31, 2006).
12(b)         --   Calculation of Ratio of Income to Combined Fixed Charges
                   (including preferred stock dividends) (incorporated by
                   reference to Exhibit 12.02 to Citigroup's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006).
23(a)         --   Consent of KPMG LLP, Independent Registered Public
                   Accounting Firm.*
23(b)         --   Consent of Michael S. Zuckert, Esq. (included in Exhibit
                   5(a)).
23(c)         --   Consent of Dorsey & Whitney LLP with respect to Safety First
                   Trust Series 2006-1 (included in Exhibit 5(b)).
23(d)         --   Consent of Dorsey & Whitney LLP with respect to Safety First
                   Trust Series 2006-2 (included in Exhibit 5(c)).
23(e)         --   Consent of Dorsey & Whitney LLP with respect to Safety First
                   Trust Series 2006-3 (included in Exhibit 5(d)).
23(f)         --   Consent of Dorsey & Whitney LLP with respect to Safety First
                   Trust Series 2006-4 (included in Exhibit 5(e)).
23(g)         --   Consent of Dorsey & Whitney LLP with respect to Safety First
                   Trust Series 2006-5 (included in Exhibit 5(f)).
23(h)         --   Consent of Dorsey & Whitney LLP with respect to Safety First
                   Trust Series 2006-6 (included in Exhibit 5(g)).
23(i)         --   Consent of Dorsey & Whitney LLP with respect to Safety First
                   Trust Series 2006-7 (included in Exhibit 5(h)).
23(j)         --   Consent of Dorsey & Whitney LLP with respect to Safety First
                   Trust Series 2006-8 (included in Exhibit 5(i)).
23(k)         --   Consent of Dorsey & Whitney LLP with respect to Safety First
                   Trust Series 2006-9 (included in Exhibit 5(j)).
23(l)         --   Consent of Dorsey & Whitney LLP with respect to Safety First
                   Trust Series 2006-10 (included in Exhibit 5(k)).
23(m)         --   Consent of Cleary Gottlieb Steen & Hamilton LLP (included in
                   Exhibit 8).
24(a)         --   Powers of Attorney of certain Citigroup Inc. Directors.*

EXHIBIT NO.
-----------
24(b)         --   Powers of Attorney of certain Citigroup Funding Inc.
                   Directors.*
25(a)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of
                   Safety First Trust Series 2006-1.*
25(b)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of U.S. Bank National Association,
                   N.A., under the amended and restated declaration of trust of
                   Safety First Trust Series 2006-2.*
25(c)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of
                   Safety First Trust Series 2006-3.*
25(d)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of
                   Safety First Trust Series 2006-4.*
25(e)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of
                   Safety First Trust Series 2006-5.*
25(f)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of
                   Safety First Trust Series 2006-6.*
25(g)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of
                   Safety First Trust Series 2006-7.*
25(h)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of
                   Safety First Trust Series 2006-8.*
25(i)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of
                   Safety First Trust Series 2006-9.*
25(j)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of U.S. Bank National Association, under the amended and restated declaration of trust of
                   Safety First Trust Series 2006-10.*
25(k)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee
                   Agreement with respect to Safety First Trust Series 2006-1.*
25(l)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee
                   Agreement with respect to Safety First Trust Series 2006-2.*
25(m)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee
                   Agreement with respect to Safety First Trust Series 2006-3.*
25(n)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee
                   Agreement with respect to Safety First Trust Series 2006-4.*
25(o)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee
                   Agreement with respect to Safety First Trust Series 2006-5.*
25(p)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee
                   Agreement with respect to Safety First Trust Series 2006-6.*

EXHIBIT NO.
-----------
25(q)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee
                   Agreement with respect to Safety First Trust Series 2006-7.*
25(r)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee
                   Agreement with respect to Safety First Trust Series 2006-8.*
25(s)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee
                   Agreement with respect to Safety First Trust Series 2006-9.*
25(t)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of U.S. Bank National Association, under the Principal Protected Trust Certificates Guarantee
                   Agreement with respect to Safety First Trust Series
                   2006-10.*

---------------
* Filed herewith.